Exhibit 10.09

OFFICE LEASE
KILROY REALTY
6340 SEQUENCE DRIVE

KILROY REALTY, L.P.
a Delaware limited partnership,
as Landlord,
and
DEXCOM, INC.,
a Delaware corporation,
as Tenant.

TABLE OF CONTENTS

2

INDEX
Page(s)

Abatement Event    16
Accountant    13
Additional Notice    16
Additional Rent    8
Alterations    17
Applicable Laws    36
Award    6
Bank Prime Loan    36
Base Building    17
Base Rent    7
Brokers    41
BS Exception    16
Building    1, 3, 4
Building Monument Sign    34
Building Structure    16
Building Systems    14
CC&Rs    14
Common Areas    3, 4
Comparable Area    6
Comparable Buildings    5
Comparable Deals    5
Comparable Term    5
Control    28
Cosmetic Alterations    17
Current CC&Rs    14
Damage Determination Notice    23
Damage Termination Date    23
Damage Termination Notice    23
Direct Expense Cap Period    11
Direct Expenses    8
Eligibility Period    16
Environmental Laws    43
Estimate    12
Estimate Statement    12
Estimated Direct Expenses    12
Event of Default    30
Excess    12
Exercise Notice    6
Expense Year    8
Force Majeure    40
Haz Mat Documents    44
Hazardous Material(s)    43
Hazardous Materials List    44
Identification Requirements    43
Initial Notice    16
Initial Premises    1, 3
Initial Premises Rent Abatement    7
Interest Rate    36
IP Rent Abatement Period    7
Landlord Parties    19
Landlord Repair Notice    22
Landlord Response Date    6
Landlord Response Notice    6
Landlord’s Option Rent Calculation    6
L-C    33
L-C Amount    33
Lease    1
Lease Commencement Date    4
Lease Term    4
Lease Year    4
3

Letter of Credit Amount    2
Lines    42
Mail    40
Maintenance Failure Notice    15
Market Rent    5
MTS Rent Abatement Period    7
Must-Take Space    1, 3
Must-Take Space Rent Abatement    7
Neutral Arbitrator    6
Nondisturbance Agreement    30
Objectionable Name    35
Operating Expenses    8
Option Rent    5
Option Term    4
Option Term TI Allowance    5
Original Improvements    21
Outside Agreement Date    6
Permitted Transferee    28
Permitted Use    2
Pollution Legal Liability Environmental Insurance    20
Project    3, 4
Proposition 13    11
Renovations    42
Rent    8
Rent Abatement    7
Rent Concessions    5
Review Period    13
Security Deposit    32
Security Deposit Laws    34
Service Contract    15
Sign Specifications    34
Subject Space    25
Summary    1
Tax Expenses    10
TCCs    3
Tenant    1
Tenant Haz Mat    43
Tenant Maintenance Failure    15
Tenant’s Option Rent Calculation    6
Tenant’s Share    8, 11
Tenant’s Signage    34
Transfer    27
Transfer Notice    25
Transfer Premium    25, 26
Transferee    25
Transfers    25
Work Letter Agreements    3

4

6340 SEQUENCE DRIVE
OFFICE LEASE
This Office Lease (the “Lease”), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”), below, is made by and between KILROY REALTY, L.P., a Delaware limited partnership (“Landlord”), and DEXCOM, INC., a Delaware corporation (“Tenant”).
SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE	DESCRIPTION
1. Date	March 31, 2006.
2. Premises: 2.1 Building	That certain two (2)-story building (the “Building”) located at 6340 Sequence Drive, San Diego, California 92121, which Building contains 66,400 rentable square feet of space.
2.2 Premises:
All of the Building, consisting of (i) all of the first (1st) level the Building containing 38,381 rentable square feet of space (the “Initial Premises”), and (ii) all of the second (2nd) level of the Building containing 28,019 rentable square feet of space (the “Must-Take Space”), all as more particularly identified in Exhibit A to this Lease.

2.3 Project:	The Building is the primary component of a single-building office project known as “6340 Sequence Drive,” as further set forth in Section 1.1.2 of this Lease.
3. Lease Term (Article 2):
Length of Term:	Eight (8) years and no (0) months.
Lease Commencement Date:	May 1, 2006.
Lease Expiration Date:	April 30, 2014.
Option Term(s):	One (1) five (5)-year option(s) to renew, as more particularly set forth in Section 2.2 of this Lease.
4. Base Rent (Article 3):

Period during Lease Term	Annualized Base Rent*	Monthly Installment of Base Rent*	Monthly Rental Rate per Rentable Square Foot*
May 1, 2006 to August 31, 2006**	$ 0.00	$ 0.00	$ 0.000
September 1, 2006 to August 31, 2007**	$ 621,772.20	$ 51,814.35	$ 1.350
September 1, 2007 to October 31, 2007**	$ 646,644.00	$ 53,887.00	$ 1.404
November 1, 2007 to August 31, 2008	$ 1,118,706.00	$ 93,225.50	$ 1.404
September 1, 2008 to August 31, 2009	$ 1,163,454.00	$ 96,954.50	$ 1.460
September 1, 2009 to August 31, 2010	$ 1,209,993.00	$ 100,832.75	$ 1.519
September 1, 2010 to August 31, 2011	$ 1,258,392.00	$ 104,866.00	$ 1.579
September 1, 2011 to August 31, 2012	$ 1,308,729.00	$ 109,060.75	$ 1.642
September 1, 2012 to August 31, 2013	$ 1,361,079.00	$ 113,423.25	$ 1.708
September 1, 2013 to April 30, 2014	$ 1,415,520.00	$ 117,960.00	$ 1.777

*    The initial Monthly Installment of Base Rent (and Annualized Base Rent) was calculated by multiplying the applicable Monthly Rental Rate per Rentable Square Foot by the then-applicable number of rentable square feet of space in the Premises. In all subsequent Lease Years, the calculation of the Monthly Installment of Base Rent (and corresponding Annualized Base Rent) reflects an annual increase of 4.0%; provided, however, (i) in each instance the resulting Monthly Installment of Base Rent was rounded up or down, as applicable, to the nearest twenty-five cents ($0.25), (ii) the corresponding Annualized Base Rent is, therefore, an amount equal to exactly twelve (12) times such rounded Monthly Installment of Base Rent amount, and (iii) the Monthly Rental Rate per Rentable Square Foot is, in each instance where such rounding occurred, only an approximation for reference purposes only.
** The foregoing schedule is reflective of (i) the “Initial Premises Rent Abatement” applicable during the first four (4) month period of the initial Lease Term, pursuant to the terms and conditions of Section 3.2.1 of the Lease, and (ii) the “Must-Take Space Rent Abatement” applicable during the period commencing on the Lease Commencement Date and ending on the earlier to occur of (A) the date Tenant commences business operations from the Must Take Space, and (B) November 1, 2007 (i.e., the first day of the nineteenth (19th) calendar month of the initial Lease Term), pursuant to the terms and conditions of Section 3.2.2 of the Lease.

5. Tenant’s Share (Article 4):	One hundred percent (100%).

6. Permitted Use (Article 5):
Tenant shall use the Premises solely for (i) general office use, (ii) research and development/product testing laboratory use, (iii) medical device manufacturing, (iv) storage, and (v) uses incidental thereto (the “Permitted Use”); provided, however, that notwithstanding anything to the contrary set forth hereinabove, and as more particularly set forth in the Lease, Tenant shall be responsible for operating and maintaining the Premises pursuant to, and in no event may Tenant’s Permitted Use violate, (A) Landlord’s “Rules and Regulations,” as that term is set forth in Section 5.2 of this Lease, (B) all “Applicable Laws,” as that term is set forth in Article 24 of this Lease, (C) all applicable zoning (i.e., the existing IP-1-1 zone in which the Building is located), building codes and the “CC&Rs,” as that term is set forth in Section 5.3 of this Lease, and (D) the character of the Project as a first-class office Project.

7. Security Deposit (Article 21):	$89,640.00.
8. Letter of Credit (Article 22):
Subject to the terms and conditions of Article 22 of the Lease, Tenant shall provide Landlord with a Letter of Credit in an amount (the “Letter of Credit Amount”) equal to Six Hundred Sixty-Four Thousand and No/100 Dollars ($664,000.00) (i.e., an amount equal to the Improvement Allowances).

9. Parking Spaces (Article 28):	A total of two hundred forty-three (243) parking spaces.
10. Address of Tenant (Section 29.18):
DexCom, Inc.
5555 Oberlin Drive
San Diego, CA 92121
Attention:    Mr. Steve Kemper
        Chief Financial Officer
(Prior to Lease Commencement Date)

and

DexCom, Inc.
6340 Sequence Drive
San Diego, CA 92121
Attention:    Mr. Steve Kemper
        Chief Financial Officer
(After Lease Commencement Date)

11. Address of Landlord (Section 29.18):	See Section 29.18 of the Lease.
12. Broker(s) (Section 29.24):
Representing Tenant: Irving Hughes 655 West Broadway, Suite 1650 San Diego, CA 92101 Attention: Mr. Shaun Burnett	Representing Landlord: Cushman & Wakefield | CREA 9191 Towne Centre Drive, Suite 600 San Diego, CA 92122 Attention: Mr. Eric A. Nortbrook Mr. Michael J. Macie
13. Improvement Allowances (Section 2 of Exhibits B and B-1):

Initial Premises Allowance:	$383,810.00 (which amount was calculated based upon $10.00 per Rentable Square Foot for each of the 38,381 Rentable Square Feet of space in the Initial Premises).
Must-Take Space Allowance:	$280,190.00 (which amount was calculated based upon $10.00 per Rentable Square Foot for each of the 28,019 Rentable Square Feet of space in the Must- Take Space).

ARTICLE 1

PREMISES, BUILDING, PROJECT, AND COMMON AREAS
1.1Premises, Building, Project and Common Areas.
1.1.1The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the initial premises set forth in Section 2.2 of the Summary (the “Initial Premises”) and the expansion premises set forth in Section 2.2 of the Summary (the “Must-Take Space”) (such Initial Premises and Must-Take Space are, collectively, the “Premises”). The outline of the Premises is set forth in Exhibit A attached hereto and contains approximately the number of rentable square feet as set forth in Section 2.2 of the Summary. Subject to the conditions of Section 29.25 of this Lease, the parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions (the “TCCs”) herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such TCCs by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises and the “Building,” as that term is defined in Section 1.1.2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the “Common Areas,” as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the “Project,” as that term is defined in Section 1.1.2, below. Except as specifically set forth in this Lease and in the Work Letter Agreements attached hereto as Exhibits B and B-1 (the “Work Letter Agreements”), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business, except as specifically set forth in this Lease and the Work Letter Agreements. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in good and sanitary order, condition and repair, subject only to (i) punchlist items provided to Landlord in writing within thirty (30) days following Landlord’s delivery of the Premises to Tenant, (ii) the “good working order” requirements of Section 1.2 of the Work Letter Agreement attached to this Lease as Exhibit B, and (iii) Landlord’s ongoing obligations set forth in Article 7 of this Lease.
1.1.2The Building and The Project. The Premises (i.e., the Initial Premises and Must-Take Space) constitutes the entire building set forth in Section 2.1 of the Summary (the “Building”). The Building is the principle component of a single- building office project known as “6340 Sequence Drive.” The term “Project,” as used in this Lease, shall mean (i) the Building and the Common Areas, and (ii) the land (which is improved with landscaping, parking facilities and other improvements) upon which the Building and the Common Areas are located.
1.1.3Common Areas. Landlord and Tenant acknowledge that as the Premises constitutes all (or substantially all) of the Building, there are no “common areas” in the Building to which third parties have general rights of access or use; provided, however, given Landlord’s ownership of the Building, Project and ongoing obligations and rights set forth in this Lease, Landlord may nevertheless reasonably designate certain areas within the Building and Project as “Common Areas,” including certain areas designated for the exclusive use of Landlord, or to be shared by Landlord and Tenant and, where applicable, third party owners and tenants of properties adjacent to the Project; provided further, however, in no event shall any portion of the Building be deemed Common Area for purposes of such third parties. Subject to the Rules and Regulations, Tenant shall have the non-exclusive right to use in common with Landlord and other reasonably designated parties, such Common Areas. The manner in which the

Common Areas are maintained and operated shall be at the reasonable discretion of Landlord and the use thereof shall be subject to such reasonable and non-discriminatory rules, regulations and restrictions as Landlord may make from time to time, provided that such rules, regulations and restrictions do not unreasonably interfere with the rights granted to Tenant under this Lease and the permitted use granted under Section 5.1, below. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas; provided that no such changes shall be permitted which materially reduce Tenant’s rights or access hereunder. Except when and where Tenant’s right of access is specifically excluded in this Lease, Tenant shall have the right of access to the Premises, the Building, and the Project parking facility twenty-four (24) hours per day, seven (7) days per week during the “Lease Term,” as that term is defined in Section 2.1, below.
1.1.4Stipulation of Rentable Square Feet of Premises and Building. For purposes of this Lease, “rentable square feet” and “usable square feet” of the Premises (i.e., the Initial Premises and the Must-Take Space) shall be deemed as set forth in Section 2.2 of the Summary and the rentable square feet of the Building shall be deemed as set forth in Section 2.1 of the Summary.
ARTICLE 2

LEASE TERM; OPTION TERM(S)
2.1Initial Lease Term. The TCCs and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the “Lease Term”) shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the “Lease Commencement Date”), and shall terminate on the date set forth in Section 3.3 of the Summary (the “Lease Expiration Date”) unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term “Lease Year” shall in general mean each consecutive twelve (12) month period during the Lease Term; provided, however, (i) that the first Lease Year shall commence on the Lease Commencement Date and end on August 31, 2007, (ii) the second and each succeeding Lease Year shall run from September 1st though August 31st of the following calendar year, and (iii) the last Lease Year shall end on the Lease Expiration Date. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within five (5) days of receipt thereof.
2.2Option Term(s).
2.2.1Option Right. Landlord hereby grants the Original Tenant and any “Permitted Transferee,” as that term is set forth in Section 14.8 of this Lease, one (1) option to extend the Lease Term for the entire Premises by a period of five (5) years (the “Option Term”). Such option shall be exercisable only by Notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such Notice, (i) no “Event of Default,” as that term is set forth in Section 19.1 of this Lease, is then occurring, (ii) no more than one (1) Event of Default has occurred during the prior twelve (12) month period, (iii) no more than three (3) Events of Default have occurred during the Lease Term, and (iv) the Original Tenant and any Permitted Transferee is in occupancy of no less than seventy-five percent (75%) of the then-existing Premises. Upon the proper exercise of such option to extend, and provided that, as of the end of the then applicable Lease term, (A) no Event of Default is then occurring, (B) no more than one (1) Event of Default has occurred during the prior twelve (12) month period, (C) no more than three (3) Events of Default have occurred during the Lease Term, and (D) the Original Tenant and any Permitted Transferee is in occupancy of no less than seventy-five percent (75%) of the then- existing Premises, then the Lease Term, as it applies to the entire Premises (i.e., the Initial Premises and Must-Take Space, shall be extended for a period of five (5) years. The rights contained in this Section 2.2 shall only be exercised by the Original Tenant and/or its Permitted Transferee (and not any other assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease).
2.2.2Option Rent. The Rent payable by Tenant during the Option Term (the “Option Rent”) shall be equal to the Market Rent as set forth below. For purposes of this Lease, the term “Market Rent” shall mean rent (including additional rent and considering any “base year” or “expense stop” applicable thereto), including all escalations, at which tenants, as of the commencement of the applicable term are, pursuant to transactions completed within the twenty-four (24) months prior to the first day of the applicable Option Term, leasing non-sublease, non-encumbered, non-synthetic, non-equity space (unless such space was leased pursuant to a definition of “fair market” comparable to the definition of Market Rent) comparable in size, location and quality to the Premises for a “Comparable Term,” as that term is defined in this Section 2.2.2 (the “Comparable Deals”), which comparable space is located in the

“Comparable Buildings,” as that term is defined in this Section 2.2.2, giving appropriate consideration to the annual rental rates per rentable square foot (adjusting the base rent component of such rate to reflect a net value after accounting for whether or not utility expenses are directly paid by the tenant such as Tenant’s direct utility payments provided for in Section 6.1 of this Lease), the standard of measurement by which the rentable square footage is measured, the ratio of rentable square feet to usable square feet, and taking into consideration only, and granting only, the following concessions (provided that the rent payable in Comparable Deals in which the terms of such Comparable Deals are determined by use of a discounted fair market rate formula shall be equitably increased in order that such Comparable Deals will not reflect a discounted rate) (collectively, the “Rent Concessions”): (a) rental abatement concessions or build-out periods, if any, being granted such tenants in connection with such comparable spaces; (b) improvements or improvement allowances provided or to be provided for such comparable space, taking into account the value of the existing improvements in the Premises, such value to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by general office users as contrasted with this specific Tenant, (c) any Proposition 13 protection, and (d) all other monetary concessions, if any, being granted such tenants in connection with such comparable space; provided, however, that notwithstanding anything to the contrary herein, no consideration shall be given to the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with the applicable term or the fact that the Comparable Deals do or do not involve the payment of real estate brokerage commissions. The term “Comparable Term” shall refer to the length of the lease term, without consideration of options to extend such term, for the space in question. In addition, the determination of the Market Rent shall include a determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as a letter of credit or guaranty, for Tenant’s rent obligations during any Option Term. Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Transactions upon tenants of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants). If in determining the Market Rent, Tenant is entitled to a improvement allowance or comparable allowance for the improvement of the Premises (the “Option Term TI Allowance”), Landlord may, at Landlord’s sole option, elect any or a portion of the following: (A) to grant some or all of the Option Term TI Allowance to Tenant in the form as described above (i.e., as an improvement allowance), and/or (B) to reduce the rental rate component of the Market Rent to be an effective rental rate which takes into consideration that Tenant will not receive the total dollar value of such excess Option Term TI Allowance (in which case the Option Term TI Allowance evidenced in the effective rental rate shall not be granted to Tenant). The term “Comparable Buildings” shall mean the Building and other institutionally owned, office / lab buildings which are comparable to the Building in terms of age (based upon the date of completion of construction or major renovation as to the building containing the portion of the Premises in question), quality of construction, level of services and amenities (including parking availability, type and cost), size and appearance, and are located in the Sorrento Mesa / UTC area of San Diego, California (the “Comparable Area”).
2.2.3Exercise of Option. The option contained in this Section 2.2 shall be exercised by Tenant, if at all, only in the manner set forth in this Section 2.2.3. Tenant shall deliver notice (the “Exercise Notice”) to Landlord not more than fifteen (15) months nor less than twelve (12) months prior to the expiration of the then existing Lease Term, stating that Tenant is thereby exercising its option. Within thirty (30) days following its delivery of such Exercise Notice, Tenant shall deliver to Landlord Tenant’s calculation of the Market Rent (the “Tenant’s Option Rent Calculation”). Landlord shall deliver notice (the “Landlord Response Notice”) to Tenant on or before the date which is thirty (30) days after Landlord’s receipt of Tenant’s Option Rent Calculation (the “Landlord Response Date”), stating that (A) Landlord is accepting Tenant’s Option Rent Calculation as the Market Rent, or (B) rejecting Tenant’s Option Rent Calculation and setting forth Landlord’s calculation of the Market Rent (the “Landlord’s Option Rent Calculation”). Within ten (10) business days of its receipt of the Landlord Response Notice, Tenant may, at its option, accept Landlord’s Option Rent Calculation. If Tenant does not affirmatively accept or Tenant rejects Landlord’s Option Rent Calculation, the parties shall follow the procedure, and the Market Rent shall be determined as set forth in Section 2.2.4.
2.2.4Determination of Market Rent. In the event Tenant objects or is deemed to have objected to the Market Rent, Landlord and Tenant shall attempt to agree upon the Market Rent using reasonable good-faith efforts. If Landlord and Tenant fail to reach agreement within sixty (60) days following Tenant’s objection or deemed objection to the Landlord’s Option Rent Calculation (the “Outside Agreement Date”), then, within two (2) business days following such Outside Agreement Date, (x) Landlord may reestablish the Landlord’s Option Rent Calculation by delivering written notice thereof to Tenant, and (y) Tenant may reestablish the Tenant’s Option Rent Calculation by delivering written notice thereof to Tenant. If Landlord and Tenant thereafter fail to reach agreement within seven (7) business days of the Outside Agreement Date, then in connection with the Option Rent, Landlord’s Option Rent

Calculation and Tenant’s Option Rent Calculation, each as most recently delivered to the other party pursuant to the TCCs of this Section 2.2, shall be submitted to the “Neutral Arbitrator,” as that term is defined in Section 2.2.4.1 of this Lease, pursuant to the TCCs of this Section 2.2.4; provided, however, to the extent Tenant delivers to Landlord, within seven (7) business days of the Outside Agreement Date, a written notice rescinding its Exercise Notice, then the Lease Term shall not be extended for the Option Term, but shall instead expire as originally scheduled, pursuant to the remaining TCCs of this Lease. The submittals shall be made concurrently with the selection of the Neutral Arbitrator pursuant to this Section 2.2.4 and shall be submitted to arbitration in accordance with Section 2.2.4.1 through 2.2.4.5 of this Lease, but subject to the conditions, when appropriate, of Section 2.2.3.
2.2.4.1Landlord and Tenant shall mutually, reasonably appoint one (1) arbitrator who shall by profession be a real estate broker, appraiser or attorney who shall have been active over the five (5) year period ending on the date of such appointment in the leasing (or appraisal, as the case may be) of first-class corporate headquarters properties in the Comparable Area (the “Neutral Arbitrator”). The determination of the Neutral Arbitrator shall be limited solely to the issue of whether Landlord’s Option Rent Calculation or Tenant’s Option Rent Calculation, each as submitted to the Neutral Arbitrator pursuant to Section 2.2.4, above, is the closest to the actual Market Rent as determined by such Neutral Arbitrator, taking into account the requirements of Section 2.2.2 of this Lease. Such Neutral Arbitrator shall be appointed within fifteen (15) days after the applicable Outside Agreement Date. Neither the Landlord or Tenant may, directly or indirectly, consult with the Neutral Arbitrator prior to subsequent to his or her appearance. The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord’s counsel and Tenant’s counsel.
2.2.4.2The Neutral Arbitrator shall, within thirty (30) days of his/her appointment, reach a decision as to Market Rent and determine whether the Landlord’s Option Rent Calculation or Tenant’s Option Rent Calculation, each as submitted to the Neutral Arbitrator pursuant to Section 2.2.4, above, is closest to Market Rent as determined by such Neutral Arbitrator and simultaneously publish a ruling (“Award”) indicating whether Landlord’s Option Rent Calculation or Tenant’s Option Rent Calculation is closest to the Market Rent as determined such Neutral Arbitrator. Following notification of the Award, the Landlord’s Option Rent Calculation or Tenant’s Option Rent Calculation, whichever is selected by the Neutral Arbitrator as being closest to Market Rent, shall become the then applicable Option Rent.
2.2.4.3The Award issued by such Neutral Arbitrator shall be binding upon Landlord and Tenant.
2.2.4.4If Landlord and Tenant fail to appoint the Neutral Arbitrator within fifteen (15) days after the applicable Outside Agreement Date, either party may petition the presiding judge of the Superior Court of San Diego County to appoint such Neutral Arbitrator subject to the criteria in Section 2.2.4.1 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such Neutral Arbitrator.
2.2.4.5The cost of arbitration shall be paid by Landlord and Tenant equally.
ARTICLE 3

BASE RENT
3.1.Base Rent. Tenant shall pay, without prior notice or demand, to Landlord or Landlord’s agent at such place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent for the first full month of the Lease Term which occurs after the expiration of any free rent period shall be paid at the time of Tenant’s execution of this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any such fractional month shall accrue on a daily basis during such fractional month and shall total an amount equal to the product of (i) a fraction, the numerator of which is the number of days in such fractional month and the denominator of which is the actual number of days occurring in such calendar month, and (ii) the then-applicable Monthly Installment of Base Rent. All other payments or adjustments required to be made under the TCCs of this Lease that require proration on a time basis shall be prorated on the same basis.

3.2.Abated Base Rent.
3.2.1Initial Premises Rent Abatement. Provided that no Event of Default is then occurring, then during the period beginning on the Lease Commencement Date and ending on August 31, 2006 (the “IP Rent Abatement Period”), Tenant shall not be obligated to pay any Base Rent otherwise attributable to the Initial Premises for such IP Rent Abatement Period (the “Initial Premises Rent Abatement”).
3.2.2Must-Take Space Rent Abatement. Provided that no Event of Default is then occurring, then during the period beginning on the Lease Commencement Date and ending upon the earlier to occur of (i) the date upon which Tenant first commences to conduct business in the Must-Take Space, and (ii) October 31, 2007 (the “MTS Rent Abatement Period”), Tenant shall not be obligated to pay Base Rent otherwise attributable to the Must Take Space throughout such MTS Rent Abatement Period (the “Must-Take Space Rent Abatement”).
3.2.3In General. The Initial Premises Rent Abatement and the Must-Take Space Rent Abatement are, collectively, the “Rent Abatement”). Tenant acknowledges and agrees that notwithstanding such Rent Abatement, the IP Rent Abatement Period and/or the MTS Rent Abatement Period, such abatement of Base Rent shall have no effect on the calculation of any future increases in Base Rent, Operating Expenses or Tax Expenses payable by Tenant pursuant to the terms of this Lease, which increases shall be calculated without regard to such abatement of Base Rent or corresponding abatement periods. Such Rent Abatement has been granted to Tenant as additional consideration for entering into this Lease, and for agreeing to pay the rent and performing the terms and conditions otherwise required under the Lease, as amended. Notwithstanding anything to the contrary set forth in this Section 3.2, to the extent an Event of Default is then occurring, then Landlord may at its option, by notice to Tenant, elect, in addition to any other remedies Landlord may have under the Lease, one or both of the following remedies: (i) that Tenant shall immediately become obligated to pay to Landlord all Base Rent abated hereunder during the IP Rent Abatement Period and/or MTS Rent Abatement Period, as applicable, with interest as provided pursuant to the Lease from the date such Base Rent would have otherwise been due but for the abatement provided herein, or (ii) that the dollar amount of the unapplied portion of the Rent Abatement as of such Event of Default shall be converted to a credit to be applied to the Base Rent applicable to the Premises at the end of the Lease Term and Tenant shall immediately be obligated to begin paying Base Rent for the entire Premises in full.
ARTICLE 4

ADDITIONAL RENT
4.1General Terms. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay “Tenant’s Share” of the annual “Direct Expenses,” as those terms are defined in Sections 4.2.6 and 4.2.2, respectively, of this Lease. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the TCCs of this Lease, are hereinafter collectively referred to as the “Additional Rent,” and the Base Rent and the Additional Rent are herein collectively referred to as “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.
4.2Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:
4.2.1Intentionally Deleted.
4.2.2“Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses.”
4.2.3“Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

4.2.4“Operating Expenses” shall mean, without duplication, all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof, in accordance with sound real estate management and accounting principles, consistently applied. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) costs incurred in connection with the parking areas servicing the Project; (vi) fees and other costs, including management fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space; (viii) wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons (other than persons generally considered to be higher in rank than the position of Project manager) engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Building; (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re- roofing; (xii) amortization of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof (which amortization calculation shall include interest at the “Interest Rate,” as that term is set forth in Article 25 of this Lease); (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are intended to effect economies in the operation or maintenance of the Project, or any portion thereof, (B) that are required to comply with present or anticipated conservation programs, (C) which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, or (D) that are required under any governmental law or regulation by a federal, state or local governmental agency, except for capital repairs, replacements or other improvements to remedy a condition existing prior to the Lease Commencement Date which an applicable governmental authority, if it had knowledge of such condition prior to the Lease Commencement Date, would have then required to be remedied pursuant to then- current governmental laws or regulations in their form existing as of the Lease Commencement Date and pursuant to the then-current interpretation of such governmental laws or regulations by the applicable governmental authority as of the Lease Commencement Date; provided, however, that any capital expenditure shall be shall be amortized with interest at the Interest Rate over the shorter of (X) seven (7) years, or (Y) its useful life as Landlord shall reasonably determine in accordance with sound real estate management and accounting principles; (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” as that term is defined in Section 4.2.5, below; and (xv) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building. Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:
(a)costs, including marketing costs, legal fees, space planners’ fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of improvements made for new tenants initially occupying space in the Project after the Lease Commencement Date or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project (excluding, however, such costs relating to any common areas of the Project or parking facilities);
(b)except as set forth in items (xii), (xiii), and (xiv) above, amortization of any expenditures of a capital nature, depreciation, interest and/or principal payments on mortgages and other debt costs, if any, penalties and interest;
(c)costs for which the Landlord is reimbursed by any tenant or occupant of the Project or by insurance by its carrier or any tenant’s carrier or by anyone else, and electric power costs for which any tenant directly contracts with the local public service company;

(d)any bad debt loss, rent loss, reserves for bad debts or rent loss, or any other reserves;
(e)costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project). Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants, and Landlord’s general corporate overhead and general and administrative expenses;
(f)the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager;
(g)amount paid as ground rental for the Project by the Landlord;
(h)overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;
(i)any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord, provided that any compensation paid to any concierge at the Project shall be includable as an Operating Expense;
(j)rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project ;
(k)all items and services for which Tenant or any other tenant in the Project reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;
(l)costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings, fountains or other objects of art;
(m)any costs expressly excluded from Operating Expenses elsewhere in this Lease;
(n)rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the Comparable Buildings in the vicinity of the Building, with adjustment where appropriate for the size of the applicable project;
(o)costs arising from the negligence or willful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services; and
(p)costs incurred to comply with Applicable Laws with regard to “Hazardous Material,” as that term is set forth in Section 29.33.1 of this Lease, which was in existence in the Building or on the Project prior to the Lease Commencement Date; and costs incurred with respect to Hazardous Material, which Hazardous Material is brought into the Building or onto the Project after the date hereof by Landlord or any other tenant of the Project or by anyone other than Tenant or Tenant Parties.

If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant.
4.2.5Taxes.
4.2.5.1“Tax Expenses” shall mean, without duplication, all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.
4.2.5.2Tax Expenses shall include, without limitation: (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises. All assessments which can be paid by Landlord in installments, shall be paid by Landlord in the maximum number of installments permitted by law (except to the extent inconsistent with the general practice of landlords of the Comparable Buildings) and shall be included as Tax Expenses in the year in which the installment is actually paid.
4.2.5.3Any costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid. Except as set forth in Section 4.2.5.4, below, refunds of Tax Expenses shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant’s Share of any such increased Tax Expenses included by Landlord as Building Tax Expenses pursuant to the TCCs of this Lease. Notwithstanding anything to the contrary contained in this Section 4.2.8 (except as set forth in Section 4.2.8.1, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.5 of this Lease.

4.2.6“Tenant’s Share” shall mean the percentage set forth in Section 6 of the Summary.
4.3Intentionally Omitted.
4.4Calculation and Payment of Additional Rent. Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, Tenant’s Share of Direct Expenses for each Expense Year; provided, however, notwithstanding anything to the contrary set forth in this Article 4, during the period commencing on May 1, 2006 and ending on April 30, 2007 (the “Direct Expense Cap Period”), in no event shall Tenant’s Share of Direct Expenses exceed Three and 60/100 Dollars ($3.60) per Rentable Square Foot of the entire Premises (i.e., $0.30 per Rentable Square Foot per month).
4.4.1Statement of Actual Building Direct Expenses and Payment by Tenant. Landlord shall give to Tenant following the end of each Expense Year, a statement (the “Statement”) which shall state in general major categories the Building Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of Tenant’s Share of Direct Expenses. Landlord shall use commercially reasonable efforts to deliver such Statement to Tenant on or before May 1 following the end of the Expense Year to which such Statement relates. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, Tenant shall pay, within thirty (30) days after receipt of the Statement, the full amount of Tenant’s Share of Direct Expenses for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Direct Expenses,” as that term is defined in Section 4.4.2, below, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant’s Share of Direct Expenses (an “Excess”), Tenant shall receive a credit in the amount of such Excess against Rent next due under this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Direct Expenses for the Expense Year in which this Lease terminates, if Tenant’s Share of Direct Expenses is greater than the amount of Estimated Direct Expenses previously paid by Tenant to Landlord, Tenant shall, within thirty (30) days after receipt of the Statement, pay to Landlord such amount, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant’s Share of Direct Expenses (again, an Excess), Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of such Excess. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term. Notwithstanding the immediately preceding sentence, Tenant shall not be responsible for Tenant’s Share of any Building Direct Expenses attributable to any Expense Year which are first billed to Tenant more than two (2) calendar years after the Lease Expiration Date, provided that in any event Tenant shall be responsible for Tenant’s Share of Direct Expenses levied by any governmental authority or by any public utility companies at any time following the Lease Expiration Date which are attributable to any Expense Year.
4.4.2Statement of Estimated Building Direct Expenses. In addition, Landlord shall give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth in general major categories Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated Tenant’s Share of Direct Expenses (the “Estimated Direct Expenses”). Landlord shall use commercially reasonable efforts to deliver such Estimate Statement to Tenant on or before May 1 following the end of the Expense Year to which such Estimate Statement relates. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Direct Expenses under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Direct Expenses theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, within thirty (30) days after receipt of the Estimate Statement, a fraction of the Estimated Direct Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the second to last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Direct Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant. Throughout the Lease Term Landlord shall maintain books and records with respect to Building Direct Expenses in accordance with generally accepted real estate accounting and management practices, consistently applied.
4.5Taxes and Other Charges for Which Tenant Is Directly Responsible.

1Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant’s equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.
2Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facility; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.
4.6Landlord’s Books and Records. Upon Tenant’s written request given not more than thirteen (13) months after Tenant’s receipt of a Statement for a particular Expense Year, and provided that no Event of Default is then existing, Landlord shall furnish Tenant with such reasonable supporting documentation in connection with said Building Direct Expenses as Tenant may reasonably request. Landlord shall provide said information to Tenant within sixty (60) days after Tenant’s written request therefor. Within sixty (60) days following Tenant’s receipt of the requested information from Landlord (the “Review Period”), if Tenant disputes the amount of Additional Rent set forth in the Statement, an independent certified public accountant (which accountant (A) is a member of a nationally or regionally recognized accounting firm, and (B) is not working on a contingency fee basis), designated and paid for by Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord’s records with respect to the Statement at Landlord’s offices, provided that no Event of Default is then occurring and Tenant has paid all amounts required to be paid under the applicable Estimate Statement and Statement, as the case may be. In connection with such inspection, Tenant and Tenant’s agents must agree in advance to follow Landlord’s reasonable rules and procedures regarding inspections of Landlord’s records, and shall execute a commercially reasonable confidentiality agreement regarding such inspection. Tenant’s failure to dispute the amount of Additional Rent set forth in any Statement within the Review Period shall be deemed to be Tenant’s approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement. If after such inspection, Tenant still disputes such Additional Rent, a determination as to the proper amount shall be made, at Tenant’s expense, by an independent certified public accountant (the “Accountant”) selected by Landlord and subject to Tenant’s reasonable approval; provided that if such determination by the Accountant proves that Direct Expenses were overstated by more than five percent (5%), then the cost of the Accountant and the cost of such determination shall be paid for by Landlord. Tenant hereby acknowledges that Tenant’s sole right to inspect Landlord’s books and records and to contest the amount of Direct Expenses payable by Tenant shall be as set forth in this Section 4.6, and Tenant hereby waives any and all other rights pursuant to applicable law to inspect such books and records and/or to contest the amount of Direct Expenses payable by Tenant. To the extent a determination is made, pursuant to the TCCs of this Section 4.6, that Tenant paid more as Estimated Direct Expenses than the actual Tenant’s Share of Direct Expenses (again, an “Excess”), Tenant shall receive a credit in the amount of such Excess against Rent next due under this Lease; provided, however, to the extent the Lease Term is then expired, Landlord shall, within thirty (30) days of such determination, deliver a check payable to Tenant in the amount of such Excess.
ARTICLE 5

USE OF PREMISES
5.1Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion.
5.2Prohibited Uses. The uses prohibited under this Lease shall include, without limitation, use of the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; (ii) offices or agencies of any foreign governmental or political subdivision thereof; (iii) medical offices of any health care professionals or service organization; (iv) schools or other training facilities which are not ancillary to corporate, executive or professional office use; (v) retail or restaurant uses; or (vi) communications firms such as radio and/or television stations. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit D, attached hereto, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project) including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect; provided, however, Landlord shall not enforce, change or modify the Rules and Regulations in a discriminatory manner and Landlord agrees that the Rules and Regulations shall not be modified or enforced in a manner which will unreasonably interfere with the normal and customary conduct of Tenant’s business. Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Project or obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with all recorded covenants, conditions, and restrictions now or hereafter affecting the Project.
5.3CC&Rs. Tenant shall comply with all recorded covenants, conditions, and restrictions currently affecting the Project (the “Current CC&Rs”). Additionally, Tenant acknowledges that the Project may be subject to any future covenants, conditions, and restrictions, including amendments to the Current CC&Rs (collectively with the Current CC&Rs, the “CC&Rs”) which Landlord, in Landlord’s discretion, deems reasonably necessary or desirable, and Tenant agrees that this Lease shall be subject and subordinate to such CC&Rs. Landlord shall have the right to require Tenant to execute and acknowledge, within fifteen (15) business days of a request by Landlord, a “Recognition of Covenants, Conditions, and Restriction,” in a form substantially similar to that attached hereto as Exhibit F, agreeing to and acknowledging the CC&Rs; provided, however, to the extent any CC&Rs relate to Project specific programs and are within Landlord’s control (i.e., Landlord has the ability, either directly or indirectly, to cause the disapproval of such covenant, condition, and restriction, or amendment thereto), then (i) such specific programs shall be subject to Tenant’s reasonable review and prior approval, and (ii) no such future CC&Rs shall be permitted which materially diminish Tenant’s beneficial use or enjoyment or access, or materially increase Tenant’s obligation, hereunder.
ARTICLE 6

SERVICES AND UTILITIES
6.1Standard Tenant Services. Landlord shall maintain and operate the Building in a manner consistent with the Comparable Buildings, and shall keep the Building Structure in condition and repair consistent with the Comparable Buildings. In addition, Landlord shall provide, as part of the Building Structure, (i) adequate electrical wiring to subpanel facilities for the Building for Tenant’s connection with a minimum capacity of 3000 Amps at 277/480 Volts (three (3)-phase, four (4) wire), (ii) city water and sewer stubbed to the Premises, and (iii) elevator services.
Notwithstanding the foregoing, Tenant shall directly pay for all utilities (including without limitation, electricity, gas, sewer and water) attributable to its use of the entire Premises and shall also provide its own janitorial and security services for the Building. Such utility use shall include electricity, water, and gas use for lighting, incidental use and “HVAC,” as that term is defined below. In addition to the foregoing, Tenant shall provide, at Tenant’s sole cost and expense, pest control services to the Building in a manner consistent with or greater than the Comparable Buildings. All such utility, janitorial and security payments shall be excluded from Operating Expenses and shall be paid directly by Tenant prior to the date on which the same are due to the utility provider, janitorial company, pest control company and/or security company, as applicable. The parties hereby acknowledge and agree that the Premises is separately metered for all utilities.
Landlord shall not be required to provide any services other than with regard to its maintenance and repair obligation relating to the Building Structure and the Common Areas.
6.2Tenant Maintained Building Systems; HVAC. Tenant shall, at Tenant’s sole cost and expense, (i) maintain the Building’s mechanical, electrical, life safety, plumbing, fire-sprinkler systems (except to the extent Landlord retains repair and maintenance responsibility for the portion of such fire-sprinkler system contained in the Building Structure), (ii) subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, maintain (itself or through a service provider) heating and air conditioning to the Premises (“HVAC”) (items identified in (i) and (ii) collectively, the “Building Systems”), and (iii) maintain the remaining portions of the Premises which are not part of the “Building Structure,” as that term is set forth in Article 7 of this Lease to the extent such Building Structure is to be maintained and repaired by Landlord.
6.3Tenant Maintained Services.
6.3.1Security Services. Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Any security measures desired by Tenant for the benefit of the Premises, the Building or the Project shall be provided by Tenant, at Tenant’s sole cost and expense. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed.
6.3.2Janitorial Services. Tenant shall, at Tenant’s sole cost and expense, provide (or directly contract for) janitorial services in and about the Premises in a manner reasonably consistent with the Comparable Buildings.
6.4Tenant Maintenance Standards. All Tenant maintained Building Systems, including HVAC, shall be maintained in accordance with manufacturer specifications by Tenant in a commercially reasonable condition. In addition, Tenant shall provide to Landlord copies of any service contracts and records of Tenant’s maintenance of such Building Systems.
6.5Landlord’s Assumption Of Maintenance. Landlord shall have the reasonable right, after twenty-four (24) hours notice to Tenant, to inspect the Building, Building Systems, and/or Tenant’s maintenance records, in order to ensure compliance with this Article 6. In the event Tenant fails, in the reasonable judgment of Landlord, to provide the maintenance services (or cause the same to be provided) in accordance with the obligations set forth in this Article 6, Landlord shall deliver a written notice (a “Maintenance Failure Notice”) to Tenant stating with particularity the nature of such failure (such failure by Tenant to be known as a “Tenant Maintenance Failure”). If such Tenant Maintenance Failure continues at the end of the fifth (5th) business day following the date of delivery of such Maintenance Failure Notice, then Landlord shall have the right to provide such maintenance and Tenant shall pay Landlord the cost thereof promptly upon being billed for same (including a percentage of the cost thereof sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such maintenance); provided, however, in the event of an emergency, Landlord may take such remedial action immediately following the delivery of the Maintenance Failure Notice. In the event more than two (2) Tenant Maintenance Failures occur during any calendar year during the Lease Term, Landlord may, but need not, assume such repair and maintenance obligations on behalf of Tenant for the remainder of the Lease Term, in which case (i) Tenant shall pay Landlord the cost thereof promptly upon being billed for same, and (ii) Landlord’s management fee for the Project shall, notwithstanding the management fee set forth in Section 4.2.4(vi), be increased to five percent (5%). Tenant shall at all times maintain written records of maintenance and repairs and shall provide Landlord, within ten (10) business days following any request by Landlord therefor (which requests shall not occur more often than once per calendar quarter), a copy of all such maintenance and repair records and/or reports. In addition, to the extent Tenant contracts with third parties to perform such maintenance (a “Service Contract”), Tenant shall deliver full and complete copies of all such Service Contracts entered into by Tenant for the Building Systems to Landlord within thirty (30) days after the effective date of such Service Contract. Any such cost or expense paid by Tenant pursuant to a Landlord approved Service Contract shall not be included in Operating Expenses.
6.6Interruption of Use. Except as otherwise expressly provided in Section 6.7 or elsewhere in this Lease, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease, except as otherwise expressly provided in Section 6.4 or elsewhere in this Lease.
6.7Rent Abatement. If (i) Landlord fails to perform the obligations required of Landlord under the TCCs of this Lease (whether or not such failure relates to the negligence or willful misconduct of Landlord, its employees, agents, or contractors), (ii) such failure causes all or a portion of the Premises to be untenantable by Tenant, and (iii) such failure relates to (A) the nonfunctioning of the heat, ventilation, and air conditioning system in the Premises, the nonfunctioning of electricity in the Premises, the nonfunctioning of the elevator service to the Premises, the nonfunctioning of the fire sprinkler-system, or (B) a failure to provide access to the Premises, Tenant shall give Landlord notice (the “Initial Notice”), specifying such failure to perform by Landlord (the “Abatement Event”). If Landlord has not cured such Abatement Event within three (3) business days after the receipt of the Initial Notice (the “Eligibility Period”), Tenant may deliver an additional notice to Landlord (the “Additional Notice”), specifying such Abatement Event and Tenant’s intention to abate the payment of Rent under this Lease. If Landlord does not cure such Abatement Event within two (2) business days of receipt of the Additional Notice, Tenant may, upon written notice to Landlord, immediately abate Rent payable under this Lease for that portion of the Premises rendered untenantable and not used by Tenant, for the period beginning on the date three (3) business days after the Initial Notice to the earlier of the date Landlord cures such Abatement Event or the date Tenant recommences the use of such portion of the Premises. Such right to abate Rent shall be Tenant’s sole and exclusive remedy at law or in equity for an Abatement Event. Except as provided in this Section 6.7, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.
ARTICLE 7

REPAIRS
Landlord shall maintain in first-class condition and operating order and keep in good repair and condition the structural portions of the Building, including without limitation the foundation, floor/ceiling slabs, roof structure (as opposed to roof membrane), curtain wall, exterior glass and mullions, columns, beams, shafts (including elevator shafts), stairs, parking areas, landscaping, exterior Project signage, stairwells, and all common and public areas (collectively, “Building Structure”) and the base first-sprinkler systems which were not constructed by Tenant Parties and the Common Areas; provided, however, that to the extent such fire-sprinkler system (as existing as of the date of this Lease) is altered by Tenant, Tenant shall thereafter be responsible therefor (at which time any warranties relating to such system shall be transferred to Tenant); provided further, however, that until such time as Tenant becomes responsible for the base fire-sprinkler systems pursuant to the foregoing clause, all references to Building Structure shall be deemed to include such base fire-sprinkler system. Notwithstanding anything in this Lease to the contrary, Tenant shall be required to repair the Building Structure to the extent caused due to Tenant’s use of the Premises for other than normal and customary implementation of the business operations contemplated under Tenant’s Permitted Use (as expressly in Sections 6(i)-(iii) of the Summary), unless and to the extent such damage is covered by insurance carries or required to be carried by Landlord pursuant to Article 10 and to which the waiver of subrogation is applicable (such obligation to the extent applicable to Tenant as qualified and conditioned will hereinafter be defined as the “BS Exception”). Tenant shall, at Tenant’s own expense, pursuant to the TCCs of this Lease (including, without limitation, Article 8 hereof) keep the Premises, including all improvements, fixtures and furnishings therein, the roof membrane, and the floors of the Building on which the Premises are located, in good order, repair and condition at all times during the Lease Term (but such obligation shall not extend to the Building Structure, except pursuant to the BS Exception). In addition, Tenant shall, at Tenant’s own expense, but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances (but such obligation shall not extend to the Building Structure, except pursuant to the BS Exception), except for damage caused by ordinary wear and tear or beyond the reasonable control of Tenant; provided however, that, at Landlord’s option, or if Tenant fails to make such repairs, Landlord may, after written notice to Tenant and Tenant’s failure to repair within five (5) days thereafter, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building and/or the Project) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such repairs and replacements forthwith upon being billed for same. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree; provided, however, except for (i) emergencies, (ii) repairs, alterations, improvements or additions required by governmental or quasi-governmental authorities or court order or decree, or (iii) repairs which are the obligation of Tenant hereunder, any such entry into the Premises by Landlord shall be performed in a manner so as not to materially interfere with Tenant’s use of, or access to, the Premises; provided that, with respect to items (ii) and (iii) above, Landlord shall use commercially reasonable efforts to not materially interfere with Tenant’s use of, or access to, the Premises. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.
ARTICLE 8

ADDITIONS AND ALTERATIONS
8.1Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than fifteen (15) business days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Building. Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following ten (10) business days notice to Landlord, but without Landlord’s prior consent, to the extent that such Alterations do not (i) involve the expenditure of more than Twenty-Five Thousand and No/100 Dollars ($25,000) for any particular Alterations, or more than One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) in the aggregate in any Lease Year, (ii) adversely affect the systems and equipment of the Building or the Building Structure, or (iii) adversely affect the exterior appearance of the Building (the “Cosmetic Alterations”). The construction of the initial improvements to the Premises shall be governed by the terms of the Work Letter Agreements and not the terms of this Article 8.
8.2Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable; provided, however, such requirement shall at a minimum include, but not be limited to, the following: (i) the requirement that Tenant utilize for such purposes only contractors reasonably approved by Landlord, (ii) the requirement that upon Landlord’s timely request (as more particularly set forth in Section 8.5, below), Tenant shall, at Tenant’s expense, remove such Alterations upon the expiration or any early termination of the Lease Term and return the affected portion of the Premises to the “Warm Shell” condition as more particularly identified in Section 2.3 of the Work Letter Agreement attached as Exhibit B to this Lease, (iii) the requirement that a copy of Tenant’s contract(s) with its contractors be delivered to Landlord prior to the commencement of any such construction (which contracts shall state that all change orders must be approved, in writing, by Landlord prior to implementation); (iv) Landlord’s review and approval of the final budget (contractor’s cost proposal) for such Alterations or repairs; and (v) the requirement that Tenant shall meet with Landlord, prior to the commencement of any construction, to discuss Landlord’s design parameters and code compliance issues. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the City of San Diego, all in conformance with Landlord’s construction rules and regulations. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the “Base Building,” as that term is defined below, then Landlord shall, at Tenant’s expense, make such changes to the Base Building. The “Base Building” shall consist of the Building Structure. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project. Tenant shall use commercially reasonable efforts to use contractors, services, workmen, labor, materials or equipment in a manner that minimizes any material disturbance to labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Project. In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of San Diego in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project construction manager a reproducible copy of the “as built” drawings of the Alterations, to the extent applicable, as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.3Payment for Improvements. If payment is made directly to contractors, Tenant shall (i) comply with Landlord’s requirements for final lien releases and waivers in connection with Tenant’s payment for work to contractors, and (ii) sign Landlord’s standard contractor’s rules and regulations, if any. If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord an amount equal to five percent of the cost of such work to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s involvement with such work. If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for Landlord’s reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord’s review of such work.
8.4Construction Insurance. In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries “Builder’s All Risk” insurance in an amount reasonably approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Landlord may, in its reasonable discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.
8.5Landlord’s Property. Landlord and Tenant hereby acknowledge and agree that (i) all Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord, and (ii) the Improvements to be constructed in the Premises pursuant to the TCCs of the Work Letters shall, upon completion of the same, be and become a part of the Premises and the property of Landlord. Furthermore, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant’s expense, to (i) remove any Alterations or improvements in the Premises, and/or (ii) remove any “Non-Conforming Improvements, as that term is defined in Section 2.4 of the Work Letter Agreement, to the extent timely identified for removal by Landlord pursuant to such Section 2.4 of the Work Letter Agreements, and return the affected portions of the Premises to the Warm Shell condition; provided, however, if, in connection with its notice to Landlord with respect to any such Alterations or Cosmetic Alterations, (x) Tenant requests Landlord’s decision with regard to the removal of such Alterations or Cosmetic Alterations, and (y) Landlord thereafter agrees in writing to waive the removal requirement with regard to such Alterations or Cosmetic Alterations, then Tenant shall not be required to so remove such Alterations or Cosmetic Alterations; provided further, however, that if Tenant requests such a determination from Landlord and Landlord, within ten (10) business days following Landlord’s receipt of such request from Tenant with respect to Alterations or Cosmetic Alterations, fails to address the removal requirement with regard to such Alterations or Cosmetic Alterations, Landlord shall be deemed to have agreed to waive the removal requirement with regard to such Alterations or Cosmetic Alterations. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations or improvements in the Premises, and returns the affected portion of the Premises to the “Warm Shell” condition, then at Landlord’s option, either (A) Tenant shall be deemed to be holding over in the Premises and Rent shall continue to accrue in accordance with the terms of Article 16, below, until such work shall be completed, or (B) Landlord may do so and may charge the cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.
ARTICLE 9

COVENANT AGAINST LIENS
Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within five (5) business days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord’s title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord’s option shall attach only against Tenant’s interest in the Premises and shall in all respects be subordinate to Landlord’s title to the Project, Building and Premises.
ARTICLE 10

INSURANCE
10.1Indemnification and Waiver. Except to the extent (i) otherwise expressly set forth in this Lease to the contrary, or (ii) caused by the negligence or willful misconduct of the “Landlord Parties,” as that term is defined in this Section 10.1, Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever and agrees that Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) incurred in connection with or arising from any cause in, on or about the Premises, any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person, in, on or about the Project or any breach of the TCCs of this Lease, either prior to, during, or after the expiration of the Lease Term, provided that the terms of the foregoing indemnity shall not apply to the extent (w) otherwise expressly set forth in this Lease to the contrary, or (x) caused by the negligence or willful misconduct of the Landlord Parties. Should Landlord be named as a defendant in any suit brought against Tenant and to the extent covered by the indemnity of Tenant set forth in this Section 10.1, Tenant shall pay to Landlord its reasonable costs and expenses incurred in such suit, including without limitation, its actual professional fees such as appraisers’, accountants’ and attorneys’ fees. Further, Tenant’s agreement to indemnify Landlord pursuant to this Section 10.1 is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease, to the extent such policies cover the matters subject to Tenant’s indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination. Notwithstanding anything to the contrary contained in this Lease, nothing in this Lease shall impose any obligations on Tenant or Landlord to be responsible or liable for, and each hereby releases the other from all liability for, consequential damages other than those consequential damages incurred by Landlord in connection with a holdover of the Premises by Tenant after the expiration or earlier termination of this Lease or incurred by Landlord in connection with any repair, physical construction or improvement work performed by or on behalf of Tenant in the Project.
10.2Landlord's Fire, Casualty and Liability Insurance.
10.2.1Landlord shall maintain Commercial/Comprehensive General Liability Insurance with respect to the Building during the Lease Term covering claims for bodily injury, personal injury and property damage in the Project Common Areas and with respect to Landlord’s activities in the Premises.
10.2.2Landlord shall insure the Building and Landlord’s remaining interest in the Improvements and Alterations with a policy of Physical Damage Insurance including building ordinance coverage, written on a standard Causes of Loss — Special Form basis (against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism, and malicious mischief, sprinkler leakage, water damage and special extended coverage), covering the full replacement cost of the Base Building, Premises and other improvements (including coverages for enforcement of Applicable Laws requiring the upgrading, demolition, reconstruction and/or replacement of any portion of the Building as a result of a covered loss) without deduction for depreciation.
10.2.3Landlord shall maintain Boiler and Machinery/Equipment Breakdown Insurance covering the Building against risks commonly insured against by a Boiler & Machinery/Equipment

Breakdown policy and such policy shall cover the full replacement costs, without deduction for depreciation.
10.2.4The foregoing coverages shall contain commercially reasonable deductible amounts from such companies, and on such other terms and conditions, as Landlord may from time to time reasonably determine.
10.2.5Additionally, at the option of Landlord, such insurance coverage may include the risk of (i) earthquake, (ii) flood damage and additional hazards, (iii) a rental loss endorsement for a period of up to two (2) years, (iv) one or more loss payee endorsements in favor of holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Building, or any portion thereof.
10.2.6In addition to the insurance coverage identified in Section 10.2.5, Landlord may, at the option of Landlord, maintain “Pollution Legal Liability Environmental Insurance,” as that term is set forth below. For purposes of this Lease, the “Pollution Legal Liability Environmental Insurance” (aka an “Owner’s Policy” of environmental insurance) shall mean insurance (1) from an insurance carrier with a credit rating of no less than A—X in Best’s Insurance Guide, it being acknowledged and agreed by Landlord that, as of the date of this Lease, AIG, Chubb, Zurich and the XL Insurance Company currently satisfy such credit rating, and (2) providing, at a minimum, the following: (a) an initial three (3)-year policy term (with successive 1-year terms renewable on a rolling annual basis, until such time as the policy term equals or exceeds the Lease Expiration Date), (b) $2,000,000 coverage per incident or occurrence, (c) $2,000,000 aggregate coverage, (d) a deductible or self-insured retention of no more than $100,000, and (e) coverage for: (A) unknown pre-existing conditions; (B) unknown and later discovered conditions; (C) on-site and off-site third-party claims for bodily injury or property damage; and (D) legal defense expenses. Furthermore, the policy of insurance must include an automatic extended reporting period that provides the Insured a period of no less than sixty (60) days following the effective date of termination of coverage in which to provide written notice to the insurance carrier of claims first made and reported within the automatic extended reporting period. All other terms, coverage, exclusions, or conditions of the policy shall be at Landlord’s sole and complete discretion. Notwithstanding the foregoing, to the extent no Event of Default is then occurring, Tenant shall have the option, upon sixty (60) days written notice to Landlord, to itself carry such Pollution Legal Liability Environmental Insurance in lieu of Landlord carrying such insurance; provided further, however, to the extent Tenant so elects to carry such Pollution Legal Liability Environmental Insurance pursuant to the foregoing clause, Tenant shall comply with the express coverage requirements set forth hereinabove, and such coverage shall otherwise comply with the TCCs of Section 10.4, below.
10.2.7In connection with the foregoing provisions of this Section 10.2, the coverage and amounts of insurance carried by Landlord in connection with the Building and Project shall, at a minimum, be comparable to the coverage and amounts of insurance which are carried by reasonably prudent landlords of Comparable Buildings, and Worker’s Compensation and Employer’s Liability coverage as required by applicable law. Tenant shall, at Tenant’s expense, comply with all insurance company requirements pertaining to the use of the Premises.
If Tenant’s conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.
10.3Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts.
10.3.1Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant’s operations, and contractual liabilities (covering the performance by Tenant of its indemnity agreements) including a Broad Form contractual liability endorsement covering the insuring provisions of this Lease. Landlord shall be named as an additional insured as their interests may appear using form CG2011 or a comparable form approved by Landlord. An endorsement showing that Tenant’s coverage is primary and any insurance carried by Landlord shall be excess and noncontributing. Such insurance shall (i) name Landlord, and any other party the Landlord so specifies that has a material financial interest in the Project as an additional insured, including Landlord’s managing agent, if any, and (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant’s obligations under Section 10.1 of this Lease. Liability limits shall not be less than:

Bodily Injury and    $4,000,000 each occurrence
Property Damage Liability    $5,000,000 annual aggregate, or
    any combination of primary
    insurance and excess insurance

Personal Injury Liability    $4,000,000 each occurrence
    $5,000,000 annual aggregate, or
    any combination of primary insurance
    and excess insurance
    0% Insured’s participation
10.3.2Property Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free- standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, (ii) the Improvements and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building (the “Original Improvements”), and (iii) all other improvements, alterations and additions to the Premises. Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co- insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion.
10.3.3Worker’s Compensation or other similar insurance pursuant to all applicable state and local statutes and regulations, and Employer’s Liability Insurance or other similar insurance pursuant to all applicable state and local statutes and regulations, with minimum limits of One Million and No/100 Dollars ($1,000,000.00) per employee and One Million and No/100 Dollars ($1,000,000.00) per occurrence.
10.3.4Commercial Automobile Liability Insurance covering all owned, hired, or non-owned vehicles with the following limits of liability: One Million Dollars ($1,000,000.00) combined single limit for bodily injury and property damage.
10.3.5Business Interruption, loss of income and extra expense insurance in such amounts as will reimburse Tenant for actual direct or indirect loss of earnings for up to one (1) year attributable to the risks outlined in Section 10.3.2, above.
10.4Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, and any other party the Landlord so specifies that has a material financial interest in the Project, as an additional insured, including Landlord’s managing agent, if any; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant’s obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-X in Best’s Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) be in form and content reasonably acceptable to Landlord; and (vi) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days’ prior written notice shall have been given to Landlord and any mortgagee of Landlord, the identity of whom has been provided to Tenant in writing. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, after written notice to Tenant and Tenant’s failure to obtain such insurance within five (5) days thereafter, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within thirty (30) days after delivery to Tenant of bills therefor.
10.5Subrogation. Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.
10.6Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord. Notwithstanding the foregoing, Landlord’s request shall only be considered reasonable if such increased coverage amounts and/or such new types of insurance are consistent with the requirements of a majority of Comparable Buildings, and Landlord shall not so increase the coverage amounts or require additional types of insurance during the first five (5) years of the Lease Term and thereafter no more often than one time in any five (5) year period.
ARTICLE 11

DAMAGE AND DESTRUCTION
11.1Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any material damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the Base Building and such Common Areas. Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, which are consistent with the character of the Project, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, upon notice (the “Landlord Repair Notice”) to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.3(ii) and (iii) of this Lease, and Landlord shall repair any injury or damage to the Improvements and the Original Improvements installed in the Premises and shall return such Improvements and Original Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repair of the damage. In the event that Landlord does not deliver the Landlord Repair Notice within sixty (60) days following the date the casualty becomes known to Landlord, Tenant shall, at its sole cost and expense, repair any injury or damage to the Improvements and the Original Improvements installed in the Premises and shall return such Improvements and Original Improvements to their original condition. Whether or not Landlord delivers a Landlord Repair Notice, prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant’s occupancy, and the Premises are not occupied by Tenant as a result thereof, then during the time and to the extent the Premises are unfit for occupancy, the Rent shall be abated in proportion to the ratio that the amount of rentable square feet of the Premises which is unfit for occupancy for the purposes permitted under this Lease bears to the total rentable square feet of the Premises. In the event that Landlord shall not deliver the Landlord Repair Notice, Tenant’s right to rent abatement pursuant to the preceding sentence shall terminate as of the date which is reasonably determined by Landlord to be the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith.
11.2Landlord’s Option to Repair. Within forty-five (45) days after the date of discovery of the damage, Landlord shall provide Tenant with written notice setting forth a determination, in Landlord’s reasonable judgment, when repairs are anticipated to be completed the “Damage Determination Notice”); provided, however, Landlord shall nevertheless use commercially reasonable efforts to provide such Damage Determination Notice as early as reasonably practicable. To the extent Landlord fails to timely deliver the Damage Determination Notice, Tenant may notify Landlord in writing of such failure and if, within ten (10) business days thereafter, Landlord’s failure to deliver the Damage Determination Notice continues, then Landlord shall be deemed to have concluded that, in Landlord’s reasonable judgment, the repairs cannot reasonably be completed within one hundred eighty (180) days after the discover of the damage (when such repairs are made without the payment of overtime or other premiums), and Tenant shall have the resulting right to terminate this Lease as more particularly set forth herein below. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within one hundred eighty (180) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered by Landlord’s insurance policies; (iv) Landlord decides to rebuild the Building or Common Areas so that they will be substantially different structurally or architecturally; (v) the damage occurs during the last twelve (12) months of the Lease Term; or (vi) any owner of any other portion of the Project, other than Landlord, does not intend to repair the damage to such portion of the Project; provided, however, that if Landlord (A) timely delivered the Damage Determination Notice (following the notice and cure period identified in this Section 11.2, above), or (B) does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and the repairs cannot, in the reasonable opinion of Landlord (as expressly identified in such Damage Determination Notice), be completed within one hundred eighty (180) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums), Tenant may elect, no earlier than the date of its receipt (or deemed receipt) of the Damage Determination Notice and not later than ninety (90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant; provided further, however, to the extent that, as a result of changes in zoning, building codes or other Applicable Laws which become applicable to the Building as a result of, and following, material damage to the Building and subsequent implementation of the repairs pursuant to this Article 11, Tenant will be unable, following such repairs, to maintain its use of, and operations in, the Building in a manner materially consistent with its use of, and operations in, the Building prior to such material damage, then Tenant may elect to terminate this Lease by no less than thirty (30) days advance written notice to Landlord, which termination notice shall be delivered no earlier than the date of its receipt (or deemed receipt) of the Damage Determination Notice and not later than ninety (90) days after the date of such damage. Furthermore, if neither Landlord nor Tenant has terminated this Lease, and the repairs are not actually completed on or before the later to occur of (x) the date which is one hundred eighty (180) days after the date of discovery of the damage, and (y) the last day of the longer, estimated period of repair specified in Landlord’s Damage Determination Notice, Tenant shall have the right to terminate this Lease during the first five (5) business days of each calendar month following the end of such period until such time as the repairs are complete, by notice to Landlord (the “Damage Termination Notice”), effective as of a date set forth in the Damage Termination Notice (the “Damage Termination Date”), which Damage Termination Date shall not be less than ten (10) business days following the end of each such month. Notwithstanding the foregoing, if Tenant delivers a Damage Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period ending thirty (30) days after the Damage Termination Date set forth in the Damage Termination Notice by delivering to Tenant, within five (5) business days of Landlord’s receipt of the Damage Termination Notice, a certificate of Landlord’s contractor responsible for the repair of the damage certifying that it is such contractor’s good faith judgment that the repairs shall be substantially completed within thirty (30) days after the Damage Termination Date. If repairs shall be substantially completed prior to the expiration of such thirty-day period, then the Damage Termination Notice shall be of no force or effect, but if the repairs shall not be substantially completed within such thirty-day period, then this Lease shall terminate upon the expiration of such thirty-day period. At any time, from time to time, after the date occurring sixty (60) days after the date of the damage, Tenant may request that Landlord inform Tenant of Landlord’s reasonable opinion of the date of completion of the repairs and Landlord shall respond to such request within five (5) business days. Notwithstanding the provisions of this Section 11.2, Tenant shall have the right to terminate this Lease under this Section 11.2 only if each of the following conditions is satisfied: (a) the damage to the Project by fire or other casualty was not caused by the gross negligence or intentional act of Tenant or its partners or subpartners and their respective officers, agents, servants, employees, and independent contractors; and (b) as a result of the damage, Tenant cannot reasonably conduct business from the Premises; and, (d) as a result of the damage to the Project, Tenant does not occupy or use more than twenty percent (20%) of the then-existing Premises. In the event this Lease is terminated in accordance with the terms of this Section 11.2, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under items (ii) and (iii) of Section 10.3.2 of this Lease; provided, however, in no event shall Tenant be obligated to assign any such proceeds to the extent they exceed the then-remaining, unamortized portion of the Improvement

Allowances disbursed by Landlord pursuant to the TCCs of the Work Letter Agreements, provided the foregoing amortization determination shall be calculated as of the termination date based upon the initial Lease Term, with interest at the Interest Rate.
11.3Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.
ARTICLE 12

NONWAIVER
No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.
ARTICLE 13

CONDEMNATION
If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.
ARTICLE 14

ASSIGNMENT AND SUBLETTING
14.1Transfers. Subject to the TCCs of Section 14.8, below, Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium”, as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, provided that Landlord shall have the right to require Tenant to utilize Landlord’s standard Transfer documents in connection with the documentation of such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space and (v) an executed estoppel certificate from Tenant in the form attached hereto as Exhibit E.
Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord’s review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred by Landlord, within thirty (30) days after written request by Landlord.
14.2Landlord’s Consent. Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:
14.2.1The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;
14.2.2The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;
14.2.3The Transferee is either a governmental agency or instrumentality thereof;
14.2.4The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;
14.2.5The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease; provided, however, Landlord and Tenant hereby acknowledge and agree that the TCCs of this Section 14.2.5 shall only apply to the extent that (i) Landlord recaptures a portion of the Premises pursuant to the express TCCs of Section 14.4 of this Lease, below, (ii) Landlord subsequently leases such recaptured space to a third-party tenant, and (iii) such third-party would have a right to cancel its lease as a result of the proposed Transfer.

14.2.6The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right) in violation of the express provisions of Section 2.2 and/or any other express provisions of this Lease; or Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent, or (ii) is negotiating with Landlord to lease space in the vicinity of the Project at such time, or (iii) has negotiated with Landlord during the twelve (12)-month period immediately preceding the Transfer Notice; or
If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant’s original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be (x) a declaratory judgment and an injunction for the relief sought without any monetary damages, and (y) any attorneys’ fees and costs that may be awarded by the court in connection therewith, as provided in Section 29.21, below, Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee.
14.3Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any free base rent or other economic concessions reasonably provided to the Transferee, and (iii) any brokerage commissions in connection with the Transfer. “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and to the extent any such payment is in excess of fair market value, for (A) services rendered by Tenant to Transferee, or (B) assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. In the calculations of the Rent (as it relates to the Transfer Premium calculated under this Section 14.3), and the Transferee’s Rent and Quoted Rent under Section 14.2 of this Lease, the Rent paid during each annual period for the Subject Space, and the Transferee’s Rent and the Quoted Rent, shall be computed after adjusting such rent to the actual effective rent to be paid, taking into consideration any and all leasehold concessions granted in connection therewith, including, but not limited to, any rent credit and any improvement allowance. For purposes of calculating any such effective rent all such concessions shall be amortized on a straight-line basis over the relevant term.
14.4Landlord’s Option as to Subject Space. In the event that a proposed Transfer, if consented to, would cause more seventy-five percent (75%) of the Premises, cumulatively, to be subleased or licensed to a party (or parties) other than Original Tenant or a Permitted Transferee, then notwithstanding anything to the contrary contained in this Article 14, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Transfer Notice, to recapture the Subject Space. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice (or at Landlord’s option, shall cause the Transfer to be made to Landlord or its agent, in which case the parties shall execute the Transfer documentation promptly thereafter). In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. However, if Landlord delivers a recapture notice to Tenant, Tenant may, within ten (10) business days after Tenant’s receipt of such recapture notice, deliver written notice to Landlord indicating that Tenant is rescinding its request for consent to the proposed transfer, in which case such Transfer shall not be consummated and this Lease shall remain in full force and effect as to the portion of the Premises that was the subject of the proposed Transfer. If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of this Article 14.
14.5Effect of Transfer. If Landlord consents to a Transfer, (i) the TCCs of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than two percent (2%), Tenant shall pay Landlord’s costs of such audit.
14.6Additional Transfers. For purposes of this Lease, the term “Transfer” shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of fifty percent (50%) or more of the voting shares of Tenant (other than (1) to immediate family members by reason of gift or death, or (2) to family controlled affiliates or other Affiliates), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period.
14.7Occurrence of Default. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If an Event of Default is then occurring under this Lease, Landlord is hereby irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such Event of Default is cured. Such Transferee shall rely on any representation by Landlord that an Event of Default is then occurring under this Lease, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person. If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.
14.8Non-Transfers. Notwithstanding anything to the contrary contained in this Article 14, (i) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant), (ii) an assignment of the Premises to an entity which acquires all or substantially all of the assets or interests (partnership, stock or other) of Tenant, or (iii) an assignment of the Premises to an entity which is the resulting entity of a merger or consolidation of Tenant, shall not be deemed a Transfer under this Article 14, provided that Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information requested by Landlord regarding such assignment or sublease or such affiliate, and further provided that such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease or otherwise effectuate any “release” by Tenant of such obligations. The transferee under a transfer specified in items (i), (ii) or (iii) above shall be referred to as a “Permitted Transferee.” “Control,” as used in this Section 14.8, shall mean the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of more than fifty percent (50%) of the voting interest in, any person or entity.
ARTICLE 15

SURRENDER OF PREMISES; OWNERSHIP AND
REMOVAL OF TRADE FIXTURES
15.1Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.
15.2Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.
ARTICLE 16

HOLDING OVER
If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to the product of (i) the Rent applicable during the last rental period of the Lease Term under this Lease, and (ii) a percentage equal to one hundred fifty percent (150%). Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

ARTICLE 17

ESTOPPEL CERTIFICATES
Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto (or such other form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. At any time during the Lease Term, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception. Landlord hereby agrees to provide to Tenant an estoppel certificate signed by Landlord, containing the same types of information, and within the same periods of time, as set forth above, with such changes as are reasonably necessary to reflect that the estoppel certificate is being granted and signed by Landlord to Tenant, or the party designated by Tenant in writing to Landlord, rather than from Tenant to Landlord or a lender. Landlord hereby agrees to provide to Tenant an estoppel certificate signed by Landlord, containing the same types of information, and within the same periods of time and with the same conditions as to frequency, all as set forth hereinabove, with such changes as are reasonably necessary to reflect that the estoppel certificate is being granted and signed by Landlord to Tenant, rather than from Tenant to Landlord or a lender.
ARTICLE 18

SUBORDINATION
Subject to Tenant’s receipt of an appropriate non-disturbance agreement(s) as set forth below, this Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Landlord’s delivery to Tenant of commercially reasonable non-disturbance agreement(s) (the “Nondisturbance Agreement”) in favor of Tenant from any ground lessor, mortgage holders or lien holders of Landlord who later come into existence at any time prior to the expiration of the Lease Term shall be in consideration of, and a condition precedent to, Tenant’s agreement to be bound by the terms and conditions of this Article 18. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set- offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the TCCs of this Lease to be observed and performed by Tenant. Landlord’s interest herein may be assigned as security at any time to any lienholder. Tenant shall, within ten (10) business days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

ARTICLE 19

DEFAULTS; REMEDIES
19.1Events of Default. The occurrence of any of the following shall constitute an “Event of Default” of this Lease by Tenant:
19.1.1Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, within five (5) business days of Tenant’s receipt of written notice that the same was not paid when due; or
19.1.2Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default, but in no event exceeding a period of time in excess of sixty (60) days after written notice thereof from Landlord to Tenant; or
19.1.3To the extent permitted by law, a general assignment by Tenant or any guarantor of this Lease for the benefit of creditors, or the taking of any corporate action in furtherance of bankruptcy or dissolution whether or not there exists any proceeding under an insolvency or bankruptcy law, or the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within thirty (30) days, or any execution or other judicially authorized seizure of all or substantially all of Tenant’s assets located upon the Premises or of Tenant’s interest in this Lease, unless such seizure is discharged within thirty (30) days; or
19.1.4Abandonment of the Premises pursuant to California Civil Code Section 1951.3; or
19.1.5The failure by Tenant to observe or perform according to the provisions of Articles 5, 14, 17 or 18 of this Lease where such failure continues for more than two (2) business days after notice from Landlord; or
The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.
19.2Remedies Upon Default. Upon the occurrence of any Event of Default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.
19.2.1Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:
(a)The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus
(b)The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c)The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
(d)Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and
(e)At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.
The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(a) and (b), above, the “worth at the time of award” shall be computed by allowing interest at the Interest Rate. As used in Section 19.2.1(c), above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).
19.2.2Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any Event of Default, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.
19.2.3Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.
19.3Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of any Event of Default, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.
19.4Form of Payment After Default. Following the occurrence of an Event of Default, Landlord shall have the right to require that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether to cure the applicable Event of Default or otherwise, be paid in the form of cash, money order, cashier’s or certified check drawn on an institution acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior practice of accepting payments in any different form.
19.5Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.
19.6Landlord Default. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall be in default in the performance of any material obligation required to be performed by Landlord pursuant to this Lease if Landlord fails to substantially perform such material obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity. Any award from a court or arbitrator in favor of Tenant requiring payment by Landlord which is not paid by Landlord within the time period directed by such award, may be offset by Tenant from Rent next due and payable under this Lease; provided, however, Tenant may not deduct the amount of the award against more than fifty percent (50%) of Base Rent next due and owing (until such time as the entire amount of such judgment is deducted) to the extent following a foreclosure or a deed-in-lieu of foreclosure.
ARTICLE 20

COVENANT OF QUIET ENJOYMENT
Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other TCCs, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the TCCs, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.
ARTICLE 21

SECURITY DEPOSIT
Concurrent with Tenant’s execution of this Lease, Tenant shall deposit with Landlord a security deposit (the “Security Deposit”) in the amount set forth in Section 7 of the Summary, as security for the faithful performance by Tenant of all of its obligations under this Lease. If an Event of Default is then occurring under this Lease, including, but not limited to, the provisions relating to the payment of Rent, the removal of property and the repair of resultant damage, Landlord may, without notice to Tenant, but shall not be required to apply all or any part of the Security Deposit for the payment of any Rent or any other sum in default and Tenant shall, upon demand therefor, restore the Security Deposit to its original amount. Any unapplied portion of the Security Deposit shall be returned to Tenant, or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder, within sixty (60) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any successor statute.
ARTICLE 22

LETTER OF CREDIT
22.1Delivery of Letter of Credit. Tenant shall deliver to Landlord, concurrently with the mutual execution of this Lease, an unconditional, clean, irrevocable letter of credit (the “L-C”) in the amount (the “L-C Amount”) set forth in Section 8 of the Summary, which L-C shall be issued by a money-center bank (a bank which accepts deposits, maintains accounts, has a local, Southern California office which will negotiate a letter of credit, and whose deposits are insured by the FDIC) reasonably acceptable to Landlord, and which L-C shall be in the form of Exhibit G, attached hereto. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the L-C.
22.2Application of Letter of Credit. Landlord shall have the immediate right to draw upon the L-C, in whole or in part and without prior notice to Tenant, other than that required under the Lease, at any time and from time to time: (i) if an Event of Default is then occurring, or (ii) Tenant either files a voluntary petition, or an involuntary petition is filed against Tenant by an entity other than Landlord, under any chapter of the Federal Bankruptcy Code or Tenant executes an assignment for the benefit of creditors. No condition or term of this Lease shall be deemed to render the L-C conditional, thereby justifying the issuer of the L-C in failing to honor a drawing upon such L-C in a timely manner. The L-C and its proceeds shall constitute Landlord’s sole and separate property (and not Tenant’s property or, in the event of a bankruptcy filing by Tenant, property of Tenant’s bankruptcy estate) and Landlord may immediately upon any draw (and without notice to Tenant) apply or offset the proceeds of the L-C: (A) against any amounts payable by Tenant under this Lease that are not paid when due, after the expiration of any applicable notice and cure period; (B) against all losses and damages that Landlord has suffered or may reasonably estimate that it may suffer as a result of any Event of Default under this Lease, including any damages arising under Section 1951.2 of the California Civil Code for rent due following termination of this Lease; (C) against any costs incurred by Landlord in connection with this Lease (including attorneys’ fees); and (D) against any other amount that Landlord may spend or become obligated to spend by reason of any Event of Default under this Lease but in no event in excess of amounts to which the Landlord would be entitled under the law. To the extent to Event of Default is ongoing, Landlord agrees to pay to Tenant within thirty (30) days after the Lease Expiration Date the amount of any proceeds of the L-C received by Landlord and not applied as allowed above, and return the L-C to Tenant within the foregoing thirty (30) day period; provided that if prior to the Lease Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors other than Landlord, under the Federal Bankruptcy Code, or Tenant executes an assignment for the benefit of creditors, then Landlord shall not be obligated to return the L-C or any proceeds of the L-C until all statutes of limitations for any preference avoidance statutes applicable to such bankruptcy or assignment for the benefit of creditors have elapsed or the bankruptcy court or assignee, whichever is applicable, has executed a binding release releasing the Landlord of any and all liability for preferential transfers relating to payments made under this Lease, and Landlord may retain and offset against any remaining L-C proceeds the full amount Landlord is required to pay to any third party on account of preferential transfers relating to this Lease. If Landlord draws on the L-C as permitted in this Section 21.2, then, upon demand of Landlord, Tenant shall restore the amount available under the L-C to the amount set forth in
22.3Section 21.1, above, by providing Landlord with an amendment to the L-C evidencing that the amount available under the L-C has been restored to the amount set forth in Section 21.1, above. In the alternative, Tenant may provide Landlord with cash, to be held by Landlord in accordance with this Section 21.2 in an amount equal to the restoration amount required under this Section 21.2. Tenant shall pay all expenses, points and fees incurred by Tenant or Landlord in renewing, replacing, drawing or transferring the L-C. Landlord and Tenant (1) acknowledge and agree that in no event or circumstance shall the L-C or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any law applicable to security deposits in the commercial context, including, but not limited to, Section 1950.7 of the California Civil Code, as such Section now exists or as it may be hereafter amended or succeeded (the “Security Deposit Laws”), (2) acknowledge and agree that the L-C (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (c) waive any and all rights, duties and obligations that any such party may now, or in the future will, have relating to or arising from the Security Deposit Laws. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of law, now or hereafter in effect, which (x) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (y) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in this Section 21.2 and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant’s breach of this Lease, including any damages Landlord suffers following termination of this Lease.
ARTICLE 23

SIGNS
23.1Generally. Subject to Landlord’s prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed), Tenant and its Permitted Transferees may install identification signage anywhere in the Premises (including in the elevator lobby of the Premises)..
23.2Intentionally Omitted.
23.3Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed without Landlord’s consent pursuant to Section 23.1 or Section 23.2 may be removed without notice by Landlord at the sole expense of Tenant. Except as permitted under Section 23.4 below, Tenant may not install any signs on the exterior or roof of the Project or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Buildings), or other items visible from the exterior of the Premises or Buildings, shall be subject to the prior approval of Landlord, in its sole discretion.

23.4Tenant’s Signage. The Original Tenant and its Permitted Transferee shall be entitled to install the following signage in connection with Tenant’s lease of the Premises (collectively, the “Tenant’s Signage”):
Article 1Exclusive Building-top signage consisting of one (1) building-top sign (maximum size per building-top sign is 100 square feet pursuant to the signage guidelines for the Project) identifying Tenant’s name or logo located at the top of the Building (on the Sequence Drive-facing elevation) in one (1) location; and
(i)A monument sign to be located adjacent to the entrance of the Building in a location, in a design, and with materials and other reasonable parameters to be approved by Landlord in accordance with the TCCs of Section 23.4.1, below (the “Building Monument Sign”), with exclusive signage thereon. Tenant hereby acknowledges and agrees that Landlord may, at Landlord’s sole cost and expense, place a standard “owned and managed” sign on such Building Monument Sign, provided that such “owned and managed” sign shall not be larger than Tenant’s signage.
23.4.2Specifications and Permits. Tenant’s Signage shall set forth Tenant’s name and logo as determined by Tenant in its sole discretion; provided, however, in no event shall Tenant’s Signage include an “Objectionable Name,” as that term is defined in Section 23.4.2, of this Lease. The graphics, materials, color, design, lettering, lighting, size, illumination, specifications and exact location of Tenant’s Signage (collectively, the “Sign Specifications”) shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be consistent and compatible with the quality and nature of the Project and Landlord’s Building standard signage program. For purposes of this Section 23.4.1, the reference to “name” shall mean name and/or logo. In addition, Tenant’s Signage shall be subject to Tenant’s receipt of all required governmental permits and approvals and shall be subject to all Applicable Law and to any covenants, conditions and restrictions affecting the Project. Landlord shall use commercially reasonable efforts to assist Tenant in obtaining all necessary governmental permits and approvals for Tenant’s Signage. Tenant hereby acknowledges that, notwithstanding Landlord’s approval of Tenant’s Signage, Landlord has made no representation or warranty to Tenant with respect to the probability of obtaining all necessary governmental approvals and permits for Tenant’s Signage. In the event Tenant does not receive the necessary governmental approvals and permits for Tenant’s Signage, Tenant’s and Landlord’s rights and obligations under the remaining TCCs of this Lease shall be unaffected.
23.4.3Objectionable Name. To the extent Original Tenant desires to change the name and/or logo set forth on Tenant’s Signage, such name and/or logo shall not have a name which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of the Comparable Buildings (an “Objectionable Name”). The parties hereby agree that the names “DexCom, Inc.” or any reasonable derivation thereof, shall not be deemed an Objectionable Name.
23.4.4Termination of Right to Tenant’s Signage. The rights contained in this Section 23.4 shall be personal to the Original Tenant, its Affiliates and any Permitted Assignee, and may only be exercised by the Original Tenant, its Affiliates or a Permitted Assignee (and not any other assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease) if the Original Tenant and its Permitted Transferee are in occupancy of no less than seventy-five percent (75%) of the then-existing Premises.
23.4.5Cost and Maintenance. The costs of the actual signs comprising Tenant’s Signage and the installation, design, construction, and any and all other costs associated with Tenant’s Signage, including, without limitation, utility charges and hook-up fees, permits, and maintenance and repairs, shall be the sole responsibility of Tenant; provided that the costs and fees associated with the initial installation, design, and construction of such Tenant’s Signage may, at Tenant’s option, be deemed a “Improvement Allowance Item,” as that term is set forth in Section 2.2 of the Work Letter Agreements; provided further that Landlord shall construct and install the Building Monument Sign(s) (including, but not limited to, running sufficient power and utilities to the site of the Building Monument Sign), at Tenant’s sole cost and expense, and Tenant shall be responsible for the cost of Tenant’s sign on the Building Monument Sign(s), but Landlord shall maintain all monument signs set forth in this Article 23 in good condition and repair, the cost of which in connection with the Building Monument Sign(s) shall be included in Operating Expenses. Should Tenant’s Signage require repairs and/or maintenance, as determined in Landlord’s reasonable judgment, Landlord shall have the right to provide Notice thereof to Tenant and Tenant (except as set forth above) shall cause such repairs and/or maintenance to be performed within thirty (30) days after receipt of such Notice from Landlord, at Tenant’s sole cost and expense; provided, however, if such repairs and/or maintenance are reasonably expected to require longer than thirty (30) days to perform, Tenant shall commence such repairs and/or maintenance within such thirty (30) day period and shall diligently prosecute such repairs and maintenance to completion. Should Tenant fail to perform such repairs and/or maintenance within the periods described in the immediately preceding sentence, Landlord shall, upon the delivery of an additional five (5) business days’ prior written notice, have the right to cause such work to be performed and to charge Tenant as Additional Rent for the Actual Cost of such work. Upon the expiration or earlier termination of this Lease, Tenant shall, at Tenant’s sole cost and expense, cause Tenant’s Signage to be removed and shall cause the areas in which such Tenant’s Signage was located to be restored to the condition existing immediately prior to the placement of such Tenant’s Signage (excepting normal wear and tear caused by the sun, rain and other elements to which such Tenant’s Signage is exposed). If Tenant fails to timely remove such Tenant’s Signage or to restore the areas in which such Tenant’s Signage was located, as provided in the immediately preceding sentence, then Landlord may perform such work, and all Actual Costs incurred by Landlord in so performing shall be reimbursed by Tenant to Landlord within thirty (30) days after Tenant’s receipt of an invoice therefor. The TCCs of this Section 23.3.4 shall survive the expiration or earlier termination of this Lease.
ARTICLE 24

COMPLIANCE WITH LAW
Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (collectively, “Applicable Laws”). At its sole cost and expense, Tenant shall promptly comply with all such Applicable Laws which relate to (i) Tenant’s use of the Premises for uses inconsistent with a normal and customary implementation of the business operations contemplated under Tenant’s Permitted Use (as expressly in Sections 6(i)-(iii) of the Summary), (ii) the Alterations or Improvements in the Premises, or (iii) the Base Building, but, as to the Base Building, only to the extent such obligations are triggered by Tenant’s Alterations, the Improvements, or a use of the Premises which is inconsistent with a normal and customary implementation of the business operations contemplated under Tenant’s Permitted Use (as expressly in Sections 6(i)-(iii) of the Summary). Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, subject to Article 7 of this Lease, at its sole cost and expense, to comply promptly with such standards or regulations. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Landlord shall comply with all Applicable Laws relating to the Base Building, provided that compliance with such Applicable Laws is not the responsibility of Tenant under this Lease, and provided further that Landlord’s failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or would unreasonably and materially affect the safety of Tenant’s employees or create a significant health hazard for Tenant’s employees. Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Article 24 to the extent consistent with the terms of Section 4.2.4, above.
ARTICLE 25

LATE CHARGES
If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee when due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount plus any attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder; provided, however, with regard to the first such failure in any twelve (12) month period, Landlord will waive such late charge to the extent Tenant cures such failure within five (5) business days following Tenant’s receipt of written notice from Landlord that the same was not received when due. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at the “Interest Rate.” For purposes of this Lease, the “Interest Rate” shall be an annual rate equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication G.13(415),

published on the first Tuesday of each calendar month (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published), plus four (4) percentage points, and (ii) the highest rate permitted by applicable law.
ARTICLE 26

LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT
26.1Landlord’s Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any Event of Default and without releasing Tenant from any obligations hereunder.
26.2Tenant’s Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of any Event of Default under this Lease pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.
ARTICLE 27

ENTRY BY LANDLORD
Landlord reserves the right at all reasonable times (during Building Hours with respect to items (i) and (ii) below) and upon at least twenty-four (24) hours prior notice to Tenant (except in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers, or during the last twelve (12) months of the Lease Term, to prospective tenants; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building’s systems and equipment. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord, including janitorial service; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform. Landlord may make any such entries without the abatement of Rent, except as otherwise provided in this Lease, and may take such reasonable steps as required to accomplish the stated purposes; provided, however, except for (i) emergencies, (ii) repairs, alterations, improvements or additions required by governmental or quasi-governmental authorities or court order or decree, or (iii) repairs which are the obligation of Tenant hereunder, any such entry shall be performed in a manner so as not to unreasonably interfere with Tenant’s use of the Premises and shall be performed after normal business hours if reasonably practical. With respect to items (ii) and (iii) above, Landlord shall use commercially reasonable efforts to not materially interfere with Tenant’s use of, or access to, the Premises. Except as otherwise expressly set forth in Section 6.7 or elsewhere in this Lease, Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein.

ARTICLE 28

TENANT PARKING
As set forth in Section 9 of the Summary, Tenant shall be entitled to utilize, without charge, commencing on the Lease Commencement Date, two hundred forty-three (243) parking spaces on a monthly basis throughout the initial Lease Term, one hundred seventy three (173) of which parking spaces shall be located adjacent to the Building and seventy (70) of which parking spaces shall be located adjacent to the Project (i.e., at 6260 Sequence Drive), all as more particularly identified on Exhibit A attached to this Lease. Notwithstanding the foregoing, Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of such parking spaces by Tenant or the use of the parking facility by Tenant. Tenant’s continued right to use the parking spaces is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking spaces are located, including any sticker or other identification system established by Landlord, Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations. To the extent reasonably necessary to ensure Tenant’s parking rights hereunder are readily available to Tenant and its employees, Landlord shall establish a sticker or other identification system for the Project; provided, however, to the extent the foregoing measures prove insufficient, Landlord shall additionally implement, at Tenant’s sole cost and expense, reasonable access control with regard to such Project parking facilities. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. The parking spaces rented by Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant’s own personnel and such spaces may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval. Tenant may validate visitor parking by such method or methods as the Landlord may establish, at the validation rate from time to time generally applicable to visitor parking.
ARTICLE 29

MISCELLANEOUS PROVISIONS
29.1Terms; Captions. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.
29.2Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.
29.3No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.
29.4Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) business days following a request therefor. At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (10) business days following the request therefor.

29.5Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.
29.6Prohibition Against Recording. Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.
29.7Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.
29.8Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.
29.9Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.
29.10Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.
29.11Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.
29.12No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.
29.13Landlord Exculpation. Except for (i) Tenant’s rights of rent abatement and offset expressly set forth in this Lease, and (ii) Tenant’s retained ability to bring an action against Landlord for claims which are not breach of Landlord’s obligations under the TCC’s of this Lease (e.g., claims based upon tortuous acts, etc.), the liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount equal the “net” interest of Landlord (following payment of any outstanding liens and/or mortgages, whether attributable to sales or insurance proceeds or otherwise) in the Project, including any rents, profits and insurance proceeds received by Landlord or the Landlord Parties in connection with the Project. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

29.14Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease (including all exhibits attached hereto) constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.
29.15Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.
29.16Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and except as to Tenant’s obligations under Articles 5 and 24 of this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.
29.17Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.
29.18Notices. All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (B) transmitted by facsimile, if such facsimile is promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the telecopy is transmitted, (iii) the date the overnight courier delivery is made, or (iv) the date personal delivery is made or attempted to be made. If Tenant is notified of the identity and address of Landlord’s mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant’s exercising any remedy available to Tenant. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:
Kilroy Realty Corporation
12200 West Olympic Boulevard
Suite 200
Los Angeles, California 90064
Attention: Legal Department

with copies to:

Kilroy Realty Corporation
3611 Valley Centre Drive, Suite 550
San Diego, California 92130
Attention: Mr. Brian Galligan

and

Allen Matkins Leck Gamble Mallory & Natsis LLP
1901 Avenue of the Stars, Suite 1800
Los Angeles, California 90067
Attention: Anton N. Natsis, Esq.
29.19Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.
29.20Authority. If Tenant is a corporation, trust or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants on behalf of Tenant that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. In such event, Tenant shall, within ten (10) days after execution of this Lease, deliver to Landlord satisfactory evidence of such authority and, if a corporation, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant’s state of incorporation and (ii) qualification to do business in California.
29.21Attorneys’ Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.
29.22Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the laws of the State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.
29.23Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.
29.24Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Landlord shall pay the Brokers pursuant to the terms of separate commission agreements. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.
29.25Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

29.26Project or Building Name and Signage. Landlord shall have the right at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.
29.27Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.
29.28Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, and space planning consultants.
29.29Transportation Management. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.
29.30Building Renovations. It is specifically understood and agreed that Landlord has made no representation or warranty to Tenant and has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Work Letter Agreements. However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the “Renovations”) the Project, the Building and/or the Premises including without limitation the parking structure, common areas, systems and equipment, roof, and structural portions of the same, which Renovations may include, without limitation, (i) installing sprinklers in the Building common areas and tenant spaces, (ii) modifying the common areas and tenant spaces to comply with applicable laws and regulations, including regulations relating to the physically disabled, seismic conditions, and building safety and security, and (iii) installing new floor covering, lighting, and wall coverings in the Building common areas, and in connection with any Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Project, including portions of the common areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Except as otherwise provided in the Lease, Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Except as otherwise provided in the Lease, Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations or Landlord’s actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord’s actions. Landlord shall use commercially reasonable efforts to have all such work performed in a manner which will minimize any unreasonable interference with the operations of Tenant’s business in the Premises.
29.31No Violation. Tenant and Landlord each hereby warrant and represent to the other that neither its execution of nor performance under this Lease shall cause such party to be in violation of any agreement, instrument, contract, law, rule or regulation by which such party is bound, and Tenant and Landlord shall each protect, defend, indemnify and hold the other harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from such party’s breach of this warranty and representation.
29.32Communications and Computer Lines. Tenant may install, maintain, replace, remove or use any communications or computer wires and cables (collectively, the “Lines”) at the Project in or serving the Premises, provided that (i) the provisions of Article 8 applicable to Cosmetic Alterations shall apply to the installation of such Lines, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord’s reasonable opinion, (iii) the Lines therefor (including riser cables) shall be (x) appropriately insulated to prevent excessive electromagnetic fields or radiation, (y) surrounded by a then-customary protective conduit, and (z) identified in accordance with the “Identification Requirements,” as that term is set forth hereinbelow, (iv) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, and (v) Tenant shall pay all costs in connection therewith. All Lines shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant’s name, suite number, telephone number and the name of the person to contact in the case of an emergency (A) every four feet (4’) outside the Premises (specifically including, but not limited to, the electrical room risers and other Common Areas), and (B) at the Lines’ termination point(s) (collectively, the “Identification Requirements”). Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time (1) are in violation of any Applicable Laws, (2) are inconsistent with then-existing industry standards (such as the standards promulgated by the National Fire Protection Association (e.g., such organization’s “2002 National Electrical Code”)), or (3) otherwise represent a dangerous or potentially dangerous condition.
29.33Hazardous Substances.
29.33.1Definitions. For purposes of this Lease, the following definitions shall apply: “Hazardous Material(s)” shall mean any solid, liquid or gaseous substance or material that is described or characterized as a toxic or hazardous substance, waste, material, pollutant, contaminant or infectious waste, or any matter that in certain specified quantities would be injurious to the public health or welfare, or words of similar import, in any of the “Environmental Laws,” as that term is defined below, or any other words which are intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity or reproductive toxicity, which Hazardous Material(s) shall include, without limitation, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, nuclear or radioactive matter, medical waste, soot, vapors, fumes, acids, alkalis, chemicals, microbial matters (such as molds, fungi or other bacterial matters), biological agents and chemicals which may cause adverse health effects, including but not limited to, cancers and /or toxicity. “Environmental Laws” shall mean any and all federal, state, local or quasi-governmental laws (whether under common law, statute or otherwise), ordinances, decrees, codes, rulings, awards, rules, regulations or guidance or policy documents now or hereafter enacted or promulgated and as amended from time to time, in any way relating to (i) the protection of the environment, the health and safety of persons (including employees), property or the public welfare from actual or potential release, discharge, escape or emission (whether past or present) of any Hazardous Materials or (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Materials.
29.33.2Compliance with Environmental Laws. Tenant covenants that during the Lease Term, Tenant shall comply with all Environmental Laws in accordance with, and as required by, the TCCs of Article 24 of this Lease. Tenant shall not sell, use, or store in or around the Premises any Hazardous Materials, except if stored, properly packaged and labeled, disposed of and/or used in accordance with applicable Environmental Laws. In addition, Tenant agrees that it: (i) shall not cause or suffer to occur, the release, discharge, escape or emission of any Hazardous Materials at, upon, under or within the Premises or any contiguous or adjacent premises that were brought there by Tenant or any of its agents; (ii) shall not engage in activities regarding Hazardous Materials that were brought there by Tenant or any of its agents at the Premises that could result in, give rise to, or lead to the imposition of liability upon Tenant or Landlord or the creation of a lien upon the building or land upon which the Premises is located; (iii) shall notify Landlord promptly following receipt of any knowledge with respect to any actual release, discharge, escape or emission (whether past or present) of any Hazardous Materials at, upon, under or within the Premises; (iv) shall promptly forward to Landlord copies of all orders, notices, permits, applications and other communications and reports in connection with any release, discharge, escape or emission of any Hazardous Materials at, upon, under or within the Premises or any contiguous or adjacent premises, and (v) in connection with Tenant’s surrender of the Premises upon the expiration or earlier termination of this Lease, and with regard to Hazardous Materials brought upon the Premises by Tenant or any of its agents (the “Tenant Haz Mat”), Tenant shall deliver the Premises free of Hazardous Materials brought upon, kept or used in or about the Premises (solely regarding Tenant Haz Mat), and shall obtain and provide (solely with regard to Tenant Haz Mat) to Landlord (A) all Hazardous Materials Clearances regarding such Tenant Haz Mat, (B) evidence from the applicable governmental entities of “closure” of all permits regarding Tenant Haz Mat which had been required for Tenant’s use of the Premises, together with “no further action letters” from such applicable governmental entities and a “no further action letter” for unrestricted future use of the Premises solely with regard to Tenant Haz Mat, and (C) a Phase I report (and, if reasonably required, a Phase II report) with regard to the Premises (specifically including, but not limited to, the Premises’ ceiling tiles, mechanical duct work, air-filters and all related Building Systems, as well as the soils and groundwater under and about the Premises). Such Phase I report (and, if applicable, such Phase II report) shall be (x) performed by an environmental assessment or engineering firm and on a scope of work acceptable to Landlord in its sole discretion, (y) shall identify Landlord as a beneficiary of such report, and (z) completed no earlier than six (6) months prior to the expiration of this Lease and no later than the Lease Expiration Date; provided, however, in the event this Lease is terminated early for any reason, Tenant shall complete such Phase I report within a commercially reasonable time immediately following such early termination of this Lease. Such Phase I report shall either (1) indicate that the property shows no evidence of reasonably possible hazardous materials contamination of the building, soil or groundwater by reason of Tenant Haz Mat; or (2) recommend further investigation of the site, in which event, if such further investigation relates to Tenant Haz Mat, then it shall be performed by an environmental assessment or engineering firm and on a scope of work acceptable to Landlord in its sole discretion and at the Tenant’s sole expense. Such additional investigation, if any, shall be completed within sixty (60) days of such recommendation.
29.33.3List of Documents and Operations. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord, prior to the Lease Commencement Date, a list identifying each type of Hazardous Materials to be present on the Premises and setting forth any and all governmental approvals or permits required in connection with the presence of such Hazardous Materials on the Premises (the “Hazardous Materials List”). Tenant shall deliver to Landlord an updated Hazardous Materials List at least once a year and shall also deliver an updated list before any new Hazardous Material(s) is brought onto to the Premises by Tenant or any of its agents. Tenant shall deliver to Landlord true and correct copies of the following documents (the “Haz Mat Documents”) related to the handling, use, storage, disposal and emission of Hazardous Materials prior to the Lease Commencement Date, or if unavailable at that time, concurrent with the receipt from, or submission to, a governmental agency: permits; approvals; reports and correspondences; storage and manufacturing plans; notice of violations of any laws; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord’s reasonable discretion); and all closure plans or any other documents required by any and all federal, state, and local governmental agencies and authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks. Tenant is not required, however, to provide Landlord with any portion(s) of the Haz Mat Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities. It is not the intent of this Section 29.33.3 to provide Landlord with information which could be detrimental to Tenant’s business should such information become possessed by Tenant’s competitors. In connection with the foregoing, Tenant hereby represents and warrants to Landlord that neither Tenant, or any of its legal predecessors, have been required by any prior landlord, lender or governmental authority at any time during the immediately preceding thirty-six (36) months to take remedial action in connection with Hazardous Materials contaminating a property which contamination was permitted by Tenant or resulting from Tenant’s action or use of the property in question, and Tenant is not subject to any enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Materials. If Landlord determines that this representation and warranty was not true as of the date of this Lease, Landlord shall have the right to terminate this Lease in Landlord’s sole and absolute discretion.
29.33.4Landlord’s Right of Environmental Audit. Landlord may, upon reasonable notice to Tenant, be granted access to and enter the Premises no more than once annually to perform or cause to have performed an environmental inspection, site assessment or audit. Such environmental inspector or auditor may be chosen by Landlord, in its sole discretion, and be performed at Landlord’s sole expense. To the extent that the report prepared upon such inspection, assessment or audit, indicates the presence of Tenant Haz Mat in violation of Environmental Laws, or provides recommendations or suggestions to prohibit the release, discharge, escape or emission of any Tenant Haz Mat at, upon, under or within the Premises, or to comply with any Environmental Laws, Tenant shall promptly, at Tenant’s sole expense, comply with such recommendations or suggestions, including, but not limited to performing such additional investigative or subsurface investigations or remediation(s) as recommended by such inspector or auditor (taking into account all legal requirements and applicable governmental agency recommendations). Notwithstanding the above, if at any time, Landlord has actual notice or reasonable cause to believe that Tenant has violated, or permitted any violations of any Environmental Law, then Landlord will be entitled to perform its environmental inspection, assessment or audit at any time, notwithstanding the above mentioned annual limitation, and Tenant must reimburse Landlord for the cost or fees incurred for such as Additional Rent.
29.33.5Indemnifications. Except to the extent attributable to the negligence or willful misconduct of Tenant or any Tenant Parties, Landlord agrees to indemnify, defend, protect and hold harmless the Tenant Parties from and against any liability, obligation, damage or costs, including without limitation, attorneys’ fees and costs, resulting directly or indirectly from any use, presence, removal or disposal of any Hazardous Materials that was not Tenant Haz Mat. Except to the extent attributable to the negligence or willful misconduct of Landlord or any Landlord Parties, Tenant agrees to indemnify, defend, protect and hold harmless the Landlord Parties from and against any liability, obligation, damage or costs, including without limitation, attorneys’ fees and costs, resulting directly or indirectly from any use, presence, removal or disposal of any Tenant Haz Mat. The foregoing reciprocal environmental indemnities shall survive any expiration or termination of this Lease, and are not affected by any claims of breach of any other provisions of this Lease.
29.33.6Ongoing Obligations. All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term, including the obligations of Tenant pursuant to this Section 29.33, shall survive the expiration or earlier termination of the Lease, including, without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises.
29.34No Discrimination. Tenant covenants by and for itself, its heirs, executors, administrators and assigns, and all persons claiming under or through Tenant, and this Lease is made and accepted upon and subject to the following conditions: that there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, sex, religion, marital status, ancestry or national origin in the leasing, subleasing, transferring, use, or enjoyment of the Premises, nor shall Tenant itself, or any person claiming under or through Tenant, establish or permit such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy, of tenants, lessees, sublessees, subtenants or vendees in the Premises.
[signature page immediately follows]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

“LANDLORD”: KILROY REALTY, L.P., a Delaware limited partnership By: Kilroy Realty Corporation, a Maryland corporation, General Partner	“TENANT”: DEXCOM, INC., a Delaware corporation By: /s/ Steven J. Kemper Its: Chief Financial Officer
By: /s/ Jeffrey C. Hansen Its: Executive Vice President
By: /s/ John Fucci Its: Sr. Vice President

EXHIBIT A
6340 SEQUENCE DRIVE
OUTLINE OF PREMISES, BUILDING AND TENANT PARKING AREAS
[ATTACHED]

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EXHIBIT B
6340 SEQUENCE DRIVE
WORK LETTER AGREEMENT
(INITIAL PREMISES)
This Work Letter Agreement shall set forth the terms and conditions relating to the construction of the improvements in the Initial Premises. This Work Letter Agreement is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Work Letter Agreement to Articles or Sections of “this Lease” shall mean the relevant portion of Articles 1 through 29 of the Office Lease to which this Work Letter Agreement is attached as Exhibit B and of which this Work Letter Agreement forms a part, and all references in this Work Letter Agreement to Sections of “this Work Letter Agreement” shall mean the relevant portion of Sections 1 through 5 of this Work Letter Agreement. Capitalized terms used in this Work Letter Agreement shall have the same meaning as those terms are used and defined in the Lease, unless such terms are otherwise defined in this Work Letter Agreement.
SECTION 1
LANDLORD’S INITIAL CONSTRUCTION IN THE PREMISES
1.1    Base Building as Constructed by Landlord. Upon the full execution and delivery of this Lease by Landlord and Tenant, Landlord shall deliver the Premises and “Base Building,” as that term is defined below, to Tenant, and Tenant shall accept the Premises and Base Building from Landlord in their presently existing, “as-is” condition. The “Base Building” shall consist of those portions of the Premises which were in existence prior to the construction of any improvements in the Premises for the prior tenant of the Premises.
1.2    HVAC, Plumbing and Electrical Systems. Notwithstanding anything to the contrary set forth in the Lease or Section 1.1 of this Work Letter Agreement, above, and subject to the TCCs of the last sentence of Section 1.1.1 of the Lease, Landlord shall, upon its delivery of the Premises to Tenant, cause the Base Building’s HVAC, plumbing and electrical systems to be in good working order.
SECTION 2
IMPROVEMENTS
2.1    Improvement Allowance. Tenant shall be entitled to a one-time improvement allowance (the “Initial Premises Improvement Allowance”) in the amount of $383,810.00 (which amount was calculated based upon $10.00 per Rentable Square Foot for each of the 38,381 Rentable Square Feet of space in the Initial Premises) for the costs relating to the initial design and construction of the improvements which are permanently affixed to the Initial Premises portion of the Premises or as otherwise allowed pursuant to the express terms of the Lease or this Work Letter Agreement (the “Improvements”). Except as otherwise expressly set forth herein, in no event shall Landlord be obligated to make disbursements pursuant to this Work Letter Agreement in a total amount which exceeds the Initial Premises Improvement Allowance. All Improvements for which the Initial Premises Improvement Allowance has been made available shall, as more particularly identified in Section 8.5 of the Lease, be and become the property of Landlord.
2.2    Disbursement of the Improvement Allowance. Landlord shall pay to Tenant the full amount of the Initial Premises Improvement Allowance within five (5) business days following the later to occur of (i) September 1, 2006, and (ii) the completion of construction of the Initial Premises; provided, however, such completion of construction shall not be deemed to have occurred unless and until (x) Tenant delivers to Landlord properly executed mechanics lien releases in compliance with both California Civil Code Section 3262(d)(2) and either Section 3262(d)(3) or Section 3262(d)(4), (y) Landlord has determined that no substandard work exists which adversely effects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, or the structure or exterior appearance of the Building, and (z) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Improvements in the Initial Premises has been substantially completed.
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2.3    Building Standards for Improvements; Warm Shell Condition. Tenant acknowledges that Landlord has established minimum specifications (the “Building Standards for Improvements”) for the Building standard components to be used in the construction of the Improvements in the Initial Premises, which Building Standards for Improvements are set forth on Schedule 1 attached hereto. Except for Building-standard doors, door hardware and lock sets, as well as all other items expressly identified on Schedule 1 as “not changeable,” Landlord and Tenant hereby acknowledge and agree that Tenant is not required to use any of the specific items set forth in Schedule 1 in the construction of the Improvements, but that such Schedule 1 establishes the minimum quality and quantity of items listed thereon that are required with regard to the construction of the PA Improvements. In connection with such Building Standards for Improvements, Landlord has also established certain “Warm Shell” condition specifications, which Warm Shell condition specifications are set forth on Schedule 2, attached hereto.
2.4    Removal of Non-Conforming Improvements. To the extent any particular Improvements do not conform to the Building Standards for Improvements (collectively, the “Non-Conforming Improvements”), and the same are identified for removal by Landlord at the time of Landlord’s approval of the Construction Drawings, then Tenant, at its sole cost and expense, shall (A) remove from the Premises any such Non-Conforming Improvements so identified for removal, (B) repair any damage caused by such removal, and (C) and return the affected portion of the Premises to the Warm Shell condition. Unless Landlord, in its sole and absolute discretion, rescinds such removal/repair/reconfiguration requirement in writing at least sixty (60) days prior to the end of the Lease Term, such removal and replacement of Non-Conforming Improvements shall be performed promptly and shall be completed by Tenant on or before the end of the Lease Term.
SECTION 3
CONSTRUCTION DRAWINGS
3.1    Selection of Architect/Construction Drawings. Subject to Landlord’s approval, which approval shall not be unreasonably withheld, delayed, or conditioned, Tenant shall select and retain an architect/space planner (the “Architect”) to prepare the “Construction Drawings,” as that term is defined in this Section 3.1; provided, however, Landlord hereby pre-approves Tony Mansour. Tenant shall retain (A) the structural, mechanical and electrical engineering consultants designated by Landlord, and (B) subject to Landlord’s approval (which approval shall not be unreasonably withheld, delayed, or conditioned), all other engineering consultants designated by Tenant (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Premises, which work is not part of the Base Building. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.” All Construction Drawings shall comply with the drawing format and specifications reasonably determined by Landlord, and shall be subject to Landlord’s approval; provided, however, Landlord shall only disapprove any such Construction Drawing to the extent of a “Design Problem,” as that term is defined below. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant’s waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings. A “Design Problem” is defined as, and shall be deemed to exist if there could be (i) an effect on the exterior appearance of the Building, (ii) an adverse effect on the Base Building (including without limitation the Building Structure), (iii) an adverse effect on the Building Systems or the operation and maintenance thereof, or (iv) any failure to comply with Applicable Laws or Code. Notwithstanding anything to the contrary contained herein, Landlord acknowledges that Tenant’s security systems are fundamental to its business operations in the Premises, and Landlord shall reasonably cooperate with Tenant, at no material extra cost to Landlord, to permit such security systems to be installed in the Premises in accordance with Tenant’s reasonable security requirements. Landlord further acknowledges that the Improvements may include data center, cafeteria and exercise facilities, and that Landlord shall reasonably cooperate with Tenant, at no material extra cost to Landlord, in Tenant’s design of such facilities.
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3.2    Final Space Plan. Tenant shall supply Landlord with four (4) copies signed by Tenant of its final space plan for the Premises before any architectural working drawings or engineering drawings have been commenced. The final space plan (the “Final Space Plan”) shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Space Plan for the Premises if the same is unsatisfactory or incomplete in any respect; provided, however, Landlord shall only disapprove such Final Space Plans to the extent of a Design Problem. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Space Plan for the Premises if the same is unsatisfactory or incomplete in any respect. Landlord shall set forth with reasonable specificity in what respect the Final Space Plan is unsatisfactory or incomplete (based upon a commercially reasonable standard). If Tenant is so advised, Tenant shall promptly direct the Architect to cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require, and immediately thereafter Architect shall promptly re-submit the Final Space Plan to Landlord for its approval. Such procedure shall continue until the Final Space Plan is approved by Landlord.
3.3    Final Working Drawings. After the Final Space Plan has been approved by Landlord, Tenant shall supply the Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, B.T.U. calculations, electrical requirements and special electrical receptacle requirements for the Premises, to enable the Engineers and the Architect to complete the “Final Working Drawings” (as that term is defined below) in the manner as set forth below. Upon the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”) and shall submit the same to Landlord for Landlord’s approval. Tenant shall supply Landlord with four (4) copies signed by Tenant of such Final Working Drawings. Landlord shall, within five (5) business days after Landlord’s receipt of all of the Final Working Drawings, either (i) approve the Final Working Drawings, (ii) approve the Final Working Drawings subject to specified conditions, which conditions must be stated in a reasonably clear and complete manner, and shall only be conditions reasonably intended to address a potential Design Problem, or (iii) disapprove and return the Construction Drawings to Tenant with requested revisions; provided, however, Landlord shall only disapprove such Final Working Drawings to the extent of a Design Problem. If Landlord disapproves the Final Working Drawings, Tenant may resubmit the Final Working Drawings to Landlord at any time, and Landlord shall approve or disapprove the resubmitted Final Working Drawings, based upon the criteria set forth in this Section 3.3, within three (3) business days after Landlord receives such resubmitted Final Working Drawings. Such procedure shall be repeated until the Final Working Drawings are approved.
3.4    Approved Working Drawings. The Final Working Drawings shall be approved by Landlord (the “Approved Working Drawings”) prior to the commencement of construction of the Premises by Tenant. After approval by Landlord of the Final Working Drawings, Tenant shall submit the same to the appropriate municipal authorities for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, provided, however, that Landlord may only disapprove of any such change to the extent the necessary to eliminate a Design Problem (as requested and approved, a “Tenant Change”).
SECTION 4
CONSTRUCTION OF THE IMPROVEMENTS
4.1    Tenant’s Selection of Contractors.
4.1.1    The Contractor. A general contractor shall be retained by Tenant to construct the Improvements in the Initial Premises. Such general contractor (“Contractor”) shall be Good & Roberts or otherwise selected by Tenant from a list of approved general contractors mutually and reasonably agreed
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upon by Landlord and Tenant, and Tenant shall deliver to Landlord notice of its selection of the Contractor upon such selection.
4.1.2    Tenant’s Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as “Tenant’s Agents”) must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed. If Landlord does not approve any of Tenant’s proposed subcontractors, laborers, materialmen or suppliers, Tenant shall submit other proposed subcontractors, laborers, materialmen or suppliers for Landlord’s written approval.
4.2    Construction of Improvements by Tenant’s Agents.
4.2.1    Construction Contract; Final Costs. Prior to Tenant’s execution of the construction contract and general conditions with Contractor (the “Contract”), Tenant shall submit the Contract to Landlord for its approval, which approval shall not be unreasonably withheld or delayed. Prior to the commencement of the construction of the Improvements, and after Tenant has accepted all bids for the Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred, as set forth more particularly in Sections 2.2.1.1 through 2.2.1.9, above, in connection with the design and construction of the Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the amount of the Contract (the “Final Costs”). In the event that, after the Final Costs have been delivered by Tenant to Landlord, the costs relating to the design and construction of the Improvements shall change, any additional costs that arise in connection with the construction of the Improvements shall be paid by Tenant. During its construction of the Improvements, Tenant shall make monthly progress payments to the Contractor pursuant to Section 4.4 of this Work Letter Agreement.
4.2.2    Tenant’s Agents.
4.2.2.1    Landlord’s General Conditions for Tenant’s Agents and Improvement Work. Tenant’s and Tenant’s Agent’s construction of the Improvements shall comply with the following: (i) the Improvements shall be constructed in strict accordance with the Approved Working Drawings; (ii) Tenant’s Agents shall submit schedules of all work relating to the Tenant’s Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant’s Agents of any changes which are necessary thereto, and Tenant’s Agents shall adhere to such corrected schedule; and (iii) Tenant shall abide by all rules made by Landlord’s Building manager with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Work Letter Agreement, including, without limitation, the construction of the Improvements. Tenant shall pay a logistical coordination fee (the “Coordination Fee”) to Landlord in an amount equal to the product of (A) two percent (2.0%) and (B) an amount equal to the “hard costs” incurred for the actual construction of the Tenant Improvements; provided, however, in no event shall the amount of such “hard costs” be deemed to exceed the amount of the Initial Premises Improvement Allowance; provided further, however, Landlord and Tenant hereby acknowledge that such Coordination Fee shall be for services relating to the coordination of the construction of the Improvements.
4.2.2.2    Indemnity. Tenant’s indemnity of Landlord as set forth in this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Improvements and/or Tenant’s disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in this Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord’s performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.
4.2.2.3    Requirements of Tenant’s Agents. Each of Tenant’s Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant’s Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors and (ii) the Lease Commencement Date. The correction of such work shall include, without additional charge, all additional expenses and damages
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incurred in connection with such removal or replacement of all or any part of the Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.
4.2.2.4    Insurance Requirements.
4.2.2.4.1    General Coverages. All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in this Lease.
4.2.2.4.2    Special Coverages. Tenant shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of the Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Improvements shall be insured by Tenant pursuant to this Lease immediately upon completion thereof; provided, however, to the extent such insurance is not available on a commercially reasonable basis, then Tenant shall not be required to carry such insurance. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant’s Agents shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $500,000 per incident, $1,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in this Lease.
4.2.2.4.3    General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Improvements and before the Contractor’s equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense. Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until the Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant. All policies carried under this Section 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant’s Agents. All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.2 of this Work Letter Agreement. Landlord may, in its reasonable discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of the Improvements and naming Landlord as a co-obligee.
4.2.3    Governmental Compliance. The Improvements shall comply in all material respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.
4.2.4    Inspection by Landlord. Landlord shall have the reasonable right to inspect the Improvements at all times, provided however, that Landlord’s failure to inspect the Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Improvements constitute Landlord’s approval of the same. Should Landlord disapprove any portion of the Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Improvements and such defect, deviation or matter might adversely effect the mechanical, electrical,
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plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant’s use of such other tenant’s leased premises, Landlord may, take such action as Landlord deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Improvements until such time as the defect, deviation and/or matter is corrected to Landlord’s satisfaction.
4.2.5    Meetings. Tenant and Landlord shall hold regular meetings at reasonable times (but in no event to be required more often than weekly), with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Improvements, which meetings shall be held at a location and at times mutually and reasonably agreed upon by Landlord and Tenant, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord’s request, certain of Tenant’s Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor’s current request for payment.
4.3    Notice of Completion; Copy of Record Set of Plans. Within ten (10) days after completion of construction of the Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two (2) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.
4.4    Monthly Disbursements. On or before a designated day of each calendar month during the construction of the Improvements, Tenant shall pay the Contractor, on a progress-payment basis, pursuant to the terms of the Contract; provided, however, at least five (5) business days prior to making such monthly disbursements, Tenant shall have delivered to Landlord: (i) a construction schedule showing, by trade, the percentage of completion of the Improvements in the Initial Premises, detailing the portion of the work completed and the portion not completed; (ii) copies of invoices from all of Tenant’s Agents for labor rendered and materials delivered to the Premises; (iii) executed mechanic’s lien releases from all of Tenant’s Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 3262(d); and (iv) all other information reasonably requested by Landlord (collectively, the “Payment Package”). Tenant’s submission of each Payment Package to Landlord and corresponding payment to Contractor shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in such Payment Package.
SECTION 5
MISCELLANEOUS
5.1    Tenant’s Representative. Tenant has designated Mr. Mark Brister as its sole representative with respect to the matters set forth in this Work Letter Agreement, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter Agreement.
5.2    Landlord’s Representative. Landlord has designated Mr. Rick Mount as its sole representatives with respect to the matters set forth in this Work Letter Agreement, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter Agreement.
5.3    Time of the Essence in This Work Letter Agreement. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.
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SCHEDULE 1 TO EXHIBIT B
BUILDING STANDARDS FOR IMPROVEMENTS
[ATTACHED]

1

SCHEDULE 2 TO EXHIBIT B
WARM SHELL CONDITION SPECIFICATIONS
[ATTACHED]

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EXHIBIT B-1
6340 SEQUENCE DRIVE
WORK LETTER AGREEMENT
(MUST-TAKE SPACE)
This Work Letter Agreement shall set forth the terms and conditions relating to the construction of the improvements in the Must-Take Space. This Work Letter Agreement is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Work Letter Agreement to Articles or Sections of “this Lease” shall mean the relevant portion of Articles 1 through 29 of the Office Lease to which this Work Letter Agreement is attached as Exhibit B and of which this Work Letter Agreement forms a part, and all references in this Work Letter Agreement to Sections of “this Work Letter Agreement” shall mean the relevant portion of Sections 1 through 5 of this Work Letter Agreement. Capitalized terms used in this Work Letter Agreement shall have the same meaning as those terms are used and defined in the Lease, unless such terms are otherwise defined in this Work Letter Agreement.
SECTION 1

LANDLORD’S INITIAL CONSTRUCTION IN THE PREMISES
1.1    Base Building as Constructed by Landlord. Upon the full execution and delivery of this Lease by Landlord and Tenant, Landlord shall deliver the Premises and “Base Building,” as that term is defined below, to Tenant, and Tenant shall accept the Premises and Base Building from Landlord in their presently existing, “as-is” condition. The “Base Building” shall consist of those portions of the Premises which were in existence prior to the construction of any improvements in the Premises for the prior tenant of the Premises.
1.2    HVAC, Plumbing and Electrical Systems. Notwithstanding anything to the contrary set forth in the Lease or Section 1.1 of this Work Letter Agreement, above, and subject to the TCCs of the last sentence of Section 1.1.1 of the Lease, Landlord shall, upon its delivery of the Premises to Tenant, cause the Base Building’s HVAC, plumbing and electrical systems to be in good working order.
SECTION 2

IMPROVEMENTS
2.1    Improvement Allowance. Tenant shall be entitled to a one-time improvement allowance (the “Must-Take Space Improvement Allowance”) in the amount of $280,190.00 (which amount was calculated based upon $10.00 per Rentable Square Foot for each of the 28,019 Rentable Square Feet of space in the Must-Take Space) for the costs relating to the initial design and construction of the improvements which are permanently affixed to the Must-Take Space portion of the Premises or as otherwise allowed pursuant to the express terms of the Lease or this Work Letter Agreement (the “Improvements”). Except as otherwise expressly set forth herein, in no event shall Landlord be obligated to make disbursements pursuant to this Work Letter Agreement in a total amount which exceeds the Must-Take Space Improvement Allowance. All Improvements for which the Must-Take Space Improvement Allowance has been made available shall, as more particularly identified in Section 8.5 of the Lease, be and become the property of Landlord.
2.2    Disbursement of the Improvement Allowance. Landlord shall pay to Tenant the full amount of the Must-Take Space Improvement Allowance within five (5) business days following the later to occur of (w) the expiration of the MTS Rent Abatement Period, (x) the date Tenant delivers to Landlord properly executed mechanics lien releases in compliance with both California Civil Code Section 3262(d)(2) and either Section 3262(d)(3) or Section 3262(d)(4), (y) the Landlord has determined that no substandard work exists which adversely effects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life- safety or other systems of the Building, the curtain wall of the Building, or the structure or exterior appearance of the Building, and (z) the date Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Improvements in the Must-Take Space has been substantially completed.
2.3    Building Standards for Improvements; Warm Shell Condition. Tenant acknowledges that Landlord has established the Building Standards for Improvements and Warm Shell condition
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specifications, as more particularly set forth in Exhibit B to this Lease and in Schedules 1 and 2 to such Exhibit B.
2.4    Removal of Non-Conforming Improvements. To the extent any particular Improvements do not conform to the Building Standards for Improvements (collectively, the “Non-Conforming Improvements”), and the same are identified for removal by Landlord at the time of Landlord’s approval of the Construction Drawings, then Tenant, at its sole cost and expense, shall (A) remove from the Premises any such Non-Conforming Improvements so identified for removal, (B) repair any damage caused by such removal, and (C) and return the affected portion of the Premises to the Warm Shell condition. Unless Landlord, in its sole and absolute discretion, rescinds such removal/repair/reconfiguration requirement in writing at least sixty (60) days prior to the end of the Lease Term, such removal and replacement of Non-Conforming Improvements shall be performed promptly and shall be completed by Tenant on or before the end of the Lease Term.
SECTION 3
CONSTRUCTION DRAWINGS
3.1    Selection of Architect/Construction Drawings. Subject to Landlord’s approval, which approval shall not be unreasonably withheld, delayed, or conditioned, Tenant shall select and retain an architect/space planner (the “Architect”) to prepare the “Construction Drawings,” as that term is defined in this Section 3.1; provided, however, Landlord hereby pre-approves Tony Mansour. Tenant shall retain (A) the structural, mechanical and electrical engineering consultants designated by Landlord, and (B) subject to Landlord’s approval (which approval shall not be unreasonably withheld, delayed, or conditioned), all other engineering consultants designated by Tenant (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Premises, which work is not part of the Base Building. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.” All Construction Drawings shall comply with the drawing format and specifications reasonably determined by Landlord, and shall be subject to Landlord’s approval; provided, however, Landlord shall only disapprove any such Construction Drawing to the extent of a “Design Problem,” as that term is defined below. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant’s waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings. A “Design Problem” is defined as, and shall be deemed to exist if there could be (i) an effect on the exterior appearance of the Building, (ii) an adverse effect on the Base Building (including without limitation the Building Structure), (iii) an adverse effect on the Building Systems or the operation and maintenance thereof, or (iv) any failure to comply with Applicable Laws or Code. Notwithstanding anything to the contrary contained herein, Landlord acknowledges that Tenant’s security systems are fundamental to its business operations in the Premises, and Landlord shall reasonably cooperate with Tenant, at no material extra cost to Landlord, to permit such security systems to be installed in the Premises in accordance with Tenant’s reasonable security requirements. Landlord further acknowledges that the Improvements may include data center, cafeteria and exercise facilities, and that Landlord shall reasonably cooperate with Tenant, at no material extra cost to Landlord, in Tenant’s design of such facilities.
3.2    Final Space Plan. Tenant shall supply Landlord with four (4) copies signed by Tenant of its final space plan for the Premises before any architectural working drawings or engineering drawings have been commenced. The final space plan (the “Final Space Plan”) shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Space Plan for the Premises if the same is unsatisfactory or incomplete in any respect; provided, however, Landlord shall only disapprove such Final Space Plans to the extent of a Design Problem. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Space Plan for the Premises if the same is unsatisfactory or incomplete in any respect. Landlord shall set
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forth with reasonable specificity in what respect the Final Space Plan is unsatisfactory or incomplete (based upon a commercially reasonable standard). If Tenant is so advised, Tenant shall promptly direct the Architect to cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require, and immediately thereafter Architect shall promptly re-submit the Final Space Plan to Landlord for its approval. Such procedure shall continue until the Final Space Plan is approved by Landlord.
3.3    Final Working Drawings. After the Final Space Plan has been approved by Landlord, Tenant shall supply the Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, B.T.U. calculations, electrical requirements and special electrical receptacle requirements for the Premises, to enable the Engineers and the Architect to complete the “Final Working Drawings” (as that term is defined below) in the manner as set forth below. Upon the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”) and shall submit the same to Landlord for Landlord’s approval. Tenant shall supply Landlord with four (4) copies signed by Tenant of such Final Working Drawings. Landlord shall, within five (5) business days after Landlord’s receipt of all of the Final Working Drawings, either (i) approve the Final Working Drawings, (ii) approve the Final Working Drawings subject to specified conditions, which conditions must be stated in a reasonably clear and complete manner, and shall only be conditions reasonably intended to address a potential Design Problem, or (iii) disapprove and return the Construction Drawings to Tenant with requested revisions; provided, however, Landlord shall only disapprove such Final Working Drawings to the extent of a Design Problem. If Landlord disapproves the Final Working Drawings, Tenant may resubmit the Final Working Drawings to Landlord at any time, and Landlord shall approve or disapprove the resubmitted Final Working Drawings, based upon the criteria set forth in this Section 3.3, within three (3) business days after Landlord receives such resubmitted Final Working Drawings. Such procedure shall be repeated until the Final Working Drawings are approved.
3.4    Approved Working Drawings. The Final Working Drawings shall be approved by Landlord (the “Approved Working Drawings”) prior to the commencement of construction of the Premises by Tenant. After approval by Landlord of the Final Working Drawings, Tenant shall submit the same to the appropriate municipal authorities for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, provided, however, that Landlord may only disapprove of any such change to the extent the necessary to eliminate a Design Problem (as requested and approved, a “Tenant Change”).
SECTION 4

CONSTRUCTION OF THE IMPROVEMENTS
4.1    Tenant’s Selection of Contractors.
4.1.1    The Contractor. A general contractor shall be retained by Tenant to construct the Improvements in the Must-Take Space. Such general contractor (“Contractor”) shall be Good & Roberts or otherwise selected by Tenant from a list of approved general contractors mutually and reasonably agreed upon by Landlord and Tenant, and Tenant shall deliver to Landlord notice of its selection of the Contractor upon such selection.
4.1.2    Tenant’s Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as “Tenant’s Agents”) must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed. If Landlord does not approve any of Tenant’s proposed subcontractors, laborers, materialmen or suppliers, Tenant shall submit other proposed subcontractors, laborers, materialmen or suppliers for Landlord’s written approval.
4.2    Construction of Improvements by Tenant’s Agents.
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4.2.1    Construction Contract; Final Costs. Prior to Tenant’s execution of the construction contract and general conditions with Contractor (the “Contract”), Tenant shall submit the Contract to Landlord for its approval, which approval shall not be unreasonably withheld or delayed. Prior to the commencement of the construction of the Improvements, and after Tenant has accepted all bids for the Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred, as set forth more particularly in Sections 2.2.1.1 through 2.2.1.9, above, in connection with the design and construction of the Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the amount of the Contract (the “Final Costs”). In the event that, after the Final Costs have been delivered by Tenant to Landlord, the costs relating to the design and construction of the Improvements shall change, any additional costs that arise in connection with the construction of the Improvements shall be paid by Tenant. During its construction of the Improvements, Tenant shall make monthly progress payments to the Contractor pursuant to Section 4.4 of this Work Letter Agreement.
4.2.2    Tenant’s Agents.
4.2.2.1    Landlord’s General Conditions for Tenant’s Agents and Improvement Work. Tenant’s and Tenant’s Agent’s construction of the Improvements shall comply with the following: (i) the Improvements shall be constructed in strict accordance with the Approved Working Drawings; (ii) Tenant’s Agents shall submit schedules of all work relating to the Tenant’s Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant’s Agents of any changes which are necessary thereto, and Tenant’s Agents shall adhere to such corrected schedule; and (iii) Tenant shall abide by all rules made by Landlord’s Building manager with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Work Letter Agreement, including, without limitation, the construction of the Improvements. Tenant shall pay a logistical coordination fee (the “Coordination Fee”) to Landlord in an amount equal to the product of (A) two percent (2.0%) and (B) an amount equal to the “hard costs” incurred for the actual construction of the Tenant Improvements; provided, however, in no event shall the amount of such “hard costs” be deemed to exceed the amount of the Must-Take Space Improvement Allowance; provided further, however, Landlord and Tenant hereby acknowledge that such Coordination Fee shall be for services relating to the coordination of the construction of the Improvements.
4.2.2.2    Indemnity. Tenant’s indemnity of Landlord as set forth in this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Improvements and/or Tenant’s disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in this Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord’s performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.
4.2.2.3    Requirements of Tenant’s Agents. Each of Tenant’s Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant’s Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors and (ii) the Lease Commencement Date. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.
4.2.2.4    Insurance Requirements.
4.2.2.4.1    General Coverages. All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public
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liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in this Lease.
4.2.2.4.2    Special Coverages. Tenant shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of the Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Improvements shall be insured by Tenant pursuant to this Lease immediately upon completion thereof; provided, however, to the extent such insurance is not available on a commercially reasonable basis, then Tenant shall not be required to carry such insurance. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant’s Agents shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $500,000 per incident, $1,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in this Lease.
4.2.2.4.3    General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Improvements and before the Contractor’s equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense. Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until the Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant. All policies carried under this Section 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant’s Agents. All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.2 of this Work Letter Agreement. Landlord may, in its reasonable discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of the Improvements and naming Landlord as a co-obligee.
4.2.3    Governmental Compliance. The Improvements shall comply in all material respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.
4.2.4    Inspection by Landlord. Landlord shall have the reasonable right to inspect the Improvements at all times, provided however, that Landlord’s failure to inspect the Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Improvements constitute Landlord’s approval of the same. Should Landlord disapprove any portion of the Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Improvements and such defect, deviation or matter might adversely effect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant’s use of such other tenant’s leased premises, Landlord may, take such action as Landlord deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Improvements until such time as the defect, deviation and/or matter is corrected to Landlord’s satisfaction.
4.2.5    Meetings. Tenant and Landlord shall hold regular meetings at reasonable times (but in no event to be required more often than weekly), with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Improvements, which meetings shall be held at a location and at times mutually and reasonably agreed upon by Landlord and Tenant, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend,
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all such meetings, and, upon Landlord’s request, certain of Tenant’s Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor’s current request for payment.
4.3    Notice of Completion; Copy of Record Set of Plans. Within ten (10) days after completion of construction of the Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two (2) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.
4.4    Monthly Disbursements. On or before a designated day of each calendar month during the construction of the Improvements, Tenant shall pay the Contractor, on a progress-payment basis, pursuant to the terms of the Contract; provided, however, at least five (5) business days prior to making such monthly disbursements, Tenant shall have delivered to Landlord: (i) a construction schedule showing, by trade, the percentage of completion of the Improvements in the Must-Take Space, detailing the portion of the work completed and the portion not completed; (ii) copies of invoices from all of Tenant’s Agents for labor rendered and materials delivered to the Premises; (iii) executed mechanic’s lien releases from all of Tenant’s Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 3262(d); and (iv) all other information reasonably requested by Landlord (collectively, the “Payment Package”). Tenant’s submission of each Payment Package to Landlord and corresponding payment to Contractor shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in such Payment Package.
SECTION 5

MISCELLANEOUS
5.1    Tenant’s Representative. Tenant has designated Mr. Mark Brister as its sole representative with respect to the matters set forth in this Work Letter Agreement, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter Agreement.
5.2    Landlord’s Representative. Landlord has designated Mr. Rick Mount as its sole representatives with respect to the matters set forth in this Work Letter Agreement, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter Agreement.
5.3    Time of the Essence in This Work Letter Agreement. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

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EXHIBIT C

6340 SEQUENCE DRIVE

NOTICE OF LEASE TERM DATES
To:
Re:    Office Lease dated                                 , 200 between                                 , a                                  (“Landlord”), and                                 , a                                  (“Tenant”) concerning Suite on floor(s)    of the office building located at                                 ,                                 , California.
Gentlemen:
In accordance with the Office Lease (the “Lease”), we wish to advise you and/or confirm as follows:
1.    The Lease Term shall commence on or has commenced on                                  for a term of                                  ending on                                 .
2.    Rent commenced to accrue on                                 , in the amount of                                 .
3.    If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.
4.    Your rent checks should be made payable to                                  at                                 .
5.    The exact number of rentable/usable square feet within the Premises is                                  square feet.
6.    Tenant’s Share as adjusted based upon the exact number of usable square feet within the Premises is          %.

“Landlord”: , a By: Its:

Agreed to and Accepted as of , 200 . “Tenant”: a By: Its:

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EXHIBIT D
6340 SEQUENCE DRIVE
RULES AND REGULATIONS
Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project; provided, however, in no event shall Landlord enforce such Rules and Regulations in a discriminatory manner to the detriment of Tenant. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.
1.    Safes and other heavy objects shall, if reasonably considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.
2.    The requirements of Tenant will be attended to only upon application at Landlord’s management office or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.
3.    No outdoor advertisement, notice or handbill (or any interior advertisement, notice or handbill to the extent clearly visible from the exterior of the Building) shall be exhibited, distributed, painted or affixed by Tenant on any part of the Project without the prior written consent of the Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.
4.    Tenant shall not overload the floor of the Premises.
5.    Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline, explosive material, corrosive material, material capable of emitting toxic fumes, or other inflammable or combustible fluid chemical, substitute or material, except in compliance with applicable law. Tenant shall maintain material safety data sheets for any Hazardous Material used or kept on the Premises.
6.    Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises to the extent the same is noticeable in the Common Areas of the Pacific Corporate Center or which affects other tenants of the Pacific Corporate Center. Tenant shall not throw anything out of doors, windows or skylights.
7.    No cooking shall be done or permitted on the Premises (unless Tenant receives Landlord’s prior written approval to install a cafeteria for its employees in the Premises), nor shall the Premises be used for lodging. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.
8.    Tenant shall store all its trash and garbage within the interior of the Premises or in the appropriate external trash area(s) for the Building. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in San Diego, California without violation of any law or ordinance governing such disposal; provided, however, Tenant may maintain separate trash enclosures for the storage of non-conforming disposal items to the extent Tenant satisfies and complies with any applicable laws or other governmental regulations relating to the storage and disposal thereof. If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith, at Tenant’s expense, cause the Premises to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.
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9.    Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by any governmental agency.
10.    Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord. Tenant shall be responsible for any damage to the window film on the exterior windows of the Premises and shall promptly repair any such damage at Tenant’s sole cost and expense.
11.    Tenant must comply with requests by the Landlord concerning the informing of their employees of items of reasonable importance to the Landlord vis-à-vis the operation of the Project and the Pacific Corporate Center.
12.    Tenant must comply with any applicable “NO-SMOKING” Ordinances. If Tenant is required under the ordinance to adopt a written smoking policy, a copy of said policy shall be on file in the office of the Building. Additionally, Tenant must provide at least one area within the Premises in which its employees, invitees and visitors may smoke, to the extent such area is required by law.
13.    Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.
14.    No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.
15.    No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.
Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable, non-discriminatory Rules and Regulations as in Landlord’s judgment may from time to time be necessary (relative to a building occupied solely by one tenant) for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project; provided, however, in no event shall Landlord enforce such Rules and Regulations in a discriminatory manner to the detriment of Tenant. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

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EXHIBIT E
6340 SEQUENCE DRIVE
FORM OF TENANT’S ESTOPPEL CERTIFICATE
The undersigned as Tenant under that certain Office Lease (the “Lease”) made and entered into as of                             , 200 by and between                              as Landlord, and the undersigned as Tenant, for Premises on the                              floor(s) of the office building located at                             ,                             , California                             , certifies as follows:
1.    Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.
2.    The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on                             , and the Lease Term expires on                             , and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.
3.    Base Rent became payable on                             .
4.    The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.
5.    Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:
6.    Tenant shall not modify the documents contained in Exhibit A without the prior written consent of Landlord’s mortgagee.
7.    All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through                             . The current monthly installment of Base Rent is $                             .
8.    All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.
9.    No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.
10.    As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord.
11.    If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.
12.    There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.
13.    Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.
14.    To the undersigned’s knowledge, all improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any improvement work have been paid in full.
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The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.
Executed at on the   day of             , 200 .

“Tenant”: , a By: Its: By: Its:

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EXHIBIT F
6340 SEQUENCE DRIVE
RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:

ALLEN MATKINS LECK GAMBLE
& MALLORY LLP
1901 Avenue of the Stars, 18th Floor
Los Angeles, California 90067
Attention: Anton N. Natsis, Esq.
RECOGNITION OF COVENANTS,
CONDITIONS, AND RESTRICTIONS
This Recognition of Covenants, Conditions, and Restrictions (this “Agreement“) is entered into as of the day of                                , 200 , by and between                                 (“Landlord”), and                                 (“Tenant”), with reference to the following facts:
A.    Landlord and Tenant entered into that certain Office Lease Agreement dated                                , 200 (the “Lease”). Pursuant to the Lease, Landlord leased to Tenant and Tenant leased from Landlord space (the “Premises”) located in an office building on certain real property described in Exhibit A attached hereto and incorporated herein by this reference (the “Property“).
B.    The Premises are located in an office building located on real property which is part of an area owned by Landlord containing approximately                                 ( ) acres of real property located in the City of                                , California (the “Project”), as more particularly described in Exhibit B attached hereto and incorporated herein by this reference.
C.    Landlord, as declarant, has previously recorded, or proposes to record concurrently with the recordation of this Agreement, a Declaration of Covenants, Conditions, and Restrictions (the “Declaration“), dated                                , 200 , in connection with the Project.
D.    Tenant is agreeing to recognize and be bound by the terms of the Declaration, and the parties hereto desire to set forth their agreements concerning the same.
NOW, THEREFORE, in consideration of (a) the foregoing recitals and the mutual agreements hereinafter set forth, and (b) for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows,
1.    Tenant’s Recognition of Declaration. Notwithstanding that the Lease has been executed prior to the recordation of the Declaration, Tenant agrees to recognize and by bound by all of the terms and conditions of the Declaration.
2.    Miscellaneous.
2.1    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, estates, personal representatives, successors, and assigns.
2.2    This Agreement is made in, and shall be governed, enforced and construed under the laws of, the State of California.
2.3    This Agreement constitutes the entire understanding and agreements of the parties with respect to the subject matter hereof, and shall supersede and replace all prior understandings and agreements, whether verbal or in writing. The parties confirm and acknowledge that there are no other promises, covenants, understandings, agreements, representations, or warranties with respect to the subject matter of this Agreement except as expressly set forth herein.
2.4    This Agreement is not to be modified, terminated, or amended in any respect, except pursuant to any instrument in writing duly executed by both of the parties hereto.
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2.5    In the event that either party hereto shall bring any legal action or other proceeding with respect to the breach, interpretation, or enforcement of this Agreement, or with respect to any dispute relating to any transaction covered by this Agreement, the losing party in such action or proceeding shall reimburse the prevailing party therein for all reasonable costs of litigation, including reasonable attorneys’ fees, in such amount as may be determined by the court or other tribunal having jurisdiction, including matters on appeal.
2.6    All captions and heading herein are for convenience and ease of reference only, and shall not be used or referred to in any way in connection with the interpretation or enforcement of this Agreement.
2.7    If any provision of this Agreement, as applied to any party or to any circumstance, shall be adjudged by a court of competent jurisdictions to be void or unenforceable for any reason, the same shall not affect any other provision of this Agreement, the application of such provision under circumstances different form those adjudged by the court, or the validity or enforceability of this Agreement as a whole.
2.8    Time is of the essence of this Agreement.
2.9    The Parties agree to execute any further documents, and take any further actions, as may be reasonable and appropriate in order to carry out the purpose and intent of this Agreement.
2.10    As used herein, the masculine, feminine or neuter gender, and the singular and plural numbers, shall each be deemed to include the others whenever and whatever the context so indicates.
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SIGNATURE PAGE OF RECOGNITION OF

COVENANTS, CONDITIONS AND RESTRICTIONS
IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

“Landlord”: , a By: Its: “Tenant”: a By: Its: By: Its:

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EXHIBIT G
6340 SEQUENCE DRIVE

FORM OF LETTER OF CREDIT
(Letterhead of a money center bank
acceptable to the Landlord)
                             , 200

Gentlemen:
We hereby establish our Irrevocable Letter of Credit and authorize you to draw on us at sight for the account of                              , a                              , the aggregate amount of                               ($                  ).
Funds under this Letter of Credit are available to the beneficiary hereof as follows:
Any or all of the sums hereunder may be drawn down at any time and from time to time from and after the date hereof by a representative of                               (“Beneficiary”) when accompanied by this Letter of Credit and a written statement signed by a representative of Beneficiary, certifying that such moneys are due and owing to Beneficiary.
This Letter of Credit is transferable in its entirety at no cost to Beneficiary. Should a transfer be desired, such transfer will be subject to the return to us of this advice, together with written instructions.
The amount of each draft must be endorsed on the reverse hereof by the negotiating bank. We hereby agree that this Letter of Credit shall be duly honored upon presentation and delivery of the certification specified above.
This Letter of Credit shall expire on                                  .
Notwithstanding the above expiration date of this Letter of Credit, the term of this Letter of Credit shall be automatically renewed for successive, additional one (1) year periods unless, at least thirty (30) days prior to any such date of expiration, the undersigned shall give written notice to Beneficiary, by certified mail, return receipt requested and at the address set forth above or at such other address as may be given to the undersigned by Beneficiary, that this Letter of Credit will not be renewed.
This Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication 500.

Very truly yours, (Name of Issuing Bank) By:
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FIRST AMENDMENT TO OFFICE LEASE
This FIRST AMENDMENT TO OFFICE LEASE (“First Amendment”) is made and entered into as of the 18th day of August, 2010, by and between KILROY REALTY, L.P., a Delaware limited partnership (“Landlord”), and DEXCOM, INC., a Delaware corporation (“Tenant”).
R E C I T A L S :
A.    Landlord and Tenant entered into that certain Office Lease dated March 31, 2006 (the “Lease”), whereby Landlord leases to Tenant and Tenant leases from Landlord those certain premises consisting of approximately 66,400 rentable square feet (“Existing Premises”), which Existing Premises constitutes the entirety of that certain office building located at 6340 Sequence Drive, San Diego, California (“6340 Building”).
B.    Tenant desires to expand the Existing Premises to include a total of 62,415 rentable square feet of space comprising (i) that certain space consisting of approximately 36,444 rentable square feet of space (the “6310 Initial Premises”) comprising (x) the entire second (2nd) floor, as well as (y) a portion of the first (1st) floor comprising, amongst other areas, the lobby, the training room, the IT room and the locker room (the “6310 Initial First Floor Premises”), both of which foregoing areas (x) and (y) are located in that certain office building located at 6310 Sequence Drive, San Diego (the “6310 Building”), which 6310 Building is adjacent to the 6340 Building, and (ii) that certain space consisting of all of the remaining, approximately 25,971 rentable square feet of space in the 6310 Building (the “6310 Must-Take Premises”) all of which is located on the balance of the first (1st) floor of such 6310 Building, and to make other modifications to the Lease. The 6310 Initial Premises and 6310 Must-Take Premises are more particularly delineated on Exhibit A-1 and Exhibit A-2 attached hereto and made a part hereof. The 6310 Initial Premises and the 6310 Must-Take Premises are, collectively, the “6310 Expansion Premises.” In connection with the foregoing, Landlord and Tenant desire to amend the Lease as hereinafter provided.
A G R E E M E N T :
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.    Capitalized Terms. All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this First Amendment.
2.    Modification of Premises.
2.1.    6310 Initial Premises. Effective as of September 15, 2010 (the “Expansion Commencement Date”), Tenant shall lease from Landlord and Landlord shall lease to Tenant the 6310 Initial Premises. Consequently, effective upon the Expansion Commencement Date, the Existing Premises shall be expanded to include the 6310 Initial Premises (the Existing Premises together with the 6310 Initial Premises are sometimes collectively referred to herein as the “Initially Expanded Premises”). Landlord and Tenant hereby acknowledge that the Initially Expanded Premises shall, effective as of the Expansion Commencement Date, contain a total of approximately 102,844 rentable square feet. For the period ending on the day immediately preceding the 6310 Must-Take Premises Commencement Date, the Initially Expanded Premises is also referred to in the underlying Lease as the “Premises.”
2.2.    6310 Must-Take Premises. Effective as of the earlier to occur of (i) the date Tenant first commences to conduct its “Business Operations” (as that term is defined below) from any portion of the 6310 Must-Take Premises, and (ii) September 1, 2012 (as applicable, the “6310 Must-Take Premises Commencement Date”), Tenant shall lease from Landlord and Landlord shall lease to Tenant the 6310 Must-Take Premises. For purposes hereof, “Business Operations” shall mean (i) the stationing of employees in any portion of the 6310 Must-Take Premises, or (ii) the operating of equipment in any portion of the 6310 Must-Take Premises, or (iii) the storing of items related to Tenant’s business in a total area which is larger than 500 rentable square feet of space in the 6310 Must-Take Premises; provided, however, in no event shall “Business Operations” be deemed to have commenced in the 6310 Must-Take Premises if Tenant, its employees or agents are (a) solely using the restrooms located in the 6310 Must-Take Premises, (b) Tenant, its employees or agents are solely using 500 rentable square feet of space or less in the 6310 Must-Take Premises to store items related to its business (subject to Landlord’s reasonable rules and regulations), and/or (c) solely constructing “Improvements” (as that term is defined in Section 2.1.1 of the Work Letter) in the 6310 Must-Take Premises for a period of not more than eight (8) weeks prior to the Must-Take Premises Commencement Date. Landlord shall deliver possession of the 6310 Must-Take Premises to Tenant concurrently with its delivery of possession of the 6310 Initial Premises to Tenant, and therefore during the period prior to the 6310 Must-Take Premises Commencement Date, other than (i) Tenant’s obligation to pay Base Rent with respect to the 6310 Must-Take Premises, and (ii) Tenant’s right to use the 6310 Must-Take Premises for the Permitted Use, all of the terms and conditions of the Lease shall apply during the period occurring prior to the date immediately preceding the 6310 Must-Take Premises Commencement Date as if the 6310 Must-Take Premises Commencement Date had occurred (it nevertheless being acknowledged that the 6310 Must-Take Premises Commencement Date shall not actually occur until the occurrence of the same pursuant to the terms of this Section 2.2). Therefore, concurrently with Landlord’s delivery of possession of the 6310 Initial Premises, Tenant shall be obligated to pay Tenant’s Share of Direct Expenses in connection with the 6310 Expansion Premises in accordance with the terms of Article 4 of the Lease, and Section 5.2 of this First Amendment. Tenant shall accept the 6310 Initial Premises and Base Building from Landlord in their presently existing, “as-is” condition, and Landlord and Tenant hereby acknowledge that effective as of the 6310 Must-Take Premises Commencement Date, the “Premises” shall be comprised of the Existing Premises, the 6310 Initial Premises and the 6310 Must-Take Premises (i.e., the entire 6340 Building and the entire 6310 Building).
2.3.    No-Remeasurement of 6310 Expansion Premises. For purposes of the Lease (as hereby amended), “rentable square feet” of the 6310 Expansion Premises (i.e., the 6310 Initial Premises and the 6310 Must-Take Premises) shall be deemed as set forth in Recital B of this First Amendment, and therefore neither Landlord nor Tenant shall have the right to re-measure the Premises at any time during the Expansion Term. Landlord represents that to its knowledge and belief that if it were to re-measure the 6310 Building using Office Building: Methods of Measurement and Calculating Rentable Area – 2010 (Method B) as applicable to single-tenant buildings (i.e., rentable square footage equating to Gross Building Area), the 6310 Building would not contain less than 62,415 rentable square feet of space.
2.4.    Relocation Inquiry Notice. Provided that Tenant remains in occupancy of the entire then-existing Premises, Tenant may, within the first three (3) years following the Expansion Commencement Date, deliver to Landlord a notice (the “Relocation Interest Notice”) indicating Tenant is interested in relocating the Premises to up to 310,000 rentable square feet of contiguous space (the “Relocation Interest Space”) in another Landlord-owned building in the “Comparable Area” (as that term is defined in Section 2.2.2 of the Lease). Such Relocation Interest Notice shall identify Tenant’s desired specifications of the Relocation Interest Space. During the two (2) month period following Landlord’s receipt of the Relocation Interest Notice from Tenant, Landlord shall notify Tenant (the “Relocation Interest Response Notice”) from time to time if Relocation Interest Space within another Landlord owned Building is “Available for Lease” (as that term is defined below). The Relocation Interest Response Notice shall describe the Relocation Interest Space and the economic terms upon which Landlord is willing to lease such space to third-parties. For the purposes hereof, the term “Available for Lease” shall mean such space is then-vacant and unleased, or is otherwise scheduled to become vacant (including, without limitation, as a result of any scheduled expiration of the terms of a lease for such space) within two (2) months after the date of Landlord’s receipt of the Relocation Interest Notice, provided that any such space shall not be deemed to be Available for Lease if and to the extent the same is (i) then subject to any lease or any expansion, extension, first offer, first refusal or other expansion rights of another tenant of the particular project in which the Relocation Interest Space is located, or (ii) the subject, in whole or in part, of ongoing discussions with respect to a lease of such space to a third party, as evidenced by a written lease proposal, letter of intent, term sheet, or lease document delivered or received by Landlord within the one-hundred eighty (180) day period immediately preceding Landlord’s receipt of the Relocation Interest Notice. In the event both Landlord and Tenant agree to relocate the Premises to Relocation Interest Space in another Landlord-owned building (each in their sole and absolute discretion) upon economic and non-economic terms agreeable to both Landlord and Tenant (again, each in their sole and absolute discretion), Landlord and Tenant shall within thirty (30) days after the date upon which Tenant executes a letter of intent (or its equivalent) for the lease of such Relocation Interest Space, execute an amendment to the Lease (as hereby amended) relocating the Premises to the Relocation Interest Space, and Tenant shall lease such Relocation Interest Space on the economic and non-economic terms mutually agreeable to Landlord and Tenant (each in their sole and absolute discretion). Tenant shall not have any rights under this Section 2.4, and Landlord shall have no obligations hereunder, if, as of the date of Tenant’s delivery of the Relocation Interest Notice, an Event of Default exists. The rights contained in this Section 2.4 shall be personal to the Tenant originally named herein (the “Original Tenant”) and any Permitted Transferee and may only be exercised by the Original Tenant or a Permitted Transferee (and not any other assignee, sublessee or other transferee of the Original Tenant’s interest in the Lease). The obligations contained in this Section 2.4 shall apply only to the Landlord originally named herein, and therefore any future landlord
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shall have no obligation to comply with the terms of this Section 2.4, and no such future landlord shall have any obligation to provide Tenant with a Relocation Interest Response Notice.
3.    Term.
3.1.    Extension of Existing Premises Lease Term. Landlord and Tenant acknowledge that Tenant’s lease of the Existing Premises is scheduled to expire on April 30, 2014, pursuant to the terms of the Lease. Notwithstanding anything to the contrary in the Lease, the term of Tenant’s lease of the Existing Premises shall be extended to expire coterminously with the term of Tenant’s lease of the 6310 Expansion Premises on November 30, 2016 (the “Lease Expiration Date”), unless sooner terminated as provided in the Lease, as hereby amended. The period of time commencing on the Expansion Commencement Date (i.e., September 15, 2010) and terminating on the Lease Expiration Date (i.e., November 30, 2016) shall be referred to herein as the “Expansion Term.”
3.2.    The 6310 Initial Premises. The term of Tenant’s lease of the 6310 Initial Premises (the “6310 Initial Premises Term”) shall commence on the 6310 Initial Premises Commencement Date (i.e., September 15, 2010) and shall expire on the Lease Expiration Date (i.e., November 30, 2016), unless sooner terminated or otherwise extended as expressly provided in the Lease, as hereby amended.
3.3.    The 6310 Must-Take Premises. The term of Tenant’s lease of the 6310 Must-Take Premises (the “6310 Must-Take Premises Term”) shall commence on the 6310 Must-Take Premises Commencement Date (i.e., the earlier to occur of (i) the date Tenant first commences to conduct its “Business Operations” from any portion of the 6310 Must-Take Premises, and (ii) September 1, 2012) and shall expire on the Lease Expiration Date (i.e., November 30, 2016), unless sooner terminated as provided in the Lease, as hereby amended.
3.4.    Option Term. Notwithstanding any provision contained in the Lease to the contrary, Landlord and Tenant hereby acknowledge and agree that the option to extend the Lease Term contained in Section 2.2 (Option Term) of the Lease shall continue to apply to the Premises identified herein (i.e., the Existing Premises, together with both the 6310 Initial Premises and 6310 Must-Take Premises) as of the end of the Expansion Term; provided, however, effective as of the date of this First Amendment, such Section 2.2 shall be revised such that all references therein to the “initial Lease Term” shall be revised to read the “Expansion Term.”
3.5.    Option Term Refurbishment Allowance. In the event that Tenant effectively exercises its Option Right pursuant to the terms and conditions of Section 2.2 of the Lease (as amended by Section 3.4 of this First Amendment), then Tenant shall be entitled to a refurbishment allowance from Landlord (the “Option Term Refurbishment Allowance”) in connection with the corresponding Option Right in a total amount equal to Five and 00/100 Dollars ($5.00) per rentable square foot of the then existing Premises for the costs relating to the design and construction of improvements, alterations, additions or changes which are permanently affixed to the Premises (collectively, the “Option Term Alterations”) after such date. Any such Option Term Alterations shall be constructed/installed in accordance with the terms of Article 8 of the Lease. Following the completion of any such Alterations, the Option Term Refurbishment Allowance shall be disbursed in accordance with Landlord’s standard disbursement procedures, including, without limitation, following Landlord’s receipt of (i) evidence (i.e., invoices or other documentation reasonably satisfactory to Landlord) of payment for the Option Term Alterations, and (ii) fully executed, unconditional lien releases from all contractors, subcontractors, laborers, materialmen, and suppliers used by Tenant in connection with Option Term Alterations. In no event shall Landlord be obligated to disburse any portion of the Option Term Refurbishment Allowance subsequent to the date which is twelve (12) months from the date on which the Option Term commences, nor shall Landlord be obligated to disburse any amount in excess of Five and 00/100 Dollars ($5.00) per rentable square foot of the then existing Premises in connection with the construction of the Option Term Alterations with respect to the Option Term. No portion of the Option Term Refurbishment Allowance, if any, remaining after the construction of the Option Term Alterations shall be available for use by Tenant.
4.    Base Rent.
4.1.    Existing Premises. Notwithstanding anything to the contrary in the Lease as hereby amended, the Base Rent schedule in Section 4 of the Summary of Basic Lease Information of the Lease is hereby amended and restated as follows:
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Period During Expansion Term	Annualized Base Rent*	Monthly Installment of Base Rent*	Approximate Monthly Rental Rate per Rentable Square Foot*

September 1, 2009 to August 31, 2010	$ 1,209,993.00	$ 100,832.75	$ 1.519

September 1, 2010 to August 31, 2011	$ 1,258,392.00	$ 104,866.00	$ 1.579

September 1, 2011 to August 31, 2012	$ 1,308,729.00	$ 109,060.75	$ 1.642

September 1, 2012 to August 31, 2013	$ 1,361,079.00	$ 113,423.25	$ 1.708

September 1, 2013 to August 31, 2014	$ 1,415,520.00	$ 117,960.00	$ 1.777

September 1, 2014 to August 31, 2015	$ 1,458,390.90	$ 121,532.58	$ 1.830

September 1, 2015 to August 31, 2016	$ 1,501,888.30	$ 125,157.36	$ 1.885

September 1, 2016 to November 30, 2016	$ 1,547,206.90	$ 128,933.91	$ 1.942

*    The Monthly Installment of Base Rent (and Annualized Base Rent) for the period commencing September 1, 2014, and ending on August 31, 2015, was calculated by multiplying the applicable Monthly Rental Rate per Rentable Square Foot by the number of rentable square feet of space in the 6340 Building, which Monthly Rental Rate per Rentable Square Foot was calculated by increasing the prior Monthly Rental Rate per Rentable Square Foot (i.e., $1.777) by three percent (3%). In all subsequent Lease Years (as defined in Section 2.1 of the Lease), the calculation of the Monthly Installment of Base Rent (and corresponding Annualized Base Rent) reflects an annual increase of three percent (3.0%) in the Monthly Rental Rate per Rentable Square Foot.
4.2.    The 6310 Expansion Premises. Commencing on the Expansion Commencement Date and continuing throughout the Expansion Term, Tenant shall pay to Landlord monthly installments of Base Rent for the entire 6310 Expansion Premises** as follows:
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Period During Expansion Term	Annualized Base Rent*		Monthly Installment of Base Rent*		Approximate Monthly Rental Rate per Rentable Square Foot*

September 15, 2010 to August 31, 2011**¯***	$ 612,259.20	¯***	$ 51,021.60	¯***	$ 1.40

September 1, 2011 to August 31, 2012**	$ 629,752.32		$ 52,479.36		$ 1.44

September 1, 2012 to August 31, 2013	$ 1,112,430.03		$ 92,702.50		$ 1.49

September 1, 2013 to August 31, 2014	$ 1,145,802.94		$ 95,483.58		$ 1.53

September 1, 2014 to August 31, 2015	$ 1,180,177.02		$ 98,348.09		$ 1.58

September 1, 2015 to August 31, 2016	$ 1,215,582.33		$ 101,298.53		$ 1.62

September 1, 2016 to November 30, 2016	$ 1,250,796.60		$ 104,233.05		$ 1.67

*    The initial Monthly Installment of Base Rent (and Annualized Base Rent) was calculated by (A) multiplying the applicable Monthly Rental Rate per Rentable Square Foot by the then-applicable number of rentable square feet of space in the Initially Expanded Premises or in the 6310 Expansion Premises, as appropriate, and (B) increasing such amount by the “Additional Monthly Base Rent,” if any, as that term is set forth in Section 2.1.2 of the Work Letter Agreement, attached hereto as Exhibit B. In all subsequent Lease Years, the calculation of the Monthly Installment of Base Rent (and corresponding Annualized Base Rent) reflects an annual increase of three percent (3.0%).
**    The foregoing schedule assumes the Must-Take Premises Commencement Date occurs on September 1, 2012. To the extent the Must-Take Premises Commencement Date occurs prior to September 1, 2012, the foregoing schedule shall be updated such that the Monthly Installment of Base Rent is recalculated based upon the entire 6310 Expansion Premises (i.e., inclusive of the 6310 Must-Take Premises) from and following the 6310 Must-Take Premises Commencement Date.
***    Pursuant to the terms of Section 3.1 of the Lease, as the Lease Commencement Date falls on a day of the month which is not the first day of such month, the Rent for such fractional month shall accrue on a daily basis and shall total an amount equal to the product of (i) a fraction, the numerator of which is the number of days in such fractional month and the denominator of which is the actual number of days occurring in such calendar month, and (ii) the then-applicable monthly installment of Rent. Accordingly, Tenant hereby acknowledges and agrees that the Base Rent due and owing under the Lease with respect to the Initial 6310 Premises for the period commencing November 15, 2010, and ending November 30, 2010, is equal to Twenty-Seven Thousand Two Hundred Eleven and 52/100 Dollars ($27,211.52), and that such amount shall be paid by Tenant to Landlord on or before the Expansion Commencement Date.
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¯    Subject to the terms set forth in Section 4.3 below, the Base Rent attributable to the period commencing on September 15, 2010, and ending on November 14, 2010 shall be abated. Accordingly, Tenant hereby acknowledges and agrees that, with respect to the Base Rent due and owing under the Lease for the Initial 6310 Premises for the period commencing November 15, 2010, and ending November 30, 2010, is equal to Twenty-Seven Thousand Two Hundred Eleven and 52/100 Dollars ($27,211.52).
4.3.    Base Rent Abatement. Provided that no Event of Default is then occurring, then during the period beginning on the Expansion Commencement Date and ending on November 14, 2010 (the “Base Rent Abatement Periods”), Tenant shall not be obligated to pay any Base Rent otherwise attributable to the 6310 Initial Premises for such Base Rent Abatement Period (the “Base Rent Abatement”). Tenant acknowledges and agrees that notwithstanding such Base Rent Abatement, such abatement of Base Rent shall have no effect on the calculation of any future increases in Base Rent, Operating Expenses or Tax Expenses payable by Tenant pursuant to the terms of the Lease (as hereby amended), which increases shall be calculated without regard to such abatement of Base Rent or corresponding abatement periods. Such Base Rent Abatement has been granted to Tenant as additional consideration for entering into this First Amendment, and for agreeing to pay the “rent” and performing the terms and conditions otherwise required under the Lease, as amended. Notwithstanding anything to the contrary set forth in this Section 4.3, to the extent an Event of Default is then occurring, then Landlord may at its option, by notice to Tenant, elect, in addition to any other remedies Landlord may have under the Lease, one or both of the following remedies: (i) that Tenant shall immediately become obligated to pay to Landlord all Base Rent abated hereunder during the Base Rent Abatement Period, with interest as provided pursuant to the Lease from the date such Base Rent would have otherwise been due but for the abatement provided herein, or (ii) that the dollar amount of the unapplied portion of the Base Rent Abatement as of such Event of Default shall be converted to a credit to be applied to the Base Rent applicable to the Premises at the end of the Expansion Term and Tenant shall immediately be obligated to begin paying Base Rent for the entire Premises in full.
5.    Tenant’s Share of Building Direct Expenses.
5.1.    Existing Premises. Notwithstanding the extension of the Lease Term as provided herein, Tenant shall continue to be obligated to pay Tenant’s Share of the annual Direct Expenses in connection with the Existing Premises which arise or accrue prior to April 30, 2014, in accordance with the terms of Article 4 of the Lease. Effective as of May 1, 2014, and continuing through the Lease Expiration Date, Tenant shall pay Tenant’s Share of all Direct Expenses in connection with the Existing Premises which arise or accrue on or after May 1, 2014, in accordance with the terms of Article 4 of the Lease.
5.2.    6310 Expansion Premises. Except as specifically set forth in this Section 5.2, commencing on the Expansion Commencement Date, Tenant shall pay Tenant’s Share of Direct Expenses in connection with the 6310 Expansion Premises in accordance with the terms of Article 4 of the Lease (i.e., Tenant’s Share of the 6310 Expansion Premises shall equal one hundred percent (100%)); provided, however, that with respect to the calculation of Tenant’s Share of Direct Expenses in connection with the 6310 Expansion Premises, notwithstanding the management fee set forth in Section 4.2.4(vi) of the Lease, Landlord’s management fee attributable to the 6310 Building portions of the Project shall not exceed three percent (3%) of the then-current Base Rent attributable to the 6310 Expansion Premises.
6.    Improvements. Except as specifically set forth herein, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the 6310 Expansion Premises, and Tenant shall accept the 6310 Expansion Premises in its presently existing, “as-is” condition. Notwithstanding the foregoing, Landlord shall construct the improvements in the 6310 Expansion Premises pursuant to the terms of the Work Letter Agreement, attached hereto as Exhibit B.
7.    Broker. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this First Amendment other than Irving Hughes (the “Broker”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this First Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent, other than the Broker, occurring by, through, or under the indemnifying party. The terms of this Section 7 shall survive the expiration or earlier termination of this First Amendment.
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8.    Parking.
8.1.    In General. Effective as of the Expansion Commencement Date and continuing throughout the Expansion Term, Tenant shall be entitled to rent up to two hundred fourteen (214) unreserved parking passes and seven (7) handicap parking passes adjacent to the 6310 Building in connection with Tenant’s lease of the 6310 Expansion Space (the “Expansion Parking Passes”). In connection with Tenant’s continued lease of the Existing Premises (and in addition to the Expansion Parking Passes), effective as of the Expansion Commencement Date, rather than the parking passes originally identified in Section 9 of the Summary of Basic Lease Information of the Lease, Tenant shall, subject to the terms of Section 8.2 below, be entitled to use, in connection with its lease of the Existing Premises and the 6310 Expansion Premises, an aggregate total of four hundred thirty-three (433) parking passes (or spaces, as the case may be) comprised of (i) one hundred thirty-six (136) unreserved parking passes adjacent to the 6340 Building, (ii) six (6) handicap parking passes adjacent to the 6340 Building, (iii) seventy (70) parking passes adjacent to that certain office building located at 6260 Sequence Drive, San Diego (the parking passes set forth in items (i) through (iii) being, collectively, the “Amended 6340 Parking Passes”), and (iv) the Expansion Parking Passes. Except as set forth in this Section 8, Tenant shall lease the Expansion Parking Passes, the Amended 6340 Parking Passes, and the “Supplemental Parking Passes” (defined in Section 8.2 below) (as applicable) in accordance with the provisions of Article 28 of the Lease, and such Expansion Parking Passes, Amended 6340 Parking Passes, and Supplemental Parking Passes shall be subject to all of the terms, conditions and covenants of Article 28 of the Lease which do not conflict with the provisions of this Section 8.
8.2.    Supplemental Parking Passes. During the Expansion Term specified herein (i.e., through November 30, 2016), Tenant shall have the right (but not the obligation) to use up to an additional one hundred (100) parking passes (the “Supplemental Parking Passes”) in the parking facility serving that building located at 10243 Genetic Center Drive in San Diego. The cost of each of such Supplemental Parking Passes which Tenant has elected to use pursuant to this Section 8.2, shall be Twenty-Five and 00/100 Dollars ($25.00) per pass per month (the “SPP Charge”), but shall be increased on each anniversary of the Expansion Commencement Date occurring during the Expansion Term to an amount equal to one hundred three percent (103%) of the monthly SPP Charge in effect immediately prior to the applicable anniversary of the Expansion Commencement Date. Nevertheless (and notwithstanding the fact that Tenant shall pay the SPP Charge in connection with Tenant’s use of the Supplemental Parking Passes), Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the use of such Supplemental Parking Passes by Tenant or the use of the parking facility in which the Supplemental Parking Passes are located by Tenant. The location of the Supplemental Parking Passes will be limited to the upper level of the parking structure serving the building located at 10243 Genetic Center Drive in San Diego, but the exact location on such upper level shall otherwise be determined by Landlord at the time Tenant elects to exercise its rights under this Section 8.2. Tenant may exercise its right to any number of the then-available Supplemental Parking Passes, up to an aggregate total of one hundred (100), beginning on September 15, 2010, with written notice of commencement from Tenant to Landlord which specifies the number of Supplemental Parking Passes it wishes to exercise, provided that once Tenant has elected its right to lease each such Supplemental Parking Pass pursuant to the terms of this Section 8.2, such Supplemental Parking Passes shall be leased by Tenant for the entire remaining Expansion Term (i.e., through November 30, 2016). The locations of the Expansion Parking Passes, the Amended 6340 Parking Passes as well as the Supplemental Parking Passes is set forth on Exhibit C attached hereto and made a part hereof.
9.    Signage. Effective upon the Expansion Commencement Date, all signage rights and responsibilities set forth in Article 23 of the Lease in connection with the Existing Premises shall additionally apply with respect to the 6310 Expansion Premises; provided, however, the logo to be displayed on such signage, which logo is identified on Exhibit D, is hereby approved by Landlord, and Landlord hereby consents to Tenant’s Building-top signage on the 6310 Building having dimensions of up to three (3) feet high and twenty-five (25) feet long; provided, however, all other aspects of Tenant’s signage (including, but not limited to, color and lighting) shall be subject to Landlord’s prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed). Tenant hereby acknowledges that, notwithstanding any approval by Landlord of Tenant’s logo as well as the dimensions applicable to Tenant’s Building-top sign on the 6310 Building, Landlord has made no representations or warranty to Tenant with respect to the probability of obtaining the necessary governmental approvals and/or permits for the same.
10.    Notices. Notwithstanding any provision to the contrary set forth in the Lease, effective as of the date of this First Amendment, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:
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DexCom, Inc.
6340 Sequence Drive
San Diego, California 92121
Attention:    Jess Roper and
John Lister, Esq.
11.    “Project”/”Building Definition. Landlord and Tenant hereby expressly acknowledge and agree that the definition of the “Project” (as that term is originally defined in Section 1.1.2 of the Lease) shall be revised to mean (i) the 6340 Building and its Common Areas, (ii) the land (which is improved with landscaping, parking facilities and other improvements) upon which the 6340 Building and its Common Areas are located, (iii) the 6310 Building and its Common Areas, and (iv) the land (which is improved with landscaping, parking facilities and other improvements) upon which the 6310 Building and its Common Areas are located. As used in the Lease (as amended), the defined term “Building” shall refer to the 6340 Building or the 6310 Building (as the case may be).
12.    No Further Modification. Except as set forth in this First Amendment, all of the terms and provisions of the Lease shall apply with respect to the 6310 Expansion Premises and shall remain unmodified and in full force and effect.
[Signatures follow on next page]

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IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first above written.

“LANDLORD”:	“TENANT”:

KILROY REALTY, L.P., a Delaware limited partnership	DEXCOM, INC., a Delaware corporation

By: Kilroy Realty Corporation, a Maryland corporation, General Partner	By: /s/ Jess Roper Its: V.P. & C.F.O.

By: /s/ Tyler Rose Its: E.V.P. & C.F.O.	By: /s/ Steven Pacelli Its: Chief Operating Officer

By: /s/ Heidi Roth Its: Sr. V.P. & Controller

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EXHIBIT A-1
6340/6310 SEQUENCE DRIVE
OUTLINE OF 6310 INITIAL PREMISES

Exhibit A-1

Exhibit A-1

EXHIBIT A-2
6340/6310 SEQUENCE DRIVE
OUTLINE OF THE 6310 MUST-TAKE PREMISES

EXHIBIT A-2

EXHIBIT B
6340/6310 SEQUENCE DRIVE
WORK LETTER AGREEMENT
This Work Letter Agreement shall set forth the terms and conditions relating to the construction of the improvements in the 6310 Expansion Premises. This Work Letter Agreement is essentially organized chronologically and addresses the issues of the construction of the 6310 Expansion Premises, in sequence, as such issues will arise during the actual construction of the 6310 Expansion Premises. All references in this Work Letter Agreement to Articles or Sections of “this Amendment” shall mean the relevant portion of the First Amendment to which this Work Letter Agreement is attached as Exhibit B and of which this Work Letter Agreement forms a part, all references in this Work Letter Agreement to “this Lease” or “the Original Lease” shall mean the relevant portion of Articles 1 through 29 of the Lease and all references in this Work Letter Agreement to Sections of “this Work Letter Agreement” shall mean the relevant portion of Sections 1 through 5 of this Work Letter Agreement. Capitalized terms used in this Work Letter Agreement shall have the same meaning as those terms are used and defined in the Lease, unless such terms are otherwise defined in this Work Letter Agreement.
SECTION 1

LANDLORD’S INITIAL CONSTRUCTION IN THE PREMISES
1.1    Base Building as Constructed by Landlord. Upon the full execution and delivery of this First Amendment by Landlord and Tenant, Landlord shall deliver the 6310 Initial Premises and “Base Building,” as that term is defined below, to Tenant, and Tenant shall accept the 6310 Initial Premises and Base Building from Landlord in their presently existing, “as-is” condition. The “Base Building” shall consist of those portions of the Premises which were in existence prior to the construction of any improvements in the 6310 Initial Premises for the prior tenant of the 6310 Initial Premises.
1.2    HVAC, Plumbing and Electrical Systems. Notwithstanding anything to the contrary set forth in the Original Lease, the Amendment or Section 1.1 of this Work Letter Agreement, above, and subject to the TCCs of the last sentence of Section 1.1.1 of the Original Lease, Landlord shall, upon its delivery of the 6310 Expansion Premises to Tenant, cause the Base Building’s HVAC, plumbing and electrical systems to be in good working order.
SECTION 2

IMPROVEMENTS
2.1    In General.
2.1.1    Improvement Allowance. Tenant shall be entitled to a one-time improvement allowance (the “6310 Expansion Premises Improvement Allowance”) in a total amount equal to Three Hundred Twelve Thousand Seventy-Five and 00/100 Dollars ($312,075.00) (which amount was calculated based upon Five and 00/100 ($5.00) per Rentable Square Foot for each of the 62,415 Rentable Square Feet of space in the 6310 Expansion Premises) comprising the sum of (i) One Hundred Eighty-Two Thousand Two Hundred Twenty and 00/100 Dollars ($182,220.00) (i.e., Five and 00/100 Dollars ($5.00) per each of rentable square feet of the 6310 Initial Premises) (the “6310 Initial Premises Allowance”), and (ii) One Hundred Twenty-Nine Thousand Eight Hundred Fifty-Five and 00/100 Dollars ($129,855.00) (i.e., Five and 00/100 Dollars ($5.00) for each of the rentable square feet of the 6310 Must-Take Premises) (the “6310 Must-Take Premises Allowance”). The 6310 Initial Premises Allowance shall only be used for costs relating to the initial design, permitting, management and construction of the improvements which are permanently affixed to the 6310 Initial Premises, which improvements may include carpet, or as otherwise allowed pursuant to the express terms of the Lease, as amended, or this Work Letter Agreement (the “Improvements”) in the 6310 Initial Premises. The 6310 Must-Take Premises Allowance shall only be used for costs relating to the Improvements in the 6310 Must-Take Premises. Accordingly, in no event the 6310 Initial Premises Allowance be used by Tenant in any portion of the Building or Project other than the 6310 Initial Premises, and in no event shall the 6310 Must-Take Premises Allowance be used by Tenant, in any portion of the Building or Project other than the 6310 Must-Take Premises. Except as otherwise expressly set forth herein, in no event shall Landlord be obligated to make disbursements pursuant to this Work Letter Agreement in a total amount which exceeds the 6310 Expansion Premises Improvement Allowance. All Improvements for which the 6310
EXHIBIT B

Expansion Premises Improvement Allowance has been made available shall, as more particularly identified in Section 8.5 of the Original Lease, be and become the property of Landlord.
2.1.2    Additional Allowance. In addition to the 6310 Expansion Premises Improvement Allowance set forth in Section 2.1.1, above, Tenant shall, but only if so elected by Tenant in writing prior to the date upon which Tenant commences to construct the Improvements in the 6310 Initial Premises or the 6310 Must-Take Premises (as applicable), be entitled to a one-time additional allowance in an amount not to exceed Ten and 00/100 Dollars ($10.00) per rentable square foot of each of the 6310 Initial Premises and the 6310 Must-Take Premises (the “Additional Allowance”) to be used solely for hard costs in the construction of the Improvements. In the event Tenant exercises its right to use all or any portion of the Additional Allowance, the Monthly Installment of Base Rent for the applicable 6310 Initial Premises or the 6310 Must-Take Premises (as otherwise set forth in Section 4 of the Summary of Basic Lease Information, as amended by Section 4.2 of this First Amendment) shall be increased by an amount equal to the “Additional Monthly Base Rent” (defined below) applicable to the 6310 Initial Premises or the 6310 Must-Take Premises (as the case may be). The “Additional Monthly Base Rent” shall mean either (A) to the extent the Additional Allowance is applicable to the construction of Improvements in the 6310 Initial Premises, an amount equal to the missing component of an annuity, which annuity shall have (i) such actual amount of the Additional Allowance (if any) utilized by Tenant in connection with the construction of the Improvements in the 6310 Initial Premises (expressed as a total amount up to Ten and 00/100 Dollars ($10.00)/per rentable square foot (e.g., Three Hundred Sixty-Four Thousand Four Hundred Forty and 00/100 Dollars ($364,440.00)) as the present value amount, (ii) seventy-two (72) as the number of payments, and (iii) 0.81, which is equal to nine percent and three quarters (9.75%) divided by twelve (12) months per year, as the monthly interest factor, or (B) to the extent the Additional Allowance is applicable to the construction of Improvements in the 6310 Must-Take Premises, an amount equal to the missing component of an annuity, which annuity shall have (i) such actual amount of the Additional Allowance (if any) utilized by Tenant in connection with the construction of the Improvements in the 6310 Must-Take Premises (expressed as a total amount up to Ten and 00/100 Dollars ($10.00)/per rentable square foot (e.g., Two Hundred Fifty Nine Thousand Seven Hundred Ten and 00/100 Dollars ($259,710.00)) as the present value amount, (ii) a whole number which is equal to the number of full calendar months during the 6310 Must-Take Premises Term, and (iii) 0.81, which is equal to nine and three quarters percent (9.75%) divided by twelve (12) months per year, as the monthly interest factor.
2.1.3    Total Improvement Allowance. The 6310 Expansion Premises Improvement Allowance and the Additional Allowance, if and to the extent elected to be used by Tenant, are collectively referred to as the “Improvement Allowance.” In no event shall Landlord be obligated to make disbursements pursuant to this Work Letter Agreement in a total amount which exceeds the Improvement Allowance. One-half (1/2) of the Improvement Allowance shall be used on or before December 31, 2011, and therefore, as of such date, any amount of the Improvement Allowance in excess of one-half (1/2) of the Improvement Allowance shall remain with Landlord and Tenant shall have no further right thereto. Any remaining one-half (1/2) of the Improvement Allowance which thereafter continues to exist and has not been used on or before March 31, 2013, shall remain with Landlord and Tenant shall have no further right thereto.
2.2    Disbursement of the Improvement Allowance. Landlord shall pay to Tenant the full amount of the 6310 Initial Premises Improvement Allowance within five (5) business days following the later to occur of (i) January 15, 2011, and (ii) the completion of construction of the 6310 Initial Premises; provided, however, such completion of construction shall not be deemed to have occurred unless and until (x) Tenant delivers to Landlord properly executed mechanics lien releases in compliance with both California Civil Code Section 3262(d)(2) and either Section 3262(d)(3) or Section 3262(d)(4), (y) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the 6310 Building, the curtain wall of the 6310 Building, or the structure or exterior appearance of the 6310 Building, and (z) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Improvements in the 6310 Initial Premises has been substantially completed. Similarly, Landlord shall pay to Tenant the full amount of the 6310 Must-Take Premises Improvement Allowance within five (5) business days following the completion of construction of the 6310 Must-Take Premises; provided, however, such completion of construction shall not be deemed to have occurred unless and until (x) Tenant delivers to Landlord properly executed mechanics lien releases in compliance with both California Civil Code Section 3262(d)(2) and either Section 3262(d)(3) or Section 3262(d)(4), (y) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the 6310 Building, the curtain wall of the 6310 Building, or the structure or exterior appearance of the 6310 Building, and (z) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Improvements in the 6310 Must-Take Premises has been substantially completed
EXHIBIT B

2.3    Building Standards for Improvements; Warm Shell Condition. Tenant acknowledges that Landlord has established minimum specifications (the “Building Standards for Improvements”) for the Building standard components to be used in the construction of the Improvements in the 6310 Expansion Premises, which Building Standards for Improvements are set forth on Schedule 1 attached hereto. Except for Building-standard doors, door hardware and lock sets, as well as all other items expressly identified on Schedule 1 as “not changeable,” Landlord and Tenant hereby acknowledge and agree that Tenant is not required to use any of the specific items set forth in Schedule 1 in the construction of the Improvements, but that such Schedule 1 establishes the minimum quality and quantity of items listed thereon that are required with regard to the construction of the Improvements.
2.4    Removal of Non-Conforming Improvements. To the extent any particular Improvements do not conform to the Building Standards for Improvements (collectively, the “Non-Conforming Improvements”), and the same are identified for removal by Landlord at the time of Landlord’s approval of the Construction Drawings, then Tenant, at its sole cost and expense, shall (A) remove from the 6310 Expansion Premises any such Non-Conforming Improvements so identified for removal, (B) repair any damage caused by such removal, and (C) and return the affected portion of the 6310 Expansion Premises to the Warm Shell condition. Unless Landlord, in its sole and absolute discretion, rescinds such removal/repair/reconfiguration requirement in writing at least sixty (60) days prior to the end of the Lease Term, as amended, such removal and replacement of Non-Conforming Improvements shall be performed promptly and shall be completed by Tenant on or before the end of the Lease Term, as amended.
SECTION 3

CONSTRUCTION DRAWINGS
3.1    Selection of Architect/Construction Drawings. Subject to Landlord’s approval, which approval shall not be unreasonably withheld, delayed, or conditioned, Tenant shall select and retain an architect/space planner (the “Architect”) to prepare the “Construction Drawings,” as that term is defined in this Section 3.1; provided, however, Landlord hereby pre-approves Tony Mansour. Tenant shall retain (A) the structural, mechanical and electrical engineering consultants of its choice, subject to reasonable approval by Landlord (which approval shall not be unreasonably withheld, delayed or conditioned), and (B) subject to Landlord’s approval (which approval shall not be unreasonably withheld, delayed, or conditioned), all other engineering consultants designated by Tenant (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the 6310 Expansion Premises, which work is not part of the Base Building. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.” All Construction Drawings shall comply with the drawing format and specifications reasonably determined by Landlord, and shall be subject to Landlord’s approval; provided, however, Landlord shall only disapprove any such Construction Drawing to the extent of a “Design Problem,” as that term is defined below. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant’s waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings. A “Design Problem” is defined as, and shall be deemed to exist if there could be (i) an effect on the exterior appearance of the 6310 Building, (ii) an adverse effect on the Base Building (including without limitation the Building Structure), (iii) an adverse effect on the Building Systems or the operation and maintenance thereof, or (iv) any failure to comply with Applicable Laws or Code. Notwithstanding anything to the contrary contained herein, Landlord acknowledges that Tenant’s security systems are fundamental to its business operations in the 6310 Expansion Premises, and Landlord shall reasonably cooperate with Tenant, at no material extra cost to Landlord, to permit such security systems to be installed in the 6310 Expansion Premises in accordance with Tenant’s reasonable security requirements. Landlord further acknowledges that the Improvements may include data center, cafeteria and exercise facilities, and that Landlord shall reasonably cooperate with Tenant, at no material extra cost to Landlord, in Tenant’s design of such facilities.
3.2    Final Space Plan. Tenant shall supply Landlord with four (4) copies signed by Tenant of its final space plan for the 6310 Expansion Premises before any architectural working drawings or engineering
EXHIBIT B

drawings have been commenced. The final space plan (the “Final Space Plan”) shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Space Plan for the applicable 6310 Expansion Premises if the same is unsatisfactory or incomplete in any respect; provided, however, Landlord shall only disapprove such Final Space Plans to the extent of a Design Problem. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Space Plan for the applicable 6310 Expansion Premises if the same is unsatisfactory or incomplete in any respect. Landlord shall set forth with reasonable specificity in what respect the Final Space Plan is unsatisfactory or incomplete (based upon a commercially reasonable standard). If Tenant is so advised, Tenant shall promptly direct the Architect to cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require, and immediately thereafter Architect shall promptly re-submit the Final Space Plan to Landlord for its approval. Such procedure shall continue until the Final Space Plan is approved by Landlord.
3.3    Final Working Drawings. After the Final Space Plan has been approved by Landlord, Tenant shall supply the Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, B.T.U. calculations, electrical requirements and special electrical receptacle requirements for the applicable 6310 Expansion Premises, to enable the Engineers and the Architect to complete the “Final Working Drawings” (as that term is defined below) in the manner as set forth below. Upon the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the applicable 6310 Expansion Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”) and shall submit the same to Landlord for Landlord’s approval. Tenant shall supply Landlord with four (4) copies signed by Tenant of such Final Working Drawings. Landlord shall, within five (5) business days after Landlord’s receipt of all of the Final Working Drawings, either (i) approve the Final Working Drawings, (ii) approve the Final Working Drawings subject to specified conditions, which conditions must be stated in a reasonably clear and complete manner, and shall only be conditions reasonably intended to address a potential Design Problem, or (iii) disapprove and return the Construction Drawings to Tenant with requested revisions; provided, however, Landlord shall only disapprove such Final Working Drawings to the extent of a Design Problem. If Landlord disapproves the Final Working Drawings, Tenant may resubmit the Final Working Drawings to Landlord at any time, and Landlord shall approve or disapprove the resubmitted Final Working Drawings, based upon the criteria set forth in this Section 3.3, within three (3) business days after Landlord receives such resubmitted Final Working Drawings. Such procedure shall be repeated until the Final Working Drawings are approved.
3.4    Approved Working Drawings. The Final Working Drawings shall be approved by Landlord (the “Approved Working Drawings”) prior to the commencement of construction of the applicable 6310 Expansion Premises by Tenant. After approval by Landlord of the Final Working Drawings, Tenant shall submit the same to the appropriate municipal authorities for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the applicable 6310 Expansion Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, provided, however, that Landlord may only disapprove of any such change to the extent the necessary to eliminate a Design Problem (as requested and approved, a “Tenant Change”).
3.5    Electronic Approvals. Notwithstanding any provision to the contrary contained in the Lease or this Work Letter Agreement, Landlord may, in Landlord’s sole and absolute discretion, transmit or otherwise deliver any of the approvals required under this Work Letter via electronic mail to Tenant’s representative identified in Section 5.1 of this Work Letter, or by any of the other means identified in Section 29.18 of this Lease.
EXHIBIT B

SECTION 4

CONSTRUCTION OF THE IMPROVEMENTS
4.1    Tenant’s Selection of Contractors.
4.1.1    The Contractor. To the extent applicable, a general contractor shall be retained by Tenant to construct the Improvements in the 6310 Expansion Premises. Such general contractor (“Contractor”) shall be selected by Tenant, subject to Landlord’s prior approval thereof, which approval shall not be unreasonably withheld or delayed.
4.1.2    Tenant’s Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as “Tenant’s Agents”) must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed. If Landlord does not approve any of Tenant’s proposed subcontractors, laborers, materialmen or suppliers, Tenant shall submit other proposed subcontractors, laborers, materialmen or suppliers for Landlord’s written approval.
4.2    Construction of Improvements by Tenant’s Agents.
4.2.1    Construction Contract; Final Costs. To the extent a construction contract of any type, scope or nature is entered into by Tenant in connection with the Improvements identified herein, prior to Tenant’s execution of the construction contract and general conditions with Contractor (the “Contract”), Tenant shall submit the Contract to Landlord for its approval, which approval shall not be unreasonably withheld or delayed. Prior to the commencement of the construction of the Improvements, and after Tenant has accepted all bids for the Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred in connection with the design and construction of the Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the amount of the Contract (the “Final Costs”). To the extent applicable during its construction of the Improvements, Tenant shall make monthly progress payments to the Contractor pursuant to Section 4.4 of this Work Letter Agreement.
4.2.2    Tenant’s Agents.
4.2.2.1    Landlord’s General Conditions for Tenant’s Agents and Improvement Work. Tenant’s and Tenant’s Agent’s construction of the Improvements shall comply with the following: (i) the Improvements shall be constructed in strict accordance with the Approved Working Drawings; (ii) Tenant’s Agents shall submit schedules of all work relating to the Tenant’s Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant’s Agents of any changes which are necessary thereto, and Tenant’s Agents shall adhere to such corrected schedule; and (iii) Tenant shall abide by all rules made by Landlord’s Building manager with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Work Letter Agreement, including, without limitation, the construction of the Improvements. Tenant shall pay a logistical coordination fee (the “Coordination Fee”) to Landlord in an amount equal to the product of (A) one percent (1.0%) and (B) an amount equal to the “hard costs” incurred for the actual construction of the Improvements; provided, however, in no event shall the amount of such “hard costs” be deemed to exceed the amount of the 6310 Expansion Premises Improvement Allowance; provided further, however, Landlord and Tenant hereby acknowledge that such Coordination Fee shall be for services relating to the coordination of the construction of the Improvements.
4.2.2.2    Indemnity. Tenant’s indemnity of Landlord as set forth in this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Improvements and/or Tenant’s disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in this Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord’s performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the 6310 Initial Premises or the 6310 Must-Take Premises (as the case may be).
EXHIBIT B

4.2.2.3    Requirements of Tenant’s Agents. Each of Tenant’s Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant’s Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors and (ii) the Lease Commencement Date. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Improvements, and/or the 6310 Building and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.
4.2.2.4    Insurance Requirements.
4.2.2.4.1    General Coverages. All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in this Lease.
4.2.2.4.2    Special Coverages. Tenant shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of the Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Improvements shall be insured by Tenant pursuant to this Lease immediately upon completion thereof; provided, however, to the extent such insurance is not available on a commercially reasonable basis, then Tenant shall not be required to carry such insurance. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant’s Agents shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $500,000 per incident, $1,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in this Lease.
4.2.2.4.3    General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Improvements and before the Contractor’s equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense. Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until the Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant. All policies carried under this Section 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant’s Agents. All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.2 of this Work Letter Agreement. Landlord may, in its reasonable discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of the Improvements and naming Landlord as a co-obligee.
4.2.3    Governmental Compliance. The Improvements shall comply in all material respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.
EXHIBIT B

4.2.4    Inspection by Landlord. Landlord shall have the reasonable right to inspect the Improvements at all times, provided however, that Landlord’s failure to inspect the Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Improvements constitute Landlord’s approval of the same. Should Landlord disapprove any portion of the Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Improvements and such defect, deviation or matter might adversely effect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the 6310 Building, the structure or exterior appearance of the 6310 Building or any other tenant’s use of such other tenant’s leased premises, Landlord may, take such action as Landlord deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Improvements until such time as the defect, deviation and/or matter is corrected to Landlord’s satisfaction.
4.2.5    Meetings. Tenant and Landlord shall hold regular meetings at reasonable times (but in no event to be required more often than weekly), with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Improvements, which meetings shall be held at a location and at times mutually and reasonably agreed upon by Landlord and Tenant, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord’s request, certain of Tenant’s Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor’s current request for payment.
4.3    Notice of Completion; Copy of Record Set of Plans. Within ten (10) days after completion of construction of the Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the 6310 Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two (2) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the applicable 6310 Expansion Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the applicable 6310 Expansion Premises.
4.4    Monthly Disbursements. On or before a designated day of each calendar month during the construction of the Improvements, Tenant shall pay the Contractor, on a progress-payment basis, pursuant to the terms of the Contract; provided, however, and notwithstanding any provision to the contrary contained in this Work Letter Agreement, at least five (5) business days prior to making such monthly disbursements (or any disbursements of the Improvement Allowance), Tenant shall have delivered to Landlord: (i) a construction schedule showing, by trade, the percentage of completion of the Improvements in the applicable 6310 Expansion Premises, detailing the portion of the work completed and the portion not completed; (ii) copies of invoices from all of Tenant’s Agents for labor rendered and materials delivered to the applicable 6310 Expansion Premises; (iii) executed mechanic’s lien releases from all of Tenant’s Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 3262(d); and (iv) all other information reasonably requested by Landlord (collectively, the “Payment Package”). Tenant’s submission of each Payment Package to Landlord and corresponding payment to Contractor shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in such Payment Package.
SECTION 5

MISCELLANEOUS
5.1    Tenant’s Representative. Tenant has designated James Gillard as its sole representative with respect to the matters set forth in this Work Letter Agreement (whose e-mail address for the purposes of
EXHIBIT B

this Work Letter is jgillard@dexcom.com, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter Agreement.
5.2    Landlord’s Representative. Landlord has designated Mr. Rick Mount as its sole representatives with respect to the matters set forth in this Work Letter Agreement (whose e-mail address for the purposes of this Work Letter is rmount@kilroyrealty.com), who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter Agreement.
5.3    Time of the Essence in This Work Letter Agreement. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.
EXHIBIT B

SCHEDULE 1 TO EXHIBIT B
BUILDING STANDARDS FOR IMPROVEMENTS
The following Premises Improvements Standards identify the minimum quality for items used in the construction of Premises Improvements at the property identified above.
All Premises Improvement work associated with the project identified above shall comply with this Building Standard for a minimum quality of material and general design guidelines for specific design criteria, product specifications and means and methods to be employed during the execution of the work.
STANDARD PARTITIONS
DEMISING PARTITION
a.    3-5/8” x 25 min. gauge metal studs @ 16” on center.
b.    1 layer each side 5/8” thick type ‘x’ gypsum wallboard (where required).
c.    From floor slab to underside of concrete and metal deck floor/roof structure.
d.    R11 batt sound insulation in partition cavity (portion of walls – corridor, bathrooms & some office).
e.    Partition taped and sanded smooth to receive paint.
f.    Fire caulk @ partition and metal deck as required by City of San Diego.
g.    Provide minimum opening above ceiling as required for return air, with sound boots.
INTERIOR PARTITION
a.    2-1/2” x 25 gauge metal studs @ 24” on center.
b.    1 layer each side 5/8” thick type ‘x’ gypsum wallboard. From floor slab to underside of ceiling grids as applicable. Height may vary.
c.    Diagonal Bracing: 2-1/2” x 25 gauge metal studs at 45 degree diagonal to structure above staggered @ 4’-0” on center, and at door openings.
d.    Partition taped and sanded smooth to receive paint to a minimum of Level 4 finish.
e.    Metal corner bead at terminations of partitions and at the ceiling.
f.    All demising walls and tenant conference room walls to receive R-11 batt insulation within partition cavity and four foot on either side of partition over ceiling.
INTERIOR ONE-HOUR SEPARATION PARTITION
a.    Same as demising partition with fire dampers as required for penetrations and return air.
b.    Type X 5/8” wallboard shall be fire taped where fire ratings are required.
INTERIOR LOW PARTITION
a.    2-1/2” x 25 gauge metal studs @ 16” on center.
b.    1 layer each side and top 5/8” thick type ‘x’ gypsum wallboard.
c.    Heights vary to maximum of 68” above floor.
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d.    Metal corner beads at all exposed corners.
e.    Partition taped and sanded smooth to receive paint to a minimum of Level 4 finish.
f.    Pipe support at free end within partition cavity and every 4’ on center.
EXTERIOR WALL FURRING
a.    Below glazing sill and above glazing head, 1 layer 5/8” thick gypsum wallboard.
b.    Taped and sanded smooth to receive paint.
COLUMN FURRING
a.    2-1/2” x 25 gauge metal studs @ 24” on center.
b.    1 layer one side 5/8” thick type ‘x’ gypsum wallboard.
c.    From floor slab to 6” above ceiling grid or to deck above.
d.    Partition taped and sanded smooth to receive paint to a minimum of Level 4 finish.
DOORS, FRAMES AND HARDWARE
SINGLE CORRIDOR DOOR AND HARDWARE
a.    Single leaf U.L. rated, 20-minute suite entry door label attached to hinge side of door, 1-3/4” x 3’-0” x 8’-10”, solid core wood, clear plain sliced select white maple, book matched edges. Door shall be pre-finished and pre-mortised for hardware.
b.    Frame: 3’-0” x 8’-10” “ Western Integrated prefinished satin aluminum with clear coat with squared edge, 20-minute fire rated.
c.    Hardware: Butts: two pair per door, Hager 700; Door Hardware: Schlage “L” Series, Lever style #17, A- Wrought Rose- typ.; Entrance Lockset # L9453P-626, Latchset # L9010P-626, and Office Lockset # L9050-626; Door Stop: Hager 236W, concave wall stop; Closer: LCN #1461FC (where required); typical hardware finish: satin aluminum or satin stainless steel throughout unless otherwise noted.
d.    Closer at entry doors and any rated doors required by code: LCN 1460 Series, 4111 cylinder for accessibility.
DOUBLE CORRIDOR DOOR AND HARDWARE
a.    Double leaf U.L. rated 20-minute suite entry doors with label attached to hinge side of doors, 1-3/4” x 6’-0” x 8’-10”, solid core wood, clear plain sliced select white maple, book matched edges. Door shall be pre-finished and pre-mortised for hardware. Book match face veneers with premium veneers grade of doors with matching veneer at vertical edge.
b.    Door shall be pre-finished and mortised for hardware.
c.    Frame: 6’-0” x 8’-10”, ‘Western Integrated’ prefinished satin aluminum with clear coat with squared edge, 20-minute fire rated.
d.    Hardware: Same as above modified and supplemented for double doors.
SINGLE INTERIOR DOOR AND HARDWARE
a.    Single leaf, 1-3/4” x 3’-0” x 8’-10”, solid core wood, 5 ply, plain sliced maple veneer, clear finish and premium grade.
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b.    Matching veneer at vertical edges.
c.    20-minute rated with label attached to hinge side of door.
d.    Door shall be prefinished and mortised for hardware.
e.    Frame: 3’-0” x 8’-10”, ‘Western Integrated’ flush trim clear anodized extruded aluminum, 20-minute fire rated.
f.    Hardware: Schlage “L” Series: Lever style #17, A- Wrought Rose, finish 626 satin chrome. Corbin Russwin cylinders with an inter-changeable core and keyway. Hinges: AB700, 4.5 x 4.5, ‘Hager’, finish: stainless steel – satin. Stop: ‘Trimco’ 1211 series, finish 626.
g.    Sidelights shall be provided at all private offices as applicable.
DOUBLE INTERIOR DOOR AND HARDWARE
a.    Double leaf, 1-3/4” x 6’-0” x 8’-10”, solid core wood, 5 ply, plain sliced maple veneer, clear finish and premium grade.
b.    Match face veneers of doors. Matching veneer at vertical edges.
c.    20-minute rated with label attached to hinge side of the door.
d.    Door shall be prefinished and mortised for hardware.
e.    Frame: 6’-0” x 8’-10”, ‘Western Intgrated’ flush trim clear anodized extruded aluminum, 20-minute fire rated.
f.    Hardware: Schlage “L” Series: , Lever style #17, A- Wrought Rose- typ, finish 626 hardware finish 626 satin chrome. Corbin Russwin cylinders with an inter-changeable core and D3 keyway. Hinges: AB700, 4.5 x 4.5, ‘Hager’, finish: stainless steel – satin. Stop: ‘Trimco’ 1211 series, finish 626. Auto flush bolts: DCI No. 942, finish to match 626. Coordinator: DCI No. 600 series, finish to match 626. Closer: LCN 4041 series, parallel arm-heavy duty, finish: to match 626. Closer: LCN 4041 series, parallel arm-heavy duty, finish to match 626. Astragal: ‘Pemco’ 355CV.
OPTIONAL DOORS AS APPROVED BY LANDLORD
a.    Optional Doors as Selected by the Tenant for the tenant’s interior space may be submitted as outlined below subject to Landlords Approval:
    Premium Grade wood doors with single glass lites with a stained and lacquered finish. Colors to match building standard, subject to Landlord Approval
    Herculite Glass Doors with Stainless Steel Styles at top and bottom and concealed hinges.
    Aluminum Storefront Doors with clear anodized finish set in Aluminum frames to match.
ACOUSTICAL CEILINGS
a.    2’ X 2’ x 9/16” Armstrong, Superfine XL 9/16” exposed tee system, finish: matte white, Steel T-bar grid system with wire suspension and seismic bracing per code.
b.    Tile: 24” X 24” X 7/8” Armstrong acoustical tile; Pattern - Dune with tegular edge detail: Color - white.
c.    Optional Ceiling Tile and Grid as Selected by the Tenant for the tenant’s interior space may be submitted as outlined below subject to Landlords Approval.
d.    Premium Grade Architectural Ceiling Tile and Grid subject to code compliance with textures and finishes as selected by tenant, subject to Landlord Approval.
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e.    Tenant may elect to design an open ceiling plan subject to Landlords Approval.
f.    Open Ceilings may incorporate the following:
    Floating Architectural Ceilings with Composo Edges and trims.
    Floating Hard lid ceilings.
    Painted and Exposed Structure for Loft Style Architectural Impact.
ELECTRICAL
The main base building electrical service consists of a 1,200 Amp, 480/277 Volt 3 Phase, 4 Wire Switch board identified as HSE located within an electrical room for house panels and core services
A separate 3,000 Amp, 480/277 Volt - 3 Phase - 4 wire Switchboard identified as “MSE” is also located within the electrical room for tenant distribution.
277v distribution, lighting panels, transformers and 120v convenience power panels shall be part of the Premise Improvements.
All electrical distribution shall be fully engineered in compliance with local building codes, the National Electric Code and California Title 24 and shall be subject to Landlords review and approval.
Tenant electrical drawings shall include a review of the base building electrical drawings to include all necessary metering, distribution and connections.
Tenant electrical design, fixtures and components shall be subject to certification by Landlord’s consultant.
LIGHT FIXTURES
a.    Recessed Columbia 2x4 Direct/Indirect Fluorescent Fixture. (Verify and Match existing)
a.    STR24-2326-MPO-EB8277
b.    Micro Perforated Mesh Lamp Shield.
c.    (2) T-8 lamps per fixture with electronic rapid start ballast
d.    Lamps: Phillips 32 Watt
e.    Color 3500K
b.    Recessed Columbia 2x2 Direct/Indirect Fluorescent Fixture. (Verify and Match existing)
a.    STR22-217G-MPO-EB8277
b.    Micro Perforated Mesh Lamp Shield.
c.    (2) T-8 lamps per fixture with electronic rapid start ballast
d.    Lamps: (2) 17w WT8-82CRI
e.    Color 3500K
c.    Delray Rocket II Pendant Hung Compact Fluorescent Light Fixtures
d.    Verve II Suspended Linear Indirect Fixture
SCHEDULE 1 TO
EXHIBIT B

Tenant may elect to use additional or alternate Architectural Lighting subject to Landlords Approval of Plans and Specs.
LIGHT CONTROLS
a.    Novitas Sensors.
b.    Wall - #01-DL401.
c.    Ceiling: One Way 01-100.
d.    Ceiling: Two Way 01-110
ELECTRICAL WALL OUTLET
a.    Specification Grade, Leviton 15A, 125V, Decora/single switch.
b.    Color - White.
c.    Mounted vertically.
d.    Outlet height at 15” above finish floor to centerline of outlet U.O.N. as required for ADA compliance.
TELEPHONE WALL OUTLET
a.    Mud ring cut into wall - mounted vertically.
b.    ¾” metal conduit stub above ceiling with 6” pigtail at top of wall.
c.    Cover plate and wiring by Tenant’s telephone vendor.
EXIT SIGN LIGHTS
a.    Alkco Edge-Glo Exit /Directional signs, recessed ceiling mounted LED housing, green letters on a clear panel background or equivalent.
b.    Provide exit lights with battery back up at all exits required by code.
c.    All life safety items including horns & strobes and speaker shall have white covers.
AUTOMATIC FIRE SPRINKLERS
a.    Fully fire sprinklered building with main and branch distribution lines available for tenant modification.
b.    Reliable sprinkler model “G” pendant semi-recessed sprinkler with white sprinkler and escutcheon.
    165 degree Fahrenheit temperature rating.
c.    Reliable sprinkler model “G4” concealed sprinkler head with white cover plate. (To be used in all public areas).
    165 degree Fahrenheit temperature rating.
HEATING AND AIR CONDITIONING DISTRIBUTION
All mechanical design shall be fully engineered in compliance with local building codes, the Uniform Mechanical Code and California Title 24.
All new mechanical fixtures and components shall be subject to certification by Landlord’s consultant.
SCHEDULE 1 TO
EXHIBIT B

AIR DISTRIBUTION FOR TYPICAL FLOORS
Interior Zones shall be conditioned by Water Source Heat Pumps and installed as part of the tenant improvements. Water Source Heat Pumps shall be sized as required to meet ASHREA standards and equipped with Vibration Isolators, Balancing Valves, Strainers, Flow Controls and Shut Off Valves.
Condenser water is delivered to the individual floors by a condenser water loop that is sized as required and installed as a part of the shell construction.
Each zone shall be controlled by an electronic thermostats tied back to the base building energy management system.
Tenant may elect to design an open ceiling plan with existing exposed galvanized rigid ductwork configured as required for tenant distribution of conditioned air.
Air delivery above concealed ceiling spaces may be via low pressure, insulated ducting with air diffusers as described below. Diffusers may be any one of the following as selected by the tenant and tenant’s Architect.
    Lay-in tile ceiling diffusers.
    Architectural air-bar linear diffusers.
    Light troffer diffusers.
PLUMBING
All plumbing design shall be fully engineered in compliance with local building codes, the Uniform Plumbing Code and California Title 24.
All new plumbing fixtures shall be subject to certification by Landlord’s consultant.
Approved plumbing fixtures include:
a.    “Elkay” Pacemaker sink # PSR-1720 - stainless steel, two faucet holes, or equivalent.
b.    Hi-Arc Dual Handle bar faucet by “Elkay” # LK-2437-BH or equivalent.
c.    Undercounter Dishwasher: Asko model #D1706, suitable for ADA requirements.
d.    Garbage Disposal: Insinkerator, Model #77, 3/4 horsepower, stainless steel construction.
FINISHES
GLAZING / WINDOW FRAMES AT OFFICES & CONFERENCE ROOM:
a.    Shall be Western Integrated aluminum, 3-3/4” or 4-7/8” throat, pre-finished satin aluminum w/ clear coat with squared edge- to match standard door frames style and color.
b.    ¼” glazing, clear, tempered where required by code.
c.    Side-lite glazing, size: 1’-6” wide by full height (inside window frame to window frame)
d.    All private office shall have side-lites.
PAINT
a.    Manufacturer: As approved Landlord.
SCHEDULE 1 TO
EXHIBIT B

b.    Two coats minimum semi-gloss interior latex washable paint.
c.    Include paint on tenant side of demising partition, both sides of interior partition, above and below exterior glazing as required and all column fur outs and perimeter walls.
FLOOR COVERING/LOBBY & COMMON AREAS
a.    Carpet: Loop: 28 oz. or equal, Manufacture as approved Landlord.
b.    Direct glue down installation for all carpet.
c.    12 x 12 Vinyl Tile shall be ‘Armstrong’ or approved equal.
d.    Optional architectural flooring as approved by Landlord
TILE FLOORING
a.    Ceramic tile or Natural stone as selected by tenant subject to Landlord’s approval.
BASE
a.    2-1/2” Rubber Base by Roppe
b.    2 1/2” tile base in tiled areas as approved by Landlord.
PLASTIC LAMINATE
a.    Formica, Wilsonart or approved equal.
WINDOW COVERINGS
a.    Exterior window covering to be PVC Perforated Vertical Blinds.
b.    Blinds to be sized to fit inside window module.
c.    MechoShade –With Landlord’s prior approval, manually operated units are to receive ThermoVeil 0900 Series Privacy Weave ShadeCloth with an approximate openness factor of 0-1%. Color is to match (0910 Light Grey) the fabric used on the shades.
FIRE/LIFE SAFETY
Fire Life Safety components shall be furnished and installed as required by the City of San Diego Fire Marshall and installed by the Landlord’s Building Life Safety contractor at the Tenant’s sole cost and expense.

SCHEDULE 1 TO
EXHIBIT B

EXHIBIT C
LOCATION OF THE EXPANSION PARKING PASSES

EXHIBIT C

LOCATION OF AMENDED 6340 PARKING PASSES

EXHIBIT C

LOCATION OF SUPPLEMENTAL PARKING PASSES

EXHIBIT C

EXHIBIT D
PRE-APPROVED LOGO
EXHIBIT D

SECOND AMENDMENT TO OFFICE LEASE
This SECOND AMENDMENT TO OFFICE LEASE (“Second Amendment”) is made and entered into as of the 1st. day of October , 2014, by and between KILROY REALTY, L.P., a Delaware limited partnership (“Landlord”), and DEXCOM, INC., a Delaware corporation (“Tenant”).
R E C I T A L S :
A.    Landlord and Tenant entered into that certain Office Lease dated March 31, 2006 (the “Original Lease”), as amended by that certain First Amendment to Office Lease dated August 18, 2010 (“First Amendment”), whereby Landlord leases to Tenant and Tenant leases from Landlord those certain premises (collectively, the “Existing Premises”) consisting of (i) 66,400 rentable square feet constituting the entirety of that certain office building located at 6340 Sequence Drive, San Diego, California (“6340 Building”) and (ii) 62,415 rentable square feet constituting the entirety of that certain office building located at 6310 Sequence Drive, San Diego, California (“6310 Building”). The Original Lease, as amended by the First Amendment, may be referred to herein as the “Lease”.
B.    Tenant desires to expand the Existing Premises to include a total of 90,000 rentable square feet of space comprising (i) that certain space consisting of approximately 45,000 rentable square feet of space (the “6290 Initial Premises”) comprising a portion of that certain office building located at 6290 Sequence Drive, San Diego (the “6290 Building”), and (ii) that certain space consisting of all of the remaining approximately 45,000 rentable square feet of space in the 6290 Building (the “6290 Must-Take Premises”), and to make other modifications to the Lease. The 6290 Initial Premises and 6290 Must-Take Premises are more particularly delineated on Exhibit A attached hereto and made a part hereof. The 6290 Initial Premises is shown shaded on Exhibit A. The remaining unshaded area on Exhibit A is the 6290 Must‑Take Premises. The 6290 Initial Premises and the 6290 Must-Take Premises are, collectively, the “6290 Expansion Premises.” In connection with the foregoing, Landlord and Tenant desire to amend the Lease as hereinafter provided.
A G R E E M E N T :
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.    Capitalized Terms. All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Second Amendment.
2.    Modification of Premises.
2.1.    6290 Initial Premises. Effective as of the date which is five (5) months after Landlord’s delivery of the 6290 Initial Premises to Tenant in the condition required under Section 1 of the Work Letter Agreement (the “Work Letter Agreement”) attached hereto as Exhibit B (the “Expansion Commencement Date”), Tenant shall lease from Landlord and Landlord shall lease to Tenant the 6290 Initial Premises. Consequently, effective upon the Expansion Commencement Date, the Existing Premises shall be expanded to include the 6290 Initial Premises (the Existing Premises together with the 6290 Initial Premises are sometimes collectively referred to herein as the “Initially Expanded Premises”). Landlord and Tenant hereby acknowledge that the Initially Expanded Premises shall, effective as of the Expansion Commencement Date, contain a total of approximately 173,815 rentable square feet. For the period commencing as of the Expansion Commencement Date and ending on the day immediately preceding the 6290 Must-Take Premises Commencement Date, the Initially Expanded Premises is also referred to in the underlying Lease as the “Premises.”
2.2.    6290 Must-Take Premises. Effective as of the earlier to occur of (i) the date Tenant first commences to conduct its “Business Operations” (as that term is defined below) from greater than 32,000 rentable square feet of the 6290 Must-Take Premises, and (ii) the date which is twenty-four (24) months after the Expansion Commencement Date (as applicable, the “6290 Must-Take Premises Commencement Date”), Tenant shall lease from Landlord and Landlord shall lease to Tenant the 6290 Must-Take Premises. For purposes hereof, “Business Operations” shall mean (i) the stationing of employees in any portion of the 6290 Must-Take Premises, or (ii) the operating of equipment in any portion of the 6290 Must-Take Premises, or (iii) the storing of items related to Tenant’s business in a total

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area which is larger than 500 rentable square feet of space in the 6290 Must-Take Premises; provided, however, in no event shall “Business Operations” be deemed to have commenced in the 6290 Must-Take Premises if Tenant, its employees or agents are (a) solely using the restrooms located in the 6290 Must-Take Premises, (b) Tenant, its employees or agents are solely using 500 rentable square feet of space or less in the 6290 Must-Take Premises to store items related to its business (subject to Landlord’s reasonable rules and regulations), and/or (c) solely constructing “Improvements” (as that term is defined in Section 2.1.1 of the Work Letter Agreement) in the 6290 Must-Take Premises for a period of not more than sixty (60) days prior to the Must-Take Premises Commencement Date. Notwithstanding the foregoing or anything to the contrary contained herein, Tenant may choose to commence to conduct Business Operations in approximately 15,000 rentable square foot increments (up to a total of approximately 30,000 rentable square feet) of the 6290 Must-Take Premises prior to the 6290 Must-Take Premises Commencement Date, in which case Tenant shall so notify Landlord in writing of such commencement of Business Operations in such increment(s) and, commencing upon the date Tenant first commences to conduct Business Operations in such increment(s), and continuing until the 6290 Must-Take Premises Commencement Date, Tenant shall be obligated to pay Base Rent at the rate of $1.80 per rentable square foot of such increment per month. For clarity, Landlord and Tenant hereby acknowledge that if Tenant elects to commence to conduct Business Operations in two (2) increments of approximately 15,000 rentable square feet each, for an aggregate total of approximately 30,000 rentable square feet, then so long as such aggregate total remains less than approximately 32,000 rentable square feet, and so long as such Business Operations commence prior to the date which is twenty-four (24) months after the Expansion Commencement Date, the 6290 Must-Take Premises Commencement Date shall not be deemed to have occurred merely by Tenant electing to commence to conduct Business Operations in such two (2) increments of approximately 15,000 rentable square feet each. Landlord shall deliver possession of the 6290 Must-Take Premises to Tenant concurrently with its delivery of possession of the 6290 Initial Premises to Tenant, and therefore during the period prior to the 6290 Must-Take Premises Commencement Date, other than (i) Tenant’s obligation to pay Base Rent with respect to the 6290 Must-Take Premises, and (ii) Tenant’s right to use the 6290 Must-Take Premises for the Permitted Use, all of the terms and conditions of the Lease shall apply during the period occurring prior to the date immediately preceding the 6290 Must-Take Premises Commencement Date as if the 6290 Must-Take Premises Commencement Date had occurred (it nevertheless being acknowledged that the 6290 Must-Take Premises Commencement Date shall not actually occur until the occurrence of the same pursuant to the terms of this Section 2.2). Therefore, concurrently with Landlord’s delivery of possession of the 6290 Initial Premises, Tenant shall be obligated to pay Tenant’s Share of Direct Expenses in connection with the 6290 Expansion Premises in accordance with the terms of Article 4 of the Lease, and Section 5 of this Second Amendment. Subject to Section 1 of the Work Letter Agreement, Tenant shall accept the 6290 Initial Premises and Base Building from Landlord in their presently existing, “as-is” condition, and Landlord and Tenant hereby acknowledge that effective as of the 6290 Must-Take Premises Commencement Date, the “Premises” shall be comprised of a total of 218,815 rentable square feet consisting of the Existing Premises, the 6290 Initial Premises and the 6290 Must-Take Premises (i.e., the entire 6340 Building, 6310 Building and 6290 Building). Promptly after the occurrence of the Expansion Commencement Date and the 6290 Must-Take Premises Commencement Date, Landlord and Tenant shall execute a written confirmation of such dates.
2.3.    No-Remeasurement of 6290 Expansion Premises. For purposes of the Lease (as hereby amended), “rentable square feet” of the Premises shall be deemed as set forth in Recital A and Recital B of this Second Amendment, and therefore neither Landlord nor Tenant shall have the right to re-measure the Premises at any time.
2.4.    Right of First Refusal. Section 2.4 of the First Amendment shall be deleted and shall be of no further force or effect and in lieu thereof, Landlord hereby grants to Tenant a continuing right of first refusal to lease space in any of the following buildings owned by Landlord in San Diego, California (collectively, the “First Refusal Space”): 6260 Sequence Drive, 6350 Sequence Drive, 10390 Pacific Center Court, 10394 Pacific Center Court, 10398 Pacific Center Court, 10421 Pacific Center Court, 10445 Pacific Center Court and 10455 Pacific Center Court (individually, an “Encumbered Building” and collectively, the “Encumbered Buildings”). Notwithstanding the foregoing (i) such first refusal right of Tenant shall become effective only following the expiration or earlier termination of the applicable existing lease pertaining to the First Refusal Space (collectively, the “Superior Leases”), including any renewal or extension of such existing lease, whether or not such renewal or extension is pursuant to an express written provision in such lease, and regardless of whether any such renewal or extension is consummated pursuant to a lease amendment or a new lease, and (ii) Tenant’s first refusal right shall be subordinate and secondary to all rights of expansion, first offer, first refusal or similar rights granted to the tenants of the Superior Leases (the rights described in items (i) and (ii), above to be known collectively as “Superior Rights”). Tenant’s right of first refusal shall be on the terms and conditions set forth in this Section 2.4.

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2.4.1.    Procedure. Landlord shall notify Tenant (the “First Refusal Notice”) from time to time when Landlord receives a proposal or request for proposal that Landlord would seriously consider for First Refusal Space, where no holder of a Superior Right desires to lease such space. The First Refusal Notice shall describe the space so offered to Tenant and shall set forth Landlord’s proposed material economic terms and conditions applicable to Tenant’s lease of such space (collectively, the “Economic Terms”), including the proposed term of lease and the proposed rent payable for the First Refusal Space. Notwithstanding the foregoing, Landlord’s obligation to deliver the First Refusal Notice shall not apply during the last twelve (12) months of the New Expansion Term (as defined in Section 3.1 below) nor during the last twelve (12) months of the first Option Term, unless Tenant has delivered an Exercise Notice to Landlord pursuant to Section 3.4.3 below.
2.4.2.    Procedure for Acceptance. If Tenant wishes to exercise Tenant’s right of first refusal with respect to the space described in the First Refusal Notice, then within ten (10) business days after delivery of the First Refusal Notice to Tenant, Tenant shall deliver an unconditional irrevocable notice to Landlord of Tenant’s exercise of its right of first refusal with respect to the entire space described in the First Refusal Notice, and the Economic Terms shall be as set forth in the First Refusal Notice. If Tenant does not unconditionally exercise its right of first refusal within the ten (10) business day period, then Landlord shall be free to lease the space described in the First Refusal Notice to anyone to whom Landlord desires on any terms Landlord desires and Tenant’s right of first refusal shall terminate as to the First Refusal Space described in the First Refusal Notice; provided, however, that if Landlord intends to enter into a lease upon Economic Terms which are more than ten percent (10%) more favorable to a third (3rd) party tenant than those Economic Terms proposed by Landlord in the First Refusal Notice, Landlord shall first deliver written notice to Tenant (“Second Chance Notice”) providing Tenant with the opportunity to lease such First Refusal Space on such more favorable Economic Terms. Tenant’s failure to elect to lease the First Refusal Space upon such more favorable Economic Terms by written notice to Landlord within three (3) business days after Tenant’s receipt of such Second Chance Notice from Landlord shall be deemed to constitute Tenant’s election not to lease such space upon such more favorable Economic Terms, in which case Landlord shall be entitled to lease such space to any third (3rd) party on terms no more favorable to the third (3rd) party than those set forth in the Second Chance Notice. Furthermore, if Landlord fails to enter into a lease with a third (3rd) party for such First Refusal Space within six (6) months after the date of the First Refusal Notice, Landlord shall again be obligated to provided Tenant with a First Refusal Notice and the procedure described herein shall be repeated prior to Landlord’s lease of such First Refusal Space to a third (3rd) party. If Landlord does lease such First Refusal Space to a third (3rd) party tenant pursuant to the terms and conditions of this Section 2.4.2 above, Tenant shall have a continuing right of first refusal to lease such First Refusal Space after the expiration or earlier termination of such third (3rd) party lease, and the new third (3rd) party lease for such First Refusal Space shall be deemed to be a Superior Lease, and Tenant’s continuing right of first refusal shall thereafter be subject the Superior Rights associated with such Superior Lease. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first refusal, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof unless Landlord expressly provides to the contrary in the applicable First Refusal Notice.
2.4.3.    Lease of First Refusal Space. If Tenant timely and properly exercises Tenant’s right to lease the First Refusal Space as set forth herein, Landlord and Tenant shall execute, at Landlord’s option, either a new lease for the First Refusal Space or an amendment adding such First Refusal Space to the Lease (as amended), in each case upon the Economic Terms provided in this Section 2.4. If the First Refusal Space consists of only a portion of the applicable building, such lease or amendment shall include appropriate provisions to account for the fact that such space is being leased in a multi-tenant building rather than a single-tenant building.
2.4.4.    No Defaults. The rights contained in this Section 2.4 shall be personal to the Original Tenant and any Permitted Transferee, and may only be exercised by the Original Tenant or a Permitted Transferee (and not any other assignee, sublessee or other transferee of the Original Tenant’s interest in the Lease). Tenant shall not have the right to lease First Refusal Space as provided in this Section 2.4 if, as of the date of the First Refusal Notice, an Event of Default exists and remains uncured when Tenant delivers its notice of exercise.
2.4.5.    No Future Obligation. The obligations contained in this Section 2.4 shall apply to the Landlord originally named herein, and shall only apply to a future owner of an Encumbered Building to the extent such future owner is also then the owner of the 6340 Building, the 6310 Building and/or the 6290 Building (individually, an “Original Building” and collectively, the “Original Buildings”) (and only if Tenant then still leases such Original Building(s)). For clarity, a future owner of an Encumbered Building shall only have the obligation to honor Tenant’s right of first refusal if, at such time, such owner then also owns one (1) or more Original Buildings, but such future owner shall not have the

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obligation to honor the right of first refusal if, at such time, Tenant no longer leases (by virtue of Section 3.4 below, Section 3.5 below or otherwise) any of the Original Buildings then owned by such future owner.
3.    Term.
3.1.    Extension of Existing Premises Lease Term. Landlord and Tenant acknowledge that Tenant’s lease of the Existing Premises is scheduled to expire on November 30, 2016, pursuant to the terms of the Lease. Notwithstanding anything to the contrary in the Lease, the term of Tenant’s lease of the Existing Premises shall be extended to expire coterminously with the term of Tenant’s lease of the 6290 Expansion Premises on the New Expiration Date, unless sooner terminated as provided in the Lease, as hereby amended. The “New Expiration Date” shall be the date immediately preceding the seventh (7th) anniversary of the Expansion Commencement Date; provided, however, that if the Expansion Commencement Date is a date other than the first (1st) day of a month, the New Expiration Date shall be the last day of the month which is eighty-four (84) months after the month in which the Expansion Commencement Date falls. The period commencing on the Expansion Commencement Date and terminating on the New Expiration Date shall be referred to herein as the “New Expansion Term.”
3.2.    The 6290 Initial Premises. The term of Tenant’s lease of the 6290 Initial Premises (the “6290 Initial Premises Term”) shall commence on the Expansion Commencement Date and shall expire on the New Expiration Date, unless sooner terminated or otherwise extended as expressly provided in the Lease, as hereby amended.
3.3.    The 6290 Must-Take Premises. The term of Tenant’s lease of the 6290 Must-Take Premises (the “6290 Must-Take Premises Term”) shall commence on the 6290 Must-Take Premises Commencement Date and shall expire on the New Expiration Date, unless sooner terminated as provided in the Lease, as hereby amended.
3.4.    Option Terms. Section 2.2 of the Original Lease and Section 3.4 of the First Amendment shall be null and void and in lieu thereof, Landlord hereby grants the Original Tenant and any “Permitted Transferee,” as that term is set forth in Section 14.8 of the Original Lease, two (2) separate options to extend the Lease Term for all of the 6340 Building, all of the 6310 Building and/or all of the 6290 Building (but not for just a portion of any building), with each such option to extend to be for a period of not less than three (3) years and not more than five (5) years, with the specific period for such option to extend to be identified by Tenant in the Notice delivered to Landlord for the exercise of such option to extend (the “Option Terms”). For clarity, (i) Tenant may elect to have each Option Term be for any period of time between three (3) years and not more than five (5) years, (ii) the period so selected by Tenant for the Option Term must apply to all buildings for which Tenant chooses to exercise such extension option (so that Tenant may not vary the period of the Option Term between or among such buildings), and (iii) the period selected by Tenant for the first Option Term shall have no bearing on the period that Tenant may select for the second (2nd) Option Term. Additionally, Tenant may elect to extend the Lease Term for any or all of the 6340 Building, the 6310 Building or the 6290 Building, but in no event may Tenant exercise the second (2nd) option to extend for any such building for which the New Expansion Term was not extended for the first Option Term.
3.4.1.    Option Rights. Such options shall be exercisable only by Notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such Notice, (i) no “Event of Default,” as that term is set forth in Section 19.1 of the Original Lease, is then occurring, (ii) no more than one (1) Event of Default has occurred during the prior twelve (12) month period, (iii) no more than three (3) Events of Default have occurred during the New Expansion Term, and (iv) the Original Tenant and any Permitted Transferee are in occupancy of no less than fifty percent (50%) of the applicable building(s). Upon the proper exercise of such option to extend, and provided that, as of the end of the then applicable Lease term, (A) no Event of Default is then occurring, (B) no more than one (1) Event of Default has occurred during the prior twelve (12) month period, (C) no more than three (3) Events of Default have occurred during the Lease Term, and (D) the Original Tenant and any Permitted Transferee are in occupancy of no less than fifty percent (50%) of the applicable building(s), then the New Expansion Term or first Option Term, as applicable, shall be extended for the period identified by Tenant for such Option Term. The rights contained in this Section 3.4 may only be exercised by the Original Tenant and/or a Permitted Transferee (and not any other assignee, sublessee or other transferee of the Original Tenant’s interest in the Lease, as amended).
3.4.2.    Option Rent. The Rent payable by Tenant during the Option Term (the “Option Rent”) shall be equal to the lesser of (i) the Base Rent payable for such space immediately prior

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to the Option Term with a 3.25% increase as of the first day of the Option Term and 3.25% annual increases thereafter throughout the Option Term (the “Escalated Rent”), or (ii) the Market Rent as set forth below. The term “Market Rent” shall mean rent (including additional rent and considering any “base year” or “expense stop” applicable thereto), including all escalations, at which tenants, as of the commencement of the applicable Option Term are, pursuant to transactions completed within the twenty-four (24) months prior to the first day of the applicable Option Term, leasing non-sublease, non-encumbered, non-synthetic, non-equity space (unless such space was leased pursuant to a definition of “fair market” comparable to the definition of Market Rent) comparable in size, location and quality to the applicable building(s) for a “Comparable Term,” as that term is defined in this Section 3.4.2 (the “Comparable Deals”), which comparable space is located in the “Comparable Buildings,” as that term is defined in this Section 3.4.2, giving appropriate consideration to the annual rental rates per rentable square foot (adjusting the base rent component of such rate to reflect a net value after accounting for whether or not utility expenses are directly paid by the tenant such as Tenant’s direct utility payments provided for in Section 6.1 of the Original Lease), the standard of measurement by which the rentable square footage is measured, the ratio of rentable square feet to usable square feet, and taking into consideration only, and granting only, the following concessions (provided that the rent payable in Comparable Deals in which the terms of such Comparable Deals are determined by use of a discounted fair market rate formula shall be equitably increased in order that such Comparable Deals will not reflect a discounted rate) (collectively, the “Rent Concessions”): (a) rental abatement concessions or build-out periods, if any, being granted such tenants in connection with such comparable spaces; (b) improvements or improvement allowances provided or to be provided for such comparable space, taking into account the value of the existing improvements in the Premises, such value to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by general office users as contrasted with this specific Tenant, (c) any Proposition 13 protection, and (d) all other monetary concessions, if any, being granted such tenants in connection with such comparable space; provided, however, that notwithstanding anything to the contrary herein, no consideration shall be given to the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with the applicable term or the fact that the Comparable Deals do or do not involve the payment of real estate brokerage commissions. The term “Comparable Term” shall refer to the length of the lease term, without consideration of options to extend such term, for the space in question. In addition, the determination of the Market Rent shall include a determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as a letter of credit or guaranty, for Tenant’s rent obligations during any Option Term. Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Transactions upon tenants of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants). If in determining the Market Rent, Tenant is entitled to an improvement allowance or comparable allowance for the improvement of the applicable building(s) (the “Option Term TI Allowance”), Landlord may, at Landlord’s sole option, elect any or a portion of the following: (A) to grant some or all of the Option Term TI Allowance to Tenant in the form as described above (i.e., as an improvement allowance), and/or (B) to reduce the rental rate component of the Market Rent to be an effective rental rate which takes into consideration that Tenant will not receive the total dollar value of such Option Term TI Allowance (in which case the Option Term TI Allowance evidenced in the effective rental rate shall not be granted to Tenant). The term “Comparable Buildings” shall mean the Premises and other institutionally owned, office/lab buildings which are comparable to the Premises in terms of age (based upon the date of completion of construction or major renovation as to the building containing the portion of the Premises in question), quality of construction, level of services and amenities (including parking availability, type and cost), size and appearance, and are located in the Sorrento Mesa / UTC area of San Diego, California (the “Comparable Area”).
3.4.3.    Exercise of Options. The options contained in this Section 3.4 shall be exercised by Tenant, if at all, only in the manner set forth in this Section 3.4.3. Tenant shall deliver notice (the “Exercise Notice”) to Landlord not more than fifteen (15) months nor less than twelve (12) months prior to the expiration of the then existing Lease Term, stating that Tenant is thereby exercising its option. The Exercise Notice shall specify whether Tenant is exercising such option as to all of the 6340 Building, all of the 6310 Building and/or all of the 6290 Building. Within thirty (30) days following its delivery of such Exercise Notice, Tenant shall deliver to Landlord Tenant’s calculation of the Market Rent or indicate that the Escalated Rent is less than the Market Rent (the “Tenant’s Option Rent Calculation”). Landlord shall deliver notice (the “Landlord Response Notice”) to Tenant on or before the date which is thirty (30) days after Landlord’s receipt of Tenant’s Option Rent Calculation (the “Landlord Response Date”), stating that (A) Landlord is accepting Tenant’s Option Rent Calculation, or (B) if Tenant’s Option Rent Calculation indicates that Tenant believes that the Market Rent is less than the Escalated Rent, rejecting Tenant’s Option Rent Calculation and setting forth Landlord’s calculation of the Market Rent (the “Landlord’s Option Rent Calculation”). Within fifteen (15) business days of its receipt of the Landlord

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Response Notice, Tenant may, at its option, accept Landlord’s Option Rent Calculation. If Tenant does not affirmatively accept or Tenant rejects Landlord’s Option Rent Calculation, the parties shall follow the procedure, and the Market Rent shall be determined as set forth in Section 3.4.4. By way of clarification, if Tenant’s Option Rent Calculation indicates that the Escalated Rent is less than the Market Rent or if the parties otherwise agree that the Escalated Rent is less than the Market Rent, then the Escalated Rent shall apply and there shall be no need for determination of the Market Rent.
3.4.4.    Determination of Market Rent. In the event Tenant objects or is deemed to have objected to the Market Rent, Landlord and Tenant shall attempt to agree upon the Market Rent using reasonable good-faith efforts. If Landlord and Tenant fail to reach agreement within sixty (60) days following Tenant’s objection or deemed objection to the Landlord’s Option Rent Calculation (the “Outside Agreement Date”), then, within two (2) business days following such Outside Agreement Date, (x) Landlord may reestablish the Landlord’s Option Rent Calculation by delivering written notice thereof to Tenant, and (y) Tenant may reestablish the Tenant’s Option Rent Calculation by delivering written notice thereof to Tenant. If Landlord and Tenant thereafter fail to reach agreement within seven (7) business days of the Outside Agreement Date, then in connection with the Option Rent, Landlord’s Option Rent Calculation and Tenant’s Option Rent Calculation, each as most recently delivered to the other party pursuant to the TCCs of this Section 3.4.4, shall be submitted to the “Neutral Arbitrator,” as that term is defined in Section 3.4.4.1 of this Second Amendment, pursuant to the TCCs of this Section 3.4.4; provided, however, to the extent Tenant delivers to Landlord, within seven (7) business days of the Outside Agreement Date, a written notice rescinding its Exercise Notice, then the Lease Term shall not be extended for the Option Term, but shall instead expire as originally scheduled, pursuant to the remaining TCCs of the Lease, as amended. The submittals shall be made concurrently with the selection of the Neutral Arbitrator pursuant to this Section 3.4.4 and shall be submitted to arbitration in accordance with Section 3.4.4.1 through 3.4.4.5 of this Second Amendment, but subject to the conditions, when appropriate, of Section 3.4.3.
3.4.4.1    Landlord and Tenant shall mutually, reasonably appoint one (1) arbitrator who shall by profession be a commercial real estate broker or a commercial real estate appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the leasing (or appraisal, as the case may be) of first-class corporate headquarters properties in the Comparable Area (the “Neutral Arbitrator”). The determination of the Neutral Arbitrator shall be limited solely to the issue of whether Landlord’s Option Rent Calculation or Tenant’s Option Rent Calculation, each as submitted to the Neutral Arbitrator pursuant to Section 3.4.4, above, is the closest to the actual Market Rent as determined by such Neutral Arbitrator, taking into account the requirements of Section 3.4.2 of this Second Amendment. Such Neutral Arbitrator shall be appointed within fifteen (15) days after the applicable Outside Agreement Date. Neither the Landlord nor Tenant may, directly or indirectly, consult with the Neutral Arbitrator prior to subsequent to his or her appearance. The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord’s counsel and Tenant’s counsel.
3.4.4.2    The Neutral Arbitrator shall, within thirty (30) days of his/her appointment, reach a decision as to Market Rent and determine whether the Landlord’s Option Rent Calculation or Tenant’s Option Rent Calculation, each as submitted to the Neutral Arbitrator pursuant to Section 3.4.4, above, is closest to Market Rent as determined by such Neutral Arbitrator and simultaneously publish a ruling (“Award”) indicating whether Landlord’s Option Rent Calculation or Tenant’s Option Rent Calculation is closest to the Market Rent as determined such Neutral Arbitrator. Following notification of the Award, the Landlord’s Option Rent Calculation or Tenant’s Option Rent Calculation, whichever is selected by the Neutral Arbitrator as being closest to Market Rent, shall become the then applicable Option Rent.
3.4.4.3    The Award issued by such Neutral Arbitrator shall be binding upon Landlord and Tenant.
3.4.4.4    If Landlord and Tenant fail to appoint the Neutral Arbitrator within fifteen (15) days after the applicable Outside Agreement Date, either party may petition the presiding judge of the Superior Court of San Diego County to appoint such Neutral Arbitrator subject to the criteria in Section 3.4.4.1 of this Second Amendment, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such Neutral Arbitrator.
3.4.4.5    The cost of arbitration shall be paid by Landlord and Tenant equally.

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3.5.    Termination Option. Provided Tenant fully and completely satisfies each of the conditions set forth in this Section 3.5, Tenant shall have the one-time option (“Termination Option”) to terminate the Lease (as amended) as to the 6340 Building, the 6310 Building and/or the 6290 Building effective as of any date of the New Expansion Term selected by Tenant after the date which is fifty-four (54) months after the Expansion Commencement Date specified in Section 2.1 hereof (any such date to be referred to herein as the “Termination Date”); provided, however, that in no event may Tenant exercise the Termination Option with respect to the 6310 Building unless Tenant also exercises the Termination Option for the 6340 Building and/or the 6290 Building and in no event may Tenant exercise the Termination Option for just a portion of any building. In order to exercise the Termination Option, Tenant must fully and completely satisfy each and every one of the following conditions: (a) Tenant must give Landlord written notice (“Termination Notice”) of its exercise of the Termination Option, which Termination Notice shall specify the applicable Termination Date and which Termination Notice must be delivered to Landlord at least twelve (12) months prior to the designated Termination Date, (b) at the time of the Termination Notice, an Event of Default must not exist, and (c) concurrently with Tenant’s delivery of the Termination Notice to Landlord, Tenant shall pay to Landlord a termination fee (“Termination Fee”) equal to the sum of (i) the “Amortization Installment”, comprised of the unamortized balance, as of the Termination Date, of the (A) Improvement Allowance and Additional Allowance (if applicable) actually utilized by Tenant for such space pursuant to Section 2.1 of the Work Letter Agreement, (B) brokerage commissions paid by Landlord in connection with this Second Amendment and applicable to such space, and (C) Base Rent Abatement applicable to such space pursuant to Section 4.3 below, plus (ii) the “Base Rent Installment”, comprised of an amount equal to three (3) months of Base Rent for such space calculated at the rate payable as of the date of delivery of the Termination Notice. Amortization pursuant to subsection (i), above, shall be calculated on a straight-line basis without an interest component over a seven (7) year amortization schedule (with respect to the 6290 Initial Premises), over a period from the 6290 Must-Take Premises Commencement Date through the New Expiration Date (with respect to the 6290 Must-Take Premises) and over the period from December 1, 2016 through the New Expiration Date (with respect to the Existing Premises). Upon written request from Tenant delivered to Landlord at any time prior to Tenant’s delivery of the Termination Notice, Landlord and Tenant shall use good faith efforts to mutually agree upon the calculation of the Amortization Installment. Notwithstanding Tenant’s payment of the Termination Fee, Tenant shall remain responsible for payment of Base Rent and all other obligations of Tenant with respect to such space through the Termination Date.
4.    Base Rent.
4.1.    Existing Premises. Base Rent for the Existing Premises shall continue to be paid pursuant to the Base Rent Schedule set forth in Section 4.1 of the First Amendment through November 30, 2016. Commencing as of December 1, 2016 and continuing through the New Expiration Date, Base Rent shall be payable for the Existing Premises as follows:

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Period	Annualized Base Rent*	Monthly Installment of Base Rent**	Approximate Monthly Rental Rate per Rentable Square Foot*

December 1, 2016 to November 30, 2017	$2,782,404.00	$231,867.00*	$1.800
December 1, 2017 to November 30, 2018	$2,872,832.16	$239,402.68	$1.859
December 1, 2018 to November 30, 2019	$2,966,199.12	$247,183.26	$1.919
December 1, 2019 to November 30, 2020	$3,062,600.64	$255,216.72	$1.981
December 1, 2020 to November 30, 2021	$3,162,135.12	$263,511.26	$2.046
December 1, 2021 to New Expiration Date	$3,264,904.56	$272,075.38	$2.112

* Subject to abatement as provided in Section 4.3 below.
** Based upon 3.25% annual increases.

4.2.    The 6290 Expansion Premises. Commencing on the Expansion Commencement Date and continuing throughout the New Expansion Term, Tenant shall pay to Landlord monthly installments of Base Rent for the entire 6290 Expansion Premises as follows:

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Year of New Expansion Term	Annualized Base Rent*	Monthly Installment of Base Rent***	Approximate Monthly Rental Rate per Rentable Square Foot*

1**	$972,000.00◊	$81,000.00*◊	$1.800
2**	$1,003,590.00	$83,632.50	$1.859
3	$2,072,520.00	$172,710.00	$1.919
4	$2,139,876.96	$178,323.08	$1.981
5	$2,209,422.84	$184,118.57	$2.046
6	$2,281,229.16	$190,102.43	$2.112
7	$2,355,369.12	$196,280.76	$2.181

*    If the Expansion Commencement Date falls on a day of the month which is not the first day of such month, the Base Rent for such fractional month shall accrue on a daily basis and shall total an amount equal to the product of (i) a fraction, the numerator of which is the number of days in such fractional month and the denominator of which is the actual number of days occurring in such calendar month, and (ii) the then-applicable monthly installment of Base Rent. Such fractional month shall be added to the first year of the New Expansion Term.
**    The foregoing schedule assumes the 6290 Must-Take Premises Commencement Date occurs on the date which is two (2) years after the Expansion Commencement Date. To the extent the 6290 Must-Take Premises Commencement Date occurs prior to such date, and/or extent Tenant elects to commence Business Operations in increments of the 6290 Must-Take Premises prior to such date, the foregoing schedule shall be updated.
***    Based upon 3.25% annual increases.
◊ Subject to abatement as set forth in Section 4.3 below.
4.3.    Base Rent Abatement. Provided that no Event of Default is then occurring, then (i) during the first seven (7) full calendar months of the 6290 Initial Premises Term, Tenant shall not be obligated to pay any Base Rent otherwise attributable to the 6290 Initial Premises, and (ii) during the period commencing December 1, 2016 and continuing through and including March 31, 2017, Tenant shall not be obligated to pay any Base Rent otherwise attributable to the Existing Premises. The Base Rent which is so abated pursuant to the immediately preceding sentence may be referred to herein as the (“Base Rent Abatement”). The Base Rent Abatement shall not apply to any Additional Monthly Base Rent payable pursuant to Section 2.1.2 of the Work Letter Agreement. Tenant acknowledges and agrees that notwithstanding such Base Rent Abatement, such abatement of Base Rent shall have no effect on the calculation of any future payments of Base Rent, Operating Expenses or Tax Expenses payable by Tenant pursuant to the terms of the Lease (as hereby amended), which payments shall be calculated without regard to such abatement of Base Rent or corresponding abatement periods. Such Base Rent Abatement has been granted to Tenant as additional consideration for entering into this Second Amendment, and for agreeing to pay the “rent” and performing the terms and conditions otherwise required under the Lease, as amended. Notwithstanding anything to the contrary set forth in this Section 4.3, to the extent an Event of Default is then occurring, then Landlord may at its option, by notice to Tenant, elect, in addition to any other remedies Landlord may have under the Lease, one or both of the following remedies: (i) that Tenant shall immediately become obligated to pay to Landlord all Base Rent

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abated hereunder, with interest as provided pursuant to the Lease from the date such Base Rent would have otherwise been due but for the abatement provided herein, or (ii) that the dollar amount of the unapplied portion of the Base Rent Abatement as of such Event of Default shall be converted to a credit to be applied to the Base Rent applicable to the Premises at the end of the New Expansion Term and Tenant shall immediately be obligated to begin paying Base Rent for the entire Premises in full.
5.    Direct Expenses.
5.1.    Tenant’s Share. Tenant’s share with respect to the Existing Premises shall continue to be 100%. Tenant’s share with respect to the 6290 Building shall, effective as of the Expansion Commencement Date, be 100%.
5.2.    “Project” Definition. Landlord and Tenant hereby expressly acknowledge and agree that the definition of the “Project” shall be revised to mean (i) the 6340 Building and its Common Areas, (ii) the land (which is improved with landscaping, parking facilities and other improvements) upon which the 6340 Building and its Common Areas are located, (iii) the 6310 Building and its Common Areas, (iv) the land (which is improved with landscaping, parking facilities and other improvements) upon which the 6310 Building and its Common Areas are located, (v) the 6290 Building and its Common Areas, and (vi) the land (which is comprised with landscaping, parking facilities and other improvements) upon which the 6290 Building and its Common Areas are located. As the Project contains more than one (1) building, the parties acknowledge that the costs and expenses incurred in connection with the Project (i.e. the Direct Expenses) should be shared among the 6340 Building, the 6310 Building and the 6290 Building. Accordingly, as set forth in Section 4.2 of the Lease, Direct Expenses are determined annually for the Project as a whole, and a portion of the Direct Expenses, which portion shall be determined by Landlord on an equitable basis, shall be allocated to the 6340 Building, the 6310 Building or the 6290 Building (as the case may be) and such portion shall be the Direct Expenses for purposes of the Lease (as amended). Such portion of Direct Expenses allocated to the 6310 Building shall include all Direct Expenses attributable solely to the 6310 Building and an equitable portion of the Direct Expenses attributable to the Project as a whole. Such portion of Direct Expenses allocated to the 6340 Building shall include all Direct Expenses attributable solely to the 6340 Building and an equitable portion of the Direct Expenses attributable to the Project as a whole. Such portion of Direct Expenses allocated to the 6290 Building shall include all Direct Expenses attributable solely to the 6290 Building and an equitable portion of the Direct Expenses attributable to the Project as a whole.
5.3.    Direct Expense Cap. Landlord and Tenant acknowledge and agree that the cap on Direct Expenses otherwise set forth in Section 4.4 of the Original Lease is no longer applicable. However, Landlord agrees that the management fee payable throughout the New Expansion Term shall be three percent (3%) of the Rent payable for the Premises per year.
5.4.    Proposition 13 Protection. Notwithstanding anything to the contrary contained in this Lease, in the event that, at any time during the first three (3) years of the New Expansion Term, a sale or change in ownership of all or any portion of the Project is consummated, and as a result thereof, and to the extent that in connection therewith, all or any portion of the Project is reassessed (the “Reassessment”) for real estate tax purposes by the appropriate governmental authority pursuant to the terms of Proposition 13, then the following provisions shall apply to such Reassessment of the Project.
5.4.1.    Tax Increase. For purposes of this Section 5.4, the term “Tax Increase” shall mean that portion of the Tax Expenses, as calculated immediately following the Reassessment, which is attributable solely to the Reassessment. Accordingly, the term Tax Increase shall not include any portion of the Tax Expenses, as calculated immediately following the Reassessment, which (i) is attributable to the initial assessment of the value of the Project or the tenant improvements located in the Project, (ii) is attributable to assessments which were pending immediately prior to the Reassessment which assessments were conducted during, and included in, such Reassessment, or which assessments were otherwise rendered unnecessary following the Reassessment, or (iii) is attributable to the annual inflationary increase of real estate taxes permitted to be assessed annually under Proposition 13, or (iv) is attributable to Tax Expenses calculated prior to the Reassessment without including any Proposition 8 reduction. During the first three (3) years of the New Expansion Term, any Tax Increase shall be excluded from Tax Expenses. After the first three (3) years of the New Expansion Term, any Tax Increase (including any Tax Increase which may occur during the first three (3) years of the New Expansion Term) shall be included in Tax Expenses.
5.4.2.    Buy-Back Right. The amount of Tax Expenses which Tenant is not obligated to pay or will not be obligated to pay during the first three (3) years of the New Expansion Term

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in connection with a particular Reassessment pursuant to the terms of this Section 5.4, shall be sometimes referred to hereafter as a “Proposition 13 Protection Amount.” If the occurrence of a Reassessment is reasonably foreseeable by Landlord and the Proposition 13 Protection Amount attributable to such Reassessment can be reasonably quantified or estimated, the terms of this Section 5.4.2 shall apply to such Reassessment. Upon notice to Tenant, Landlord shall have the right to purchase the Proposition 13 Protection Amount relating to the applicable Reassessment (the “Applicable Reassessment”), at any time prior to expiration of the third (3rd) year of the New Expansion Term, by paying to Tenant an amount equal to the Proposition 13 Purchase Price, as that term is defined below, provided that the right of any successor of Landlord to exercise its right of repurchase hereunder shall not apply to any Reassessment which results from the event pursuant to which such successor of Landlord became the Landlord under the Lease, as amended. As used herein, “Proposition 13 Purchase Price” shall mean the present value of the Proposition 13 Protection Amount remaining as of the date of payment of the Proposition 13 Purchase Price by Landlord. Such present value shall be calculated (i) by using the portion of the Proposition 13 Protection Amount attributable to each remaining year of the New Expansion Term (as though the portion of such Proposition 13 Protection Amount benefited Tenant at the end of each year), as the amounts to be discounted, and (ii) by using discount rates for each amount to be discounted equal to (A) the prime interest rate, as reported in the Wall Street Journal as of the date of Landlord’s exercise of its right to purchase, as set forth in this Section 5.4, plus (B) two percent (2%) per annum. Upon such payment of the Proposition 13 Purchase Price, the provisions of Section 5.4.1 of this Second Amendment shall not apply to any Tax Increase attributable to the Applicable Reassessment. Since Landlord is estimating the Proposition 13 Purchase Price because a Reassessment has not yet occurred, then when such Reassessment occurs, if Landlord has underestimated the Proposition 13 Purchase Price, then upon notice by Landlord to Tenant, Tenant’s Base Rent next due shall be credited with the amount of such underestimation, and if Landlord overestimates the Proposition 13 Purchase Price, then upon notice by Landlord to Tenant, Base Rent next due shall be increased by the amount of the overestimation.
6.    Improvements. Except as specifically set forth herein, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the 6290 Expansion Premises, and Tenant shall accept the 6290 Expansion Premises in its presently existing, “as-is” condition. Notwithstanding the foregoing, Landlord shall perform the work and otherwise construct the improvements in the 6290 Expansion Premises pursuant to the terms of the Work Letter Agreement, attached hereto as Exhibit B and Tenant may construct improvements in the 6290 Expansion Premises and renovate the Existing Premises in accordance with the Work Letter Agreement.
7.    Broker. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Second Amendment other than Cushman & Wakefield of San Diego, Inc. (the “Broker”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Second Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent, other than the Broker, occurring by, through, or under the indemnifying party. The terms of this Section 7 shall survive the expiration or earlier termination of this Second Amendment.
8.    Parking.
8.1.    In General. Notwithstanding anything to the contrary contained in the Lease, effective as of the Expansion Commencement Date and continuing throughout the New Expansion Term, Tenant shall be entitled to use of all of the parking areas for the Project as shown on Exhibit C attached hereto and made a part hereof (“Parking Areas”). Tenant’s use of the Parking Areas shall be in accordance with the provisions of Article 28 of the Original Lease; provided, however, that Tenant may, subject to CC&R’s and Applicable Laws, at Tenant’s sole cost, (i) designate any parking stalls within the Parking Areas as reserved and assigned for Tenant’s exclusive use, and (ii) re-stripe all or any portion of the Parking Areas and/or implement tandem assisted valet parking. Furthermore, Landlord agrees that Tenant may structure parking arrangements with other tenants located within other properties owned by Landlord in the vicinity of the Project and Landlord shall consent to any such agreements, provided such agreements are in compliance with the terms of Landlord’s lease with such other tenant(s).
8.2.    Supplemental Parking Passes. Tenant shall continue to have the right to the Supplemental Parking Passes as provided in Section 8.2 of the First Amendment through November 30,

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2016. However, effective as of the date of full execution and delivery of this Second Amendment, the seventy (70) parking spaces to which Tenant is entitled at 6260 Sequence Drive pursuant to the first sentence of Article 28 of the Original Lease shall be relocated to the parking lot for the 6340 Building.
8.3.    Additional Parking.
8.3.1.    Additional Parking Notice. If Tenant requires additional parking over and above the parking described in Sections 8.1 and 8.2 above, Tenant may notify Landlord in writing (the “Additional Parking Notice”), which Additional Parking Notice shall specify the number of additional parking stalls required by Tenant (up to a maximum of two hundred (200) additional stalls) (the “Requested Stalls”), and which Additional Parking Notice may be delivered by Tenant to Landlord at any time during the period from the first (1st) day of the twenty-fifth (25th) full calendar month of the New Expansion Term through and including the last day of the forty-eighth (48th) full calendar month of the New Expansion Term.
8.3.2.    Offsite Parking Stalls. If Tenant timely delivers an Additional Parking Notice to Landlord, Landlord shall then use good faith efforts to locate and contract for additional parking for Tenant at a location within the area (“Parking Limit Area”) which is no greater than one-half (1/2) mile from the Project, but north of Mira Mesa Boulevard, for the number of Requested Stalls specified by Tenant in the Additional Parking Notice, but not in excess of two hundred (200) such additional parking stalls. Such additional parking stalls may be referred to herein as the “Offsite Parking Stalls”. If Landlord is successful in locating and contracting for use of the Offsite Parking Stalls, Tenant shall be responsible for any costs associated with Tenant’s use of such Offsite Parking Stalls including, without limitation, any rental costs, any costs incurred to shuttle employees to and from such Offsite Parking Stalls and any costs incurred by Tenant to implement a valet or other parking assistance solution. However, commencing as of the later of (i) the first day of the thirty-fifth (35th) full calendar month of the New Expansion Term or (ii) the first day of the calendar month after Landlord’s receipt of the Additional Parking Notice from Tenant, Tenant shall be entitled to a credit against Base Rent payable by Tenant for the Premises in the amount of Ten Thousand Dollars ($10,000.00) per month (“Parking Credit”), which Parking Credit shall continue to apply for the remainder of the New Expansion Term.
8.3.3.    Parking Structure Option. If, despite Landlord’s good faith efforts, Landlord is unable to locate and contract for the Offsite Parking Stalls within sixty (60) days after Landlord’s receipt of an Additional Parking Notice, Landlord shall so notify Tenant thereof in writing (the “Parking Structure Option Notice”). If Landlord delivers a Parking Structure Option Notice to Tenant, Landlord shall no longer have an obligation to seek such Offsite Parking Stalls, but Tenant shall have the option to require Landlord to construct a parking structure (the “Parking Structure”) at a location within the Parking Limit Area which shall include at least the number of Requested Stalls specified by Tenant in Tenant’s Additional Parking Notice. Unless Tenant notifies Landlord in writing that Tenant has chosen not to pursue the use of such Parking Structure, within thirty (30) days after Landlord’s delivery of the Parking Structure Option Notice, Landlord shall provide written notice to Tenant (“Parking Structure Detail Notice”) describing the specific location selected by Landlord within the Parking Limit Area for construction of such Parking Structure (which location may be within the Project), the estimated total number of parking stalls that will be included within the Parking Structure, the estimated delivery date upon which the Parking Structure shall be available for use, and the total estimated costs of design, construction and permitting of such Parking Structure (collectively, “Parking Structure Costs”) and Tenant’s estimated financial contribution toward the Parking Structure Costs. Tenant’s financial contribution to the Parking Structure Costs shall be an amount equal to the product of the actual total Parking Structure Costs multiplied by a fraction, the numerator of which is the number of Requested Stalls and the denominator of which is the total number of parking stalls located within said Parking Structure; provided, however, that in no event shall Tenant’s contribution to the Parking Structure Costs exceed Four Million Dollars ($4,000,000.00). By way of example only, and not as a limitation upon the foregoing, if the number of Requested Stalls is two hundred (200) and such Parking Structure will contain three hundred (300) parking stalls and the total Parking Structure Costs are Four Million Five Hundred Thousand Dollars ($4,500,000.00), Tenant’s portion of the Parking Structure Costs would be Three Million Dollars ($3,000,000.00), but if in the same example the total Parking Structure Costs are Seven Million Dollars ($7,000,000.00), Tenant’s portion of the Parking Structure Costs would be capped at Four Million Dollars ($4,000,000.00). Tenant may choose to pay for all or any portion of Tenant’s portion of Parking Structure Costs through application of Tenant’s Parking Credit and/or by application of up to Four Million Dollars ($4,000,000.00) of the Improvement Allowance (as that term is defined in the Work Letter Agreement attached hereto as Exhibit B), provided that Tenant so notifies Landlord in writing of Tenant’s election to apply such amounts (from Tenant’s Parking Credit and/or the Improvement Allowance) on or before the last day of the forty-eighth (48th) full calendar month of the New Expansion Term.

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8.3.4.    Parking Structure Agreement. Upon Landlord’s delivery of the Parking Structure Detail Notice to Tenant, if Tenant chooses to proceed with Landlord’s construction of the Parking Structure, Landlord and Tenant shall use good faith efforts to mutually agree upon and execute, within thirty (30) days following Tenant’s election to proceed with Landlord’s construction of the Parking Structure, a definitive agreement documenting the terms of Landlord’s obligation to construct the Parking Structure and Tenant’s agreement to pay for its share of the Parking Structure Costs and other commercially reasonable terms for such agreement (the “Parking Structure Agreement”). Upon full execution and delivery of the Parking Structure Agreement by Landlord and Tenant, Landlord shall commence design, permitting and construction of the Parking Structure.
8.3.5.    Late Delivery of Parking Structure. In the event that substantial completion of the Parking Structure (i.e., completion other than minor “punch-list” items) has not occurred by the “Outside Date,” which shall be the date which is twelve (12) month after the date of full execution and delivery of the Parking Structure Agreement, as such date may be extended by delays attributable to Force Majeure including, without limitation, any delays due to excess time in obtaining governmental permits or approvals for construction of the Parking Structure beyond the time period normally required to obtain such permits or approvals for similar structures in San Diego, California (collectively, “Force Majeure Delays”), then the sole remedy of Tenant shall be the right to deliver a notice to Landlord (the “Outside Date Termination Notice”) electing to terminate Tenant’s lease of the 6290 Building effective upon a date specified by Tenant in the Outside Date Termination Notice (the “Effective Date”). For each day of any such extension of such twelve (12) month period due to Force Majeure Delays, Tenant shall not be obligated to pay any Base Rent for the 6290 Building. The Outside Date Termination Notice must be delivered by Tenant to Landlord, if at all, not earlier than the Outside Date (as may be so extended) and prior to the date of substantial completion of the Parking Structure. If Tenant delivers the Outside Date Termination Notice to Landlord, then Landlord shall have the right to suspend such termination for a period ending thirty (30) days after Landlord’s receipt of the Outside Date Termination Notice. In order to suspend such termination, Landlord must deliver to Tenant, within five (5) business days after Landlord’s receipt of the Outside Date Termination Notice, (a) a written notice acknowledging that Tenant shall not be obligated to pay any Base Rent for the 6290 Building during such suspension period, and (b) a certificate of the general contractor for the Parking Structure certifying that it is such contractor’s best good faith judgment that substantial completion of the Parking Structure will occur within thirty (30) days after the date of Landlord’s receipt of the Outside Date Termination Notice. If substantial completion of the Parking Structure occurs within said thirty (30) day suspension period, then the Outside Date Termination Notice shall be of no further force or effect, and Tenant shall not be obligated to pay any Base Rent for the 6290 Building for the number of days after the Outside Date until the date substantial completion of the Parking Structure occurs. If, however, substantial completion of the Parking Structure does not occur within said thirty (30) day suspension period, then Tenant’s lease of the 6290 Building shall terminate as of the Effective Date, Tenant shall not be obligated to pay any Base Rent for the 6290 Building during such thirty (30) day period, but all other provisions of this Second Amendment shall continue to apply.
9.    Signage. Effective upon the Expansion Commencement Date, all signage rights and responsibilities set forth in Article 23 of the Lease in connection with the Existing Premises shall additionally apply with respect to the 6290 Expansion Premises; provided, however, the logo to be displayed on such signage, which logo is identified on Exhibit D, is hereby approved by Landlord, and Landlord hereby consents to Tenant’s Building-top signage on the 6290 Building having dimensions of up to three (3) feet high and twenty-five (25) feet long; provided, however, all other aspects of Tenant’s signage (including, but not limited to, color and lighting) shall be subject to Landlord’s prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed). Tenant hereby acknowledges that, notwithstanding any approval by Landlord of Tenant’s logo as well as the dimensions applicable to Tenant’s Building-top sign on the 6290 Building, Landlord has made no representations or warranty to Tenant with respect to the probability of obtaining the necessary governmental approvals and/or permits for the same.
10.    Security Deposit/Letter of Credit. Landlord shall continue to hold the Security Deposit pursuant to the terms and conditions of Article 21 of the Original Lease and the L-C in accordance with the terms and provisions of Article 22 of the Original Lease throughout the New Expansion Term, as may be extended.
11.    Security System. Tenant shall be entitled to install, at Tenant’s sole cost and expense (chargeable to the Improvement Allowance), a separate security system for any or all buildings of the Premises as an Alteration or as a part of the Improvements; provided, however, that the plans and specifications for any such system shall be subject to Landlord’s reasonable approval, any such system must be compatible with the existing systems of the Project, Tenant’s obligation to indemnify, defend and hold Landlord harmless as provided in, and subject to, Section 10.1 of the Original Lease shall also apply

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to Tenant’s use and operation of any such system, and the installation of such system shall otherwise be subject to the terms and conditions of this Section 11. At Landlord’s option, upon the expiration or earlier termination of the Lease (as amended), Tenant shall remove such security system and repair any damage to the Project resulting from such removal. Tenant shall at all times provide Landlord with a contact person who can disarm the system and who is familiar with the functions of the system in the event of a malfunction, and Tenant shall provide Landlord with the codes or other necessary information required to disarm the system in the event Landlord must enter the Premises in an emergency.
12.    Communication Equipment. If Tenant desires to use the roof of any building(s) constituting the Premises to install communication equipment to be used from the Premises, Tenant may so notify Landlord in writing (“Communication Equipment Notice”), which Communication Equipment Notice shall generally describe the specifications for the equipment desired by Tenant. Subject to all CC&R’s and Applicable Laws, Tenant and Tenant’s contractors (which shall first be reasonably approved by Landlord) shall have the right and access to install, repair, replace, remove, operate and maintain so-called “satellite dishes” or other similar devices, such as antennae (collectively, “Communication Equipment”), together with aesthetic screening designated by Landlord and all cable, wiring, conduits and related equipment, for the purpose of receiving and sending radio, television, computer, telephone or other communication signals, at a location on the roof of the Project designated by Landlord. If roof penetrations cannot be avoided, Tenant shall retain Landlord’s designated roofing contractor to make any necessary penetrations and associated repairs to the roof in order to preserve Landlord’s roof warranty. Tenant’s installation and operation of the Communication Equipment shall be governed by the following terms and conditions:
12.1.    Tenant’s right to install, replace, repair, remove, operate and maintain the Communication Equipment shall be subject to all Applicable Laws and CC&R’s and Landlord makes no representation that such CC&R’s and Applicable Laws permit such installation and operation.
12.2.    All plans and specifications for the Communication Equipment shall be subject to Landlord’s reasonable approval.
12.3.    All costs of installation, operation and maintenance of the Communication Equipment and any necessary related equipment (including, without limitation, costs of obtaining any necessary permits and connections to the electrical system) shall be borne by Tenant.
12.4.    Landlord shall not have any obligations with respect to the Communication Equipment. Landlord makes no representation that the Communication Equipment will be able to receive or transmit communication signals without interference or disturbance (whether or not by reason of the installation or use of similar equipment by others) and Tenant agrees that Landlord shall not be liable to Tenant therefor. Tenant shall not lease or otherwise make the Communication Equipment available to any third party and the Communication Equipment shall be only for Tenant’s use in connection with the conduct of Tenant’s business in the Premises.
12.5.    Tenant shall (i) be solely responsible for any damage caused as a result of the Communication Equipment, (ii) promptly pay any tax, license or permit fees charged pursuant to any Applicable Laws in connection with the installation, maintenance or use of the Communication Equipment and comply with all precautions and safeguards recommended by all governmental authorities, and (iii) pay for all necessary repairs, replacements to or maintenance of the Communication Equipment.
12.6.    The Communication Equipment shall remain the sole property of Tenant. Tenant shall remove the Communication Equipment and related equipment at Tenant’s sole cost and expense upon the expiration or sooner termination of the Lease, as amended, or upon the imposition of any governmental law or regulation which may require removal, and shall repair the Project upon such removal to the extent required by such work of removal. If Tenant fails to remove the Communication Equipment and repair the Project within fifteen (15) days after the expiration or earlier termination of the Lease, as amended, Landlord may do so at Tenant’s expense. The provisions of this Section 12.6 shall survive the expiration or earlier termination of the Lease, as amended.
12.7.    The Communication Equipment shall be deemed to constitute a portion of the Premises for purposes of Article 10 of the Original Lease.
12.8.    Upon request from Landlord, Tenant agrees to execute a license agreement with Landlord or Landlord’s rooftop management company regarding Tenant’s installation, use and operation

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of the Communication Equipment, which license agreement shall be in commercially reasonable form and shall incorporate the terms and conditions of this Section 12.
13.    Backup Generator(s). Subject to Landlord’s prior approval of all plans and specifications, which approval shall not be unreasonably withheld, Landlord shall permit Tenant to install and maintain, at Tenant’s sole cost and expense, a backup generator(s) at location(s) within the Project designated by Tenant and reasonably approved by Landlord. Such backup generator(s) shall be used by Tenant only during (i) testing and regular maintenance, and (ii) any period of electrical power outage in the Project. Tenant shall submit the specifications for design, operation, installation and maintenance of the backup generator(s) for Landlord’s consent, which consent shall not be unreasonably withheld or delayed and may be conditioned on Tenant complying with such reasonable requirements imposed by Landlord, based on the advice of Landlord’s structural and mechanical engineers, so that the Project’s systems and equipment are not adversely affected. In addition, Tenant shall ensure that the backup generator(s) do not result in any Hazardous Materials being introduced to the Project in violation of Environmental Laws, and Section 29.33 of the Original Lease will apply to Tenant’s installation, use and removal of the backup generator(s). Any repairs and maintenance of such generator(s) shall be the sole responsibility of Tenant and Landlord makes no representation or warranty with respect to such generator(s). If Tenant elects to do so, in its discretion, or if Tenant is so notified by Landlord, Tenant shall, at Tenant’s sole cost and expense, remove such generator(s) upon the expiration or earlier termination of the Lease Term and repair all damage to the Project resulting from such removal. Such generator(s) shall be deemed to be a part of the Premises for purposes of Article 10 of the Original Lease.
14.    Multiple Buildings. Landlord and Tenant acknowledge that it is Landlord’s current intention to cause the ownership of all of the buildings of the Project to be held by the same entity. If, however, at any time during the New Expansion Term or any Option Term, Landlord determines to separate ownership of the buildings or to separately finance the buildings (where the lender requires separate documentation), Tenant agrees to promptly after request from Landlord, execute commercially reasonable documents in order to separate Tenant’s lease of such building(s) of the Premises from the remaining building(s) of the Premises. Any such documentation shall be on the exact same terms as specified in the Lease (as amended) but as applicable to the relevant portion of the Premises.
15.    Entry by Landlord. The reference to twenty-four (24) hours in the first sentence of Article 27 of the Original Lease is hereby extended to forty-eight (48) hours. Furthermore, except in an emergency, Landlord shall permit representatives of Tenant to be present during any such entry into the Premises by Landlord pursuant to Article 27 of the Original Lease.
16.    Holding Over. The reference to one hundred fifty percent (150%) in the first sentence of Article 16 of the Original Lease is hereby reduced to one hundred twenty-five percent (125%). Furthermore, any such hold over by Tenant shall be at sufferance only (rather than from month-to-month) such that such payments which may be owed from Tenant to Landlord shall accrue on a per diem basis rather than a monthly basis.
17.    Utility Billing Information. To the extent Tenant contracts directly for the provision of electricity, gas and/or water services to the Premises, Tenant shall promptly, but in no event more than twenty (20) days following its receipt of request from Landlord, provide Landlord with copies of invoices for such services (the “Utility Bills”). In addition, Tenant hereby authorizes Landlord to obtain copies of the Utility Bills directly from the utility providers and Tenant hereby authorizes each utility provider to provide Utility Bills and related utility usage information for the Premises directly to Landlord. From time to time, within twenty (20) days after Landlord’s written request, Tenant shall execute and deliver to Landlord further assurances requested by Landlord authorizing such utility providers to provide to Landlord the Utility Bills and other information relating to utility usage at the Premises.
18.    No Certified Access Specialist Inspection. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Project has not undergone inspection by a certified access specialist (CASp).
19.    California Energy Disclosures. Tenant acknowledges that Landlord has complied with Cal. Pub. Res. Code § 25402.10 and the disclosure regulations issued in connection therewith (e.g., California Code of Regulations, Title 20, Sections 1680 – 1684) by, among other things, delivering to Tenant the Disclosure Summary Sheet, Statement of Energy Performance, Data Checklist and Facility Summary (as such terms are defined in California Code of Regulations, Title 20, Section 1681) for the 6290 Expansion Premises (collectively, the “Energy Information”) prior to the date hereof. Tenant acknowledges and agrees that (i) Landlord makes no representation or warranty regarding the energy

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performance of the 6290 Expansion Premises or the accuracy or completeness of the Energy Information, (ii) the Energy Information is for the current occupancy and use of the 6290 Expansion Premises and that the energy performance of the 6290 Expansion Premises may vary, and (iii) Landlord shall have no liability for any errors or omissions in the Energy Information.
20.    Cosmetic Alterations. The definition of Cosmetic Alterations set forth in the second sentence of Section 8.1 of the Original Lease is hereby deleted and replaced with the following: “Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following ten (10) business days notice to Landlord, but without Landlord’s prior consent, to the extent that such Alterations do not (i) adversely affect the systems and equipment of the Building or the Building Structure, or (ii) affect the exterior appearance of the Building (the “Cosmetic Alterations”).”
21.    Non-Transfers. Section 14.8 of the Original Lease is hereby modified by adding the following sentence: “In addition to the foregoing, Landlord’s consent shall not be required for the use or occupancy of up to ten percent (10%) of the Premises by the employees and/or representatives of Tenant’s business partners and/or of any joint venture enterprise in which Tenant or any of its affiliates is a participant, nor for the use thereof by any of Tenant’s vendors, contractors and professional services providers, for the purpose of providing services in support of Tenant’s business operations at the Premises, pursuant to any license agreement that does not survive the expiration or earlier termination of this Lease. However, (i) Tenant shall provide Landlord with written notice of any such license agreement, (ii) this clause shall not apply to any use or occupancy pursuant to a sublease, and (iii) this clause shall only apply to space within a building in which Tenant leases the entire building.”
22.    Landlord Default. Section 19.6 of the Original Lease is hereby modified by adding the following sentence: “Notwithstanding the foregoing, in the event Landlord is in default in the performance of any material obligation required to be performed by Landlord pursuant to this Lease beyond any cure period provided to Landlord under Section 19.6 of the Original Lease, and as a result thereof, Tenant is deprived of any of the following services in the quality and character as designated in the Lease: water, electricity, heating, ventilation and air conditioning, elevator service, paths of travel or the integrity of the Premises floor is significantly compromised (e.g. broken windows, façade damage, leaks), then upon delivery of an additional written notice to Landlord and the expiration of an additional ten (10) day cure period, Tenant may make such repairs or replacements as necessary to cure such default on Landlord’s behalf. If Tenant takes such action and such work will affect the systems or structural integrity of the applicable building, Tenant shall use only those contractors used by Landlord for such work on such systems or structure unless such contractors are unwilling or unable to perform, or timely perform, such work, in which event Tenant may utilize the services of any other qualified contractor which is experienced in similar work in first-class office buildings. Tenant shall be entitled to prompt reimbursement by Landlord of Tenant’s actual and reasonable costs in taking such action. However, if the work so performed by Tenant pertains to items that would otherwise be includable in Operating Expenses, then Landlord may include the amount of such reimbursement in Operating Expenses. If Landlord fails to reimburse Tenant for the actual and reasonable costs incurred by Tenant within thirty (30) days following receipt of an invoice from Tenant accompanied by reasonable evidence of such costs and if Landlord also fails to deliver a detailed written objection to such payment to Tenant within such thirty (30) day period, Tenant may offset, to the extent of all rental obligations under the Lease, all such costs (including reasonable attorney’s fees and interest) incurred in exercising such self-help right(s). If, however, Landlord delivers to Tenant within thirty (30) days after receipt of Tenant’s invoice, a written objection to the payment of such invoice, setting forth with reasonably particularity Landlord’s reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms of the Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends is not excessive), then Tenant shall not be entitled to such deduction from rent, but Tenant may proceed to initiate an action to collect such amount from Landlord.”
23.    Actual Cost. Throughout the Lease, where reference is made to the obligation of Tenant to pay the “Actual Cost,” “Actual Costs,” or lower cased variations of such terms, as applicable to costs and expenses incurred, out-of-pocket or otherwise, such amounts shall be the actual costs paid or incurred by Landlord, as reasonably estimated by Landlord. Upon request by Tenant, Landlord shall, within thirty (30) business days of receipt of a written request by Tenant, disclose to Tenant in writing the basis for its estimate, excluding, when applicable, depreciation pertaining to increased utilization of certain equipment, and also excluding any profit to or overhead charge by Landlord and excluding the cost of personnel already charged to operating expenses. In the event such disclosure demonstrates that Landlord’s estimate of the Actual Costs was done unreasonably, than the Actual Costs shall be adjusted to reflect what they should have been if Landlord had reasonably estimated said Actual Costs. In the case of an increase resulting from such adjustment, Tenant shall pay Landlord the difference within thirty (30)

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days of demand therefore. In the case of a decrease, Landlord shall pay to Tenant the difference within thirty (30) days of demand therefore.
24.    No Further Modification. Except as set forth in this Second Amendment, all of the terms and provisions of the Lease shall apply with respect to the 6290 Expansion Premises and the Lease shall remain unmodified and in full force and effect.
[Signatures follow on next page]

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IN WITNESS WHEREOF, this Second Amendment has been executed as of the day and year first above written.

“LANDLORD”:	“TENANT”:

KILROY REALTY, L.P., a Delaware limited partnership	DEXCOM, INC., a Delaware corporation

By: /s/ Robert Palmer Robert Palmer Senior Vice President, Operations	By: /s/ Kevin Sayer Kevin Sayer President and Chief Operating Officer

By: /s/ John T. Fucci John T. Fucci Senior Vice President, Asset Management	By: /s/ Jess Roper Jess Roper Chief Operating Officer

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EXHIBIT A
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OUTLINE OF 6290 INITIAL PREMISES AND 6290 MUST-TAKE PREMISES

23,668 SF
SECOND FLOOR PLAN

21,440 SF
FIRST FLOOR PLAN

■ = PROPOSED DEXCOM AREA

FIRST FLOOR	21,440 SF
SECOND FLOOR	23,668 SF
TOTAL	45,108 SF

EXISTING FLOOR PLANS

PROGRESS PLOT

dexcom

SPACE PLANNING
6280 SEQUENCE DRIVE
SAN DIEGO, CALIFORNIA 92121

MANSOUR Architecture

SCHEMATIC DESIGN SET

AX

Exhibit A

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EXHIBIT B
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WORK LETTER AGREEMENT
This Work Letter Agreement shall set forth the terms and conditions relating to the construction of the improvements in the 6290 Expansion Premises and the renovation of the leasehold improvements in the Existing Premises. This Work Letter Agreement is essentially organized chronologically and addresses the issues of the construction of the 6290 Expansion Premises and the renovation of the leasehold improvements in the Existing Premises, in sequence, as such issues will arise during the actual construction. All references in this Work Letter Agreement to Articles or Sections of “this Amendment” shall mean the relevant portion of the Second Amendment to which this Work Letter Agreement is attached as Exhibit B and of which this Work Letter Agreement forms a part. Capitalized terms used in this Work Letter Agreement shall have the same meaning as those terms are used and defined in the Second Amendment, unless such terms are otherwise defined in this Work Letter Agreement.
SECTION 1

LANDLORD’S INITIAL CONSTRUCTION IN THE PREMISES
1.1    Base Building as Constructed by Landlord. Upon the full execution and delivery of this Second Amendment by Landlord and Tenant, Landlord shall deliver the 6290 Expansion Premises and “Base Building,” as that term is defined below, to Tenant, and Tenant shall accept the 6290 Expansion Premises and Base Building from Landlord in their presently existing, “as-is” condition. The “Base Building” shall consist of those portions of the 6290 Expansion Premises which were in existence prior to the construction of any improvements in the 6290 Expansion Premises for the prior tenant of the 6290 Expansion Premises.
1.2    HVAC, Plumbing and Electrical Systems. Notwithstanding anything to the contrary set forth in the Lease, the Second Amendment or Section 1.1 of this Work Letter Agreement, above, and subject to the TCCs of the last sentence of Section 1.1.1 of the Original Lease, Landlord shall, at Landlord’s sole cost and prior to the Expansion Commencement Date, (i) cause the Base Building’s HVAC, plumbing and electrical systems to be in good working order (the “Systems Work”), and (ii) cause the Commons Areas outside of the 6290 Building to comply with all Applicable Laws in effect as of the date of the Second Amendment (the “Exterior Work”). Landlord and Tenant acknowledge that the Systems Work and the Exterior Work may be performed concurrently with Tenant’s construction of the Improvements in the 6290 Initial Premises and Landlord and Tenant agree to work together, in good faith, so that Landlord’s construction of the Systems Work and the Exterior Work does not interfere with Tenant’s construction of the Improvements in the 6290 Initial Premises and Tenant’s construction of Improvements in the 6290 Initial Premises does not interfere with Landlord’s construction of the Systems Work or the Exterior Work.
SECTION 2

IMPROVEMENTS
2.1    In General.
2.1.1    Improvement Allowance. Tenant shall be entitled to an improvement allowance (the “6290 Expansion Premises Improvement Allowance”) in a total amount equal to $3,600,000.00 (which amount was calculated based upon $40.00 per rentable square foot for each of the 90,000 rentable square feet of space in the 6290 Expansion Premises) comprising the sum of (i) $1,800,000.00 (i.e., $40.00 per each rentable square foot of the 6290 Initial Premises) (the “6290 Initial Premises Allowance”), and (ii) $1,800,000.00 (i.e., $40.00 for each rentable square foot of the 6290 Must-Take Premises) (the “6290 Must-Take Premises Allowance”). In addition, Tenant shall be entitled to an improvement allowance (the “Existing Premises Improvement Allowance”) in a total amount equal to $2,576,300.00 (which amount was calculated based up on $20.00 per rentable square foot for each of the 128,815 rentable square feet of space in the Existing Premises). The 6290 Expansion Premises Improvement Allowance and the Existing Premises Improvement Allowance may be collectively referred to herein as the “Improvement Allowance”. The Improvement Allowance may be used for costs relating to the initial design, permitting, management and construction of improvements which are permanently affixed to the 6290 Expansion Premises and/or the Existing Premises (the “Improvements”) and up to
    EXHIBIT B

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$1,094,075.00 of the Improvement Allowance (based upon $5.00 per rentable square foot of the entire Premises) also may be used for costs of purchase and installation of built-in furniture, cabling, audio/visual equipment, security equipment, heating, ventilating and air conditioning equipment and systems, fire suppression and related equipment for the Existing Premises and/or the 6290 Expansion Premises (collectively, “Miscellaneous Items”). Tenant may utilize the 6290 Expansion Premises Improvement Allowance for Improvements and Miscellaneous Items in the 6290 Expansion Premises and/or the Existing Premises and Tenant may utilize the Existing Premises Improvement Allowance for Improvements and Miscellaneous Items in the Existing Premises and/or the 6290 Expansion Premises; provided, however, that at least One Million Eight Hundred Thousand Dollars ($1,800,000.00) of the Improvement Allowance must be used by Tenant for hard and soft costs of construction of the Improvements in the 6290 Expansion Premises (the “6290 Minimum Allocation”). All Improvements shall, as more particularly identified in Section 8.5 of the Original Lease, be and become the property of Landlord. Any portion of the Improvement Allowance used by Tenant for Miscellaneous Items shall be reimbursed to Tenant within thirty (30) days after Landlord’s receipt of paid invoices for such items.
2.1.2    Additional Allowance. In addition to the 6290 Expansion Premises Improvement Allowance and the Existing Premises Improvement Allowance set forth in Section 2.1.1, above, Tenant shall, but only if so elected by Tenant in writing prior to the date upon which Tenant commences to construct the Improvements in the 6290 Initial Premises, the 6290 Must-Take Premises or the Existing Premises (as applicable), be entitled to a one-time additional allowance in an amount not to exceed $15.00 per rentable square foot of each of the 6290 Initial Premises, the 6290 Must-Take Premises and the Existing Premises (the “Additional Allowance”) to be used solely for hard costs in the construction of the Improvements. In the event Tenant exercises its right to use all or any portion of the Additional Allowance, the monthly installments of Base Rent for the applicable 6290 Initial Premises, the 6290 Must-Take Premises or the Existing Premises (as otherwise set forth in Section 4 of this Second Amendment) shall be increased by an amount equal to the “Additional Monthly Base Rent” (defined below) applicable to the 6290 Initial Premises, the 6290 Must-Take Premises or the Existing Premises (as the case may be). The “Additional Monthly Base Rent” shall mean the amount sufficient to fully amortize the Additional Allowance utilized by Tenant over the “Amortization Period” (as that term is defined below) based up on equal monthly payments of principal and interest throughout such Amortization Period, with interest imputed on the outstanding principal balance at the rate of eight point five percent (8.5%) per annum. The “Amortization Period” shall mean (i) for any Additional Allowance attributable to the 6290 Initial Premises, a period of seven (7) years commencing upon the Expansion Commencement Date, (ii) for any Additional Allowance attributable to the 6290 Must-Take Premises, the period from the 6290 Must-Take Premises Commencement Date through the New Expiration Date, and (iii) for any Additional Allowance attributable to the Existing Premises, the period commencing upon the earlier of (A) the date of substantial completion of Improvements in the Existing Premises or (B) the date which is sixty (60) days after the date Tenant commences construction of Improvements in the Existing Premises, through the New Expiration Date. In no event shall the Additional Monthly Base Rent be subject to abatement.
2.1.3    Improvement Allowance Sunset Date. Any portion of the first $1,500,000.00 of the Improvement Allowance which has not been used for Improvements and Miscellaneous Items in the 6290 Initial Premises on or before the last day of the sixteenth (16th) full calendar month after the Expansion Commencement Date (the “16 Month Deadline”) shall remain with Landlord and Tenant shall have no further right thereto. Any portion of the Improvement Allowance over and above the first $1,500,000.00 which has not been used on or before the last day of the forty-eighth (48th) full calendar month after the Expansion Commencement Date shall remain with Landlord and Tenant shall have no further right thereto. For clarity, Tenant’s use of at least $1,500,000.00 of the 6290 Minimum Allocation for Improvements and Miscellaneous Items in the 6290 Initial Premises on or before the 16 Month Deadline shall satisfy the condition imposed by this Section 2.1.3 on such $1,500,000.00 portion of the Improvement Allowance.
2.2    Disbursement of the Improvement Allowance.
2.2.1    Monthly Disbursements. On or before a designated day of each calendar month during the construction of the Improvements, Tenant shall pay the Contractor, on a progress-payment basis, pursuant to the terms of the Contract (and net of any retention provided in the Contract); provided, however, and notwithstanding any provision to the contrary contained in this Work Letter Agreement, at least five (5) business days prior to making such monthly disbursements (or thirty (30) days prior to request for any monthly disbursements of the Improvement Allowance), Tenant shall have delivered to Landlord: (i) a construction schedule showing, by trade, the percentage of completion of the Improvements in the applicable portion of the Premises, detailing the portion of the work completed and the portion not completed; (ii) copies of invoices from all of Tenant’s Agents for labor rendered and materials delivered to the applicable portion of the Premises; (iii) executed mechanic’s lien releases from
    EXHIBIT B

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all of Tenant’s Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of the California Civil Code; and (iv) all other information reasonably requested by Landlord (collectively, the “Payment Package”). Tenant’s submission of each Payment Package to Landlord and corresponding payment to Contractor shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in such Payment Package.
2.2.2    Final Payments. Landlord shall pay to Tenant the remaining portion of the Improvement Allowance attributable to the 6290 Initial Premises within five (5) business days following the later to occur of (i) the Expansion Commencement Date, and (ii) the completion of construction of Improvements in the 6290 Initial Premises; provided, however, such completion of construction shall not be deemed to have occurred unless and until (x) Tenant delivers to Landlord properly executed mechanics lien releases in compliance with both California Civil Code Section 8136 and Section 8138, (y) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the 6290 Building, the curtain wall of the 6290 Building, or the structure or exterior appearance of the 6290 Building, and (z) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Improvements in the 6290 Initial Premises has been substantially completed. Similarly, Landlord shall pay to Tenant the remaining portion of the Improvement Allowance attributable to the 6290 Must-Take Premises within five (5) business days following the completion of construction of Improvements in the 6290 Must-Take Premises; provided, however, such completion of construction shall not be deemed to have occurred unless and until (x) Tenant delivers to Landlord properly executed mechanics lien releases in compliance with both California Civil Code Section 8136 and Section 8138, (y) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the 6290 Building, the curtain wall of the 6290 Building, or the structure or exterior appearance of the 6290 Building, and (z) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Improvements in the 6290 Must-Take Premises has been substantially completed. Finally, Landlord shall pay to Tenant the remaining portion of the Improvement Allowance attributable to the Existing Premises within five (5) business days following the completion of construction of Improvements in the Existing Premises; provided, however, such completion of construction shall not be deemed to have occurred unless and until (x) Tenant delivers to Landlord properly executed mechanics lien releases in compliance with both California Civil Code Section 8136 and Section 8138, (y) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Existing Premises, the curtain wall of the Existing Premises, or the structure or exterior appearance of the Existing Premises, and (z) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Improvements in the Existing Premises has been substantially completed.
2.3    Building Standards for Improvements; Warm Shell Condition. Tenant acknowledges that Landlord has established minimum specifications (the “Building Standards for Improvements”) for the Building standard components to be used in the construction of the Improvements in the 6290 Expansion Premises, which Building Standards for Improvements are set forth on Schedule 1 attached hereto. Except for Building-standard doors, door hardware and lock sets, as well as all other items expressly identified on Schedule 1 as “not changeable,” Landlord and Tenant hereby acknowledge and agree that Tenant is not required to use any of the specific items set forth in Schedule 1 in the construction of the Improvements, but that such Schedule 1 establishes the minimum quality and quantity of items listed thereon that are required with regard to the construction of the Improvements.
2.4    Removal of Non-Conforming Improvements. To the extent any particular Improvements do not conform to the Building Standards for Improvements (collectively, the “Non-Conforming Improvements”), and the same are identified for removal by Landlord at the time of Landlord’s approval of the Construction Drawings, then Tenant, at its sole cost and expense, shall (A) remove any such Non-Conforming Improvements so identified for removal, (B) repair any damage caused by such removal, and (C) and return the affected portion of the Premises to the Warm Shell condition. Unless Landlord, in its sole and absolute discretion, rescinds such removal/repair/reconfiguration requirement in writing at least sixty (60) days prior to the end of the Lease Term, as amended, such removal and replacement of Non-Conforming Improvements shall be performed promptly and shall be completed by Tenant on or before the end of the Lease Term, as amended. Notwithstanding the foregoing or anything to the contrary contained herein, Landlord agrees that Tenant shall not be required to remove any of the existing leasehold improvements from the Existing Premises other than those items listed on Schedule 2 attached hereto.
    EXHIBIT B

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SECTION 3

CONSTRUCTION DRAWINGS
3.1    Selection of Architect/Construction Drawings. Subject to Landlord’s approval, which approval shall not be unreasonably withheld, delayed, or conditioned, Tenant shall select and retain an architect/space planner (the “Architect”) to prepare the “Construction Drawings,” as that term is defined in this Section 3.1; provided, however, Landlord hereby pre-approves Tony Mansour. Tenant shall retain (A) the structural, mechanical and electrical engineering consultants of its choice, subject to reasonable approval by Landlord (which approval shall not be unreasonably withheld, delayed or conditioned), and (B) subject to Landlord’s approval (which approval shall not be unreasonably withheld, delayed, or conditioned), all other engineering consultants designated by Tenant (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work for the Improvements, which work is not part of the Base Building. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.” All Construction Drawings shall comply with the drawing format and specifications reasonably determined by Landlord, and shall be subject to Landlord’s approval; provided, however, Landlord shall only disapprove any such Construction Drawing to the extent of a “Design Problem,” as that term is defined below. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant’s waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings. A “Design Problem” is defined as, and shall be deemed to exist if there could be (i) an effect on the exterior appearance of the Project, (ii) an adverse effect on the Base Building (including without limitation the Building Structure), (iii) an adverse effect on the Building Systems or the operation and maintenance thereof, or (iv) any failure to comply with Applicable Laws or Code. Notwithstanding anything to the contrary contained herein, Landlord acknowledges that Tenant’s security systems are fundamental to its business operations, and Landlord shall reasonably cooperate with Tenant, at no material extra cost to Landlord, to permit such security systems to be installed in the 6290 Expansion Premises in accordance with Tenant’s reasonable security requirements. Landlord further acknowledges that the Improvements may include a truck well/loading and unloading area, as well as a data center, cafeteria, fitness, exercise and other on-site facilities (subject to Landlord’s approval of Construction Drawings for any such item(s)), and that Landlord shall reasonably cooperate with Tenant, at no material extra cost to Landlord, in Tenant’s design of such facilities.
3.2    Final Space Plan. Tenant shall supply Landlord with four (4) copies signed by Tenant of its final space plan for any portion of the Improvements before any architectural working drawings or engineering drawings have been commenced. The final space plan (the “Final Space Plan”) shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Space Plan for the applicable portion of the Improvements if the same is unsatisfactory or incomplete in any respect; provided, however, Landlord shall only disapprove such Final Space Plans to the extent of a Design Problem. If Tenant is so advised, Tenant shall promptly direct the Architect to cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require, and immediately thereafter Architect shall promptly re-submit the Final Space Plan to Landlord for its approval. Such procedure shall continue until the Final Space Plan is approved by Landlord.
3.3    Final Working Drawings. After the Final Space Plan has been approved by Landlord, Tenant shall supply the Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, B.T.U. calculations, electrical requirements and special electrical receptacle requirements for the applicable portion of the Improvements, to enable the Engineers and the Architect to complete the “Final Working Drawings” (as that term is defined below) in the manner as set forth below. Upon the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the applicable portion of the Improvements, and Architect shall compile a fully coordinated set of
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[Expansion and Extension Amendment]
[DexCom, Inc.]

architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”) and shall submit the same to Landlord for Landlord’s approval. Tenant shall supply Landlord with four (4) copies signed by Tenant of such Final Working Drawings. Landlord shall, within five (5) business days after Landlord’s receipt of all of the Final Working Drawings, either (i) approve the Final Working Drawings, (ii) approve the Final Working Drawings subject to specified conditions, which conditions must be stated in a reasonably clear and complete manner, and shall only be conditions reasonably intended to address a potential Design Problem, or (iii) disapprove and return the Construction Drawings to Tenant with requested revisions; provided, however, Landlord shall only disapprove such Final Working Drawings to the extent of a Design Problem. If Landlord disapproves the Final Working Drawings, Tenant may resubmit the Final Working Drawings to Landlord at any time, and Landlord shall approve or disapprove the resubmitted Final Working Drawings, based upon the criteria set forth in this Section 3.3, within three (3) business days after Landlord receives such resubmitted Final Working Drawings. Such procedure shall be repeated until the Final Working Drawings are approved.
3.4    Approved Working Drawings. The Final Working Drawings shall be approved by Landlord (the “Approved Working Drawings”) prior to the commencement of construction of the applicable portion of the Improvements by Tenant. After approval by Landlord of the Final Working Drawings, Tenant shall submit the same to the appropriate municipal authorities for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the applicable portion of the Improvements and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, provided, however, that Landlord may only disapprove of any such change to the extent the necessary to eliminate a Design Problem (as requested and approved, a “Tenant Change”).
3.5    Electronic Approvals. Notwithstanding any provision to the contrary contained in the Lease or this Work Letter Agreement, Landlord may, in Landlord’s sole and absolute discretion, transmit or otherwise deliver any of the approvals required under this Work Letter via electronic mail to Tenant’s representative identified in Section 5.1 of this Work Letter, or by any of the other means identified in Section 29.18 of this Lease.
SECTION 4

CONSTRUCTION OF THE IMPROVEMENTS
4.1    Tenant’s Selection of Contractors.
4.1.1    The Contractor. To the extent applicable, a general contractor shall be retained by Tenant to construct the Improvements. Such general contractor (“Contractor”) shall be selected by Tenant, subject to Landlord’s prior approval thereof, which approval shall not be unreasonably withheld or delayed.
4.1.2    Tenant’s Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as “Tenant’s Agents”) must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed. If Landlord does not approve any of Tenant’s proposed subcontractors, laborers, materialmen or suppliers, Tenant shall submit other proposed subcontractors, laborers, materialmen or suppliers for Landlord’s written approval.
4.2    Construction of Improvements by Tenant’s Agents.
4.2.1    Construction Contract; Final Costs. To the extent a construction contract of any type, scope or nature is entered into by Tenant in connection with the Improvements identified herein, prior to Tenant’s execution of the construction contract and general conditions with Contractor (the “Contract”), Tenant shall submit the Contract to Landlord for its approval, which approval shall not be unreasonably withheld or delayed. Prior to the commencement of the construction of the Improvements, and after Tenant has accepted all bids for the Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred in connection with the design and construction of the Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the amount of the Contract (the “Final Costs”). To the extent
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[Expansion and Extension Amendment]
[DexCom, Inc.]

applicable during its construction of the Improvements, Tenant shall make monthly progress payments to the Contractor pursuant to Section 2.2.1 of this Work Letter Agreement.
4.2.2    Tenant’s Agents.
4.2.2.1    Landlord’s General Conditions for Tenant’s Agents and Improvement Work. Tenant’s and Tenant’s Agent’s construction of the Improvements shall comply with the following: (i) the Improvements shall be constructed in strict accordance with the Approved Working Drawings; (ii) Tenant’s Agents shall submit schedules of all work relating to the Tenant’s Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant’s Agents of any changes which are necessary thereto, and Tenant’s Agents shall adhere to such corrected schedule; and (iii) Tenant shall abide by all rules made by Landlord’s Building manager with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Work Letter Agreement, including, without limitation, the construction of the Improvements. Tenant shall pay a logistical coordination fee (the “Coordination Fee”) to Landlord in an amount equal to the product of (A) one percent (1.0%) and (B) an amount equal to the “hard costs” incurred for the actual construction of the Improvements; provided, however, in no event shall the amount of such “hard costs” be deemed to exceed the amount of the Improvement Allowance; provided further, however, Landlord and Tenant hereby acknowledge that such Coordination Fee shall be for services relating to the coordination of the construction of the Improvements.
4.2.2.2    Indemnity. Tenant’s indemnity of Landlord as set forth in this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Improvements and/or Tenant’s disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in this Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord’s performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the 6290 Initial Premises or the 6290 Must-Take Premises (as the case may be).
4.2.2.3    Requirements of Tenant’s Agents. Each of Tenant’s Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant’s Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the completion of the work performed by such contractor or subcontractors. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Improvements, and/or the applicable building and/or Common Areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.
4.2.2.4    Insurance Requirements.
4.2.2.4.1    General Coverages. All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in this Lease.
4.2.2.4.2    Special Coverages. Tenant shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of the Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Improvements shall be insured by Tenant pursuant to the Lease immediately upon completion thereof; provided, however, to the extent such insurance is not available on a commercially reasonable basis, then Tenant shall not be required to carry such insurance. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant’s Agents shall carry excess liability and Products and Completed Operation
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[Expansion and Extension Amendment]
[DexCom, Inc.]

Coverage insurance, each in amounts not less than $500,000 per incident, $1,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in the Lease.
4.2.2.4.3    General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Improvements and before the Contractor’s equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense. Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until the Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant. All policies carried under this Section 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant’s Agents. All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.2 of this Work Letter Agreement. Landlord may, in its reasonable discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of the Improvements and naming Landlord as a co-obligee.
4.2.3    Governmental Compliance. The Improvements shall comply in all material respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.
4.2.4    Inspection by Landlord. Landlord shall have the reasonable right to inspect the Improvements at all times, provided however, that Landlord’s failure to inspect the Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Improvements constitute Landlord’s approval of the same. Should Landlord disapprove any portion of the Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Improvements and such defect, deviation or matter might adversely effect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the applicable building, the structure or exterior appearance of the applicable building or any other tenant’s use of such other tenant’s leased premises, Landlord may, take such action as Landlord deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Improvements until such time as the defect, deviation and/or matter is corrected to Landlord’s satisfaction.
4.2.5    Meetings. Tenant and Landlord shall hold regular meetings at reasonable times (but in no event to be required more often than weekly), with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Improvements, which meetings shall be held at a location and at times mutually and reasonably agreed upon by Landlord and Tenant, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord’s request, certain of Tenant’s Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor’s current request for payment.
4.3    Notice of Completion; Copy of Record Set of Plans. Within ten (10) business days after completion of construction of the Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of San Diego County in accordance with the Civil Code of the State of California, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and
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Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two (2) sets of copies of such record set of drawings, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the applicable portion of the Premises.
SECTION 5

MISCELLANEOUS
5.1    Tenant’s Representative. Tenant has designated James Gillard as its sole representative with respect to the matters set forth in this Work Letter Agreement (whose e-mail address for the purposes of this Work Letter is jgillard@dexcom.com, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter Agreement.
5.2    Landlord’s Representative. Landlord has designated Mr. Jake Brehm as its sole representative with respect to the matters set forth in this Work Letter Agreement (whose e-mail address for the purposes of this Work Letter is jbrehm@kilroyrealty.com), who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter Agreement.
5.3    Time of the Essence in This Work Letter Agreement. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.
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BUILDING STANDARDS FOR IMPROVEMENTS
The following Improvements Standards identify the minimum quality for items used in the construction of Improvements.
All Improvements work shall comply with this Building Standard for a minimum quality of material and general design guidelines for specific design criteria, product specifications and means and methods to be employed during the execution of the work.
STANDARD PARTITIONS
DEMISING PARTITION
a.    3-5/8” x 25 min. gauge metal studs @ 16” on center.
b.    1 layer each side 5/8” thick type ‘x’ gypsum wallboard (where required).
c.    From floor slab to underside of concrete and metal deck floor/roof structure.
d.        R11 batt sound insulation in partition cavity (portion of walls – corridor, bathrooms & some office).
e.    Partition taped and sanded smooth to receive paint.
f.    Fire caulk @ partition and metal deck as required by City of San Diego.
g.        Provide minimum opening above ceiling as required for return air, with sound boots.
INTERIOR PARTITION
a.    2-1/2” x 25 gauge metal studs @ 24” on center.
b.    1 layer each side 5/8” thick type ‘x’ gypsum wallboard. From floor slab to underside of ceiling grids as applicable. Height may vary.
c.    Diagonal Bracing: 2-1/2” x 25 gauge metal studs at 45 degree diagonal to structure above staggered @ 4’-0” on center, and at door openings.
d.    Partition taped and sanded smooth to receive paint to a minimum of Level 4 finish.
e.    Metal corner bead at terminations of partitions and at the ceiling.
f.    All demising walls and tenant conference room walls to receive R-11 batt insulation within partition cavity and four foot on either side of partition over ceiling.
INTERIOR ONE-HOUR SEPARATION PARTITION
a.    Same as demising partition with fire dampers as required for penetrations and return air.
b.    Type X 5/8” wallboard shall be fire taped where fire ratings are required.
INTERIOR LOW PARTITION
a.    2-1/2” x 25 gauge metal studs @ 16” on center.
b.    1 layer each side and top 5/8” thick type ‘x’ gypsum wallboard.
c.    Heights vary to maximum of 68” above floor.
d.    Metal corner beads at all exposed corners.
e.    Partition taped and sanded smooth to receive paint to a minimum of Level 4 finish.
f.    Pipe support at free end within partition cavity and every 4’ on center.
EXTERIOR WALL FURRING
a.    Below glazing sill and above glazing head, 1 layer 5/8” thick gypsum wallboard.
b.    Taped and sanded smooth to receive paint.
COLUMN FURRING
a.    2-1/2” x 25 gauge metal studs @ 24” on center.
b.    1 layer one side 5/8” thick type ‘x’ gypsum wallboard.
c.    From floor slab to 6” above ceiling grid or to deck above.
d.        Partition taped and sanded smooth to receive paint to a minimum of Level 4 finish.
DOORS, FRAMES AND HARDWARE
SINGLE CORRIDOR DOOR AND HARDWARE
a.    Single leaf U.L. rated, 20-minute suite entry door label attached to hinge side of door, 1-3/4” x 3’-0” x 8’-10”, solid core wood, clear plain sliced select white maple, book matched edges. Door shall be pre-finished and pre-mortised for hardware.
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b.    Frame: 3’-0” x 8’-10” “ Western Integrated prefinished satin aluminum with clear coat with squared edge, 20-minute fire rated.
c.    Hardware: Butts: two pair per door, Hager 700; Door Hardware: Schlage “L” Series, Lever style #17, A- Wrought Rose- typ.; Entrance Lockset # L9453P-626, Latchset # L9010P-626, and Office Lockset # L9050-626; Door Stop: Hager 236W, concave wall stop; Closer: LCN #1461FC (where required); typical hardware finish: satin aluminum or satin stainless steel throughout unless otherwise noted.
d.    Closer at entry doors and any rated doors required by code: LCN 1460 Series, 4111 cylinder for accessibility.
DOUBLE CORRIDOR DOOR AND HARDWARE
a.    Double leaf U.L. rated 20-minute suite entry doors with label attached to hinge side of doors, 1-3/4” x 6’-0” x 8’-10”, solid core wood, clear plain sliced select white maple, book matched edges. Door shall be pre-finished and pre-mortised for hardware. Book match face veneers with premium veneers grade of doors with matching veneer at vertical edge.
b.    Door shall be pre-finished and mortised for hardware.
c.    Frame: 6’-0” x 8’-10”, ‘Western Integrated’ prefinished satin aluminum with clear coat with squared edge, 20-minute fire rated.
d.    Hardware: Same as above modified and supplemented for double doors.
SINGLE INTERIOR DOOR AND HARDWARE
a.    Single leaf, 1-3/4” x 3’-0” x 8’-10”, solid core wood, 5 ply, plain sliced maple veneer, clear finish and premium grade.
b.    Matching veneer at vertical edges.
c.    20-minute rated with label attached to hinge side of door.
d.    Door shall be prefinished and mortised for hardware.
e.    Frame: 3’-0” x 8’-10”, ‘Western Integrated’ flush trim clear anodized extruded aluminum, 20-minute fire rated.
f.    Hardware: Schlage “L” Series: Lever style #17, A- Wrought Rose, finish 626 satin chrome. Corbin Russwin cylinders with an inter-changeable core and keyway. Hinges: AB700, 4.5 x 4.5, ‘Hager’, finish: stainless steel – satin. Stop: ‘Trimco’ 1211 series, finish 626.
g.    Sidelights shall be provided at all private offices as applicable.
DOUBLE INTERIOR DOOR AND HARDWARE
a.    Double leaf, 1-3/4” x 6’-0” x 8’-10”, solid core wood, 5 ply, plain sliced maple veneer, clear finish and premium grade.
b.    Match face veneers of doors. Matching veneer at vertical edges.
c.    20-minute rated with label attached to hinge side of the door.
d.    Door shall be prefinished and mortised for hardware.
e.    Frame: 6’-0” x 8’-10”, ‘Western Intgrated’ flush trim clear anodized extruded aluminum, 20-minute fire rated.
f.    Hardware: Schlage “L” Series: Lever style #17, A- Wrought Rose- typ, finish 626 hardware finish 626 satin chrome. Corbin Russwin cylinders with an inter-changeable core and D3 keyway. Hinges: AB700, 4.5 x 4.5, ‘Hager’, finish: stainless steel – satin. Stop: ‘Trimco’ 1211 series, finish 626. Auto flush bolts: DCI No. 942, finish to match 626. Coordinator: DCI No. 600 series, finish to match 626. Closer: LCN 4041 series, parallel arm-heavy duty, finish: to match 626. Closer: LCN 4041 series, parallel arm-heavy duty, finish to match 626. Astragal: ‘Pemco’ 355CV.
OPTIONAL DOORS AS APPROVED BY LANDLORD
a.    Optional Doors as Selected by the Tenant for the tenant’s interior space may be submitted as outlined below subject to Landlords Approval:
    Premium Grade wood doors with single glass lites with a stained and lacquered finish. Colors to match building standard, subject to Landlord Approval
    Herculite Glass Doors with Stainless Steel Styles at top and bottom and concealed hinges.
    Aluminum Storefront Doors with clear anodized finish set in Aluminum frames to match.
ACOUSTICAL CEILINGS
a.    2’ X 2’ x 9/16” Armstrong, Superfine XL 9/16” exposed tee system, finish: matte white, Steel T-bar grid system with wire suspension and seismic bracing per code.
b.    Tile: 24” X 24” X 7/8” Armstrong acoustical tile; Pattern - Dune with tegular edge detail: Color - white.
c.    Optional Ceiling Tile and Grid as Selected by the Tenant for the tenant’s interior space may be submitted as outlined below subject to Landlords Approval.
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d.    Premium Grade Architectural Ceiling Tile and Grid subject to code compliance with textures and finishes as selected by tenant, subject to Landlord Approval.
e.    Tenant may elect to design an open ceiling plan subject to Landlords Approval.
f.    Open Ceilings may incorporate the following:
    Floating Architectural Ceilings with Composo Edges and trims.
    Floating Hard lid ceilings.
    Painted and Exposed Structure for Loft Style Architectural Impact.
ELECTRICAL
The main base building electrical service consists of a 1,200 Amp, 480/277 Volt 3 Phase, 4 Wire Switch board identified as HSE located within an electrical room for house panels and core services
A separate 3,000 Amp, 480/277 Volt - 3 Phase - 4 wire Switchboard identified as “MSE” is also located within the electrical room for tenant distribution.
277v distribution, lighting panels, transformers and 120v convenience power panels shall be part of the Premise Improvements.
All electrical distribution shall be fully engineered in compliance with local building codes, the National Electric Code and California Title 24 and shall be subject to Landlords review and approval.
Tenant electrical drawings shall include a review of the base building electrical drawings to include all necessary metering, distribution and connections.
Tenant electrical design, fixtures and components shall be subject to certification by Landlord’s consultant.
LIGHT FIXTURES
a.    Recessed Columbia 2x4 Direct/Indirect Fluorescent Fixture. (Verify and Match existing)
a.    STR24-2326-MPO-EB8277
b.    Micro Perforated Mesh Lamp Shield.
c.     (2) T-8 lamps per fixture with electronic rapid start ballast
d.    Lamps: Phillips 32 Watt
e.    Color 3500K
b.    Recessed Columbia 2x2 Direct/Indirect Fluorescent Fixture. (Verify and Match existing)
a.    STR22-217G-MPO-EB8277
b.    Micro Perforated Mesh Lamp Shield.
c.     (2) T-8 lamps per fixture with electronic rapid start ballast
d.    Lamps: (2) 17w WT8-82CRI
e.    Color 3500K
c.    Delray Rocket II Pendant Hung Compact Fluorescent Light Fixtures
d.    Verve II Suspended Linear Indirect Fixture
Tenant may elect to use additional or alternate Architectural Lighting subject to Landlords Approval of Plans and Specs.
LIGHT CONTROLS
a.    Novitas Sensors.
b.    Wall - #01-DL401.
c.    Ceiling: One Way 01-100.
d.    Ceiling: Two Way 01-110
ELECTRICAL WALL OUTLET
a.    Specification Grade, Leviton 15A, 125V, Decora/single switch.
b.    Color - White.
c.    Mounted vertically.
d.    Outlet height at 15” above finish floor to centerline of outlet U.O.N. as required for ADA compliance.
TELEPHONE WALL OUTLET
a.    Mud ring cut into wall - mounted vertically.
b.    ¾” metal conduit stub above ceiling with 6” pigtail at top of wall.
SCHEDULE 1 TO
EXHIBIT B

SEQUENCE TECHNOLOGY CENTER
[Expansion and Extension Amendment]
[DexCom, Inc.]

c.    Cover plate and wiring by Tenant’s telephone vendor.
EXIT SIGN LIGHTS
a.    Alkco Edge-Glo Exit /Directional signs, recessed ceiling mounted LED housing, green letters on a clear panel background or equivalent.
b.    Provide exit lights with battery back up at all exits required by code.
c.    All life safety items including horns & strobes and speaker shall have white covers.
AUTOMATIC FIRE SPRINKLERS
a.    Fully fire sprinklered building with main and branch distribution lines available for tenant modification.
b.    Reliable sprinkler model “G” pendant semi-recessed sprinkler with white sprinkler and escutcheon.
    165 degree Fahrenheit temperature rating.
c.    Reliable sprinkler model “G4” concealed sprinkler head with white cover plate. (To be used in all public areas).
    165 degree Fahrenheit temperature rating.

HEATING AND AIR CONDITIONING DISTRIBUTION
All mechanical design shall be fully engineered in compliance with local building codes, the Uniform Mechanical Code and California Title 24.
All new mechanical fixtures and components shall be subject to certification by Landlord’s consultant.
AIR DISTRIBUTION FOR TYPICAL FLOORS
Interior Zones shall be conditioned by Water Source Heat Pumps and installed as part of the tenant improvements. Water Source Heat Pumps shall be sized as required to meet ASHREA standards and equipped with Vibration Isolators, Balancing Valves, Strainers, Flow Controls and Shut Off Valves.
Condenser water is delivered to the individual floors by a condenser water loop that is sized as required and installed as a part of the shell construction.
Each zone shall be controlled by an electronic thermostats tied back to the base building energy management system.
Tenant may elect to design an open ceiling plan with existing exposed galvanized rigid ductwork configured as required for tenant distribution of conditioned air.
Air delivery above concealed ceiling spaces may be via low pressure, insulated ducting with air diffusers as described below. Diffusers may be any one of the following as selected by the tenant and tenant’s Architect.
    Lay-in tile ceiling diffusers.
    Architectural air-bar linear diffusers.
    Light troffer diffusers.
PLUMBING
All plumbing design shall be fully engineered in compliance with local building codes, the Uniform Plumbing Code and California Title 24.
All new plumbing fixtures shall be subject to certification by Landlord’s consultant.
Approved plumbing fixtures include:
a.    “Elkay” Pacemaker sink # PSR-1720 - stainless steel, two faucet holes, or equivalent.
b.    Hi-Arc Dual Handle bar faucet by “Elkay” # LK-2437-BH or equivalent.
c.    Undercounter Dishwasher: Asko model #D1706, suitable for ADA requirements.
d.    Garbage Disposal: Insinkerator, Model #77, ¾ horsepower, stainless steel construction.
SCHEDULE 1 TO
EXHIBIT B

SEQUENCE TECHNOLOGY CENTER
[Expansion and Extension Amendment]
[DexCom, Inc.]

FINISHES
GLAZING / WINDOW FRAMES AT OFFICES & CONFERENCE ROOM:
a.    Shall be Western Integrated aluminum, 3-3/4” or 4-7/8” throat, pre-finished satin aluminum w/ clear coat with squared edge- to match standard door frames style and color.
b.    ¼” glazing, clear, tempered where required by code.
c.    Side-lite glazing, size: 1’-6” wide by full height (inside window frame to window frame)
d.    All private office shall have side-lites.
PAINT
a.    Manufacturer: As approved Landlord.
b.    Two coats minimum semi-gloss interior latex washable paint.
c.    Include paint on tenant side of demising partition, both sides of interior partition, above and below exterior glazing as required and all column fur outs and perimeter walls.
FLOOR COVERING/LOBBY & COMMON AREAS
a.    Carpet: Loop: 28 oz. or equal, Manufacture as approved Landlord.
b.    Direct glue down installation for all carpet.
c.    12 x 12 Vinyl Tile shall be ‘Armstrong’ or approved equal.
d.    Optional architectural flooring as approved by Landlord
TILE FLOORING
a.    Ceramic tile or Natural stone as selected by tenant subject to Landlord’s approval.
BASE
a.    2-1/2” Rubber Base by Roppe
b.    2 ½” tile base in tiled areas as approved by Landlord.
PLASTIC LAMINATE
a.    Formica, Wilsonart or approved equal.
WINDOW COVERINGS
a.    Exterior window covering to be PVC Perforated Vertical Blinds.
b.    Blinds to be sized to fit inside window module.
c.    MechoShade –With Landlord’s prior approval, manually operated units are to receive ThermoVeil 0900 Series Privacy Weave ShadeCloth with an approximate openness factor of 0-1%. Color is to match (0910 Light Grey) the fabric used on the shades.
FIRE/LIFE SAFETY
Fire Life Safety components shall be furnished and installed as required by the City of San Diego Fire Marshall and installed by the Landlord’s Building Life Safety contractor at the Tenant’s sole cost and expense.
SCHEDULE 1 TO
EXHIBIT B

SEQUENCE TECHNOLOGY CENTER
[Expansion and Extension Amendment]
[DexCom, Inc.]

SCHEDULE 2 TO EXHIBIT B
NON-CONFORMING IMPROVEMENTS
CURRENTLY EXISTING IN EXISTING PREMISES
    Remove compressed air, nitrogen, and vacuum lines throughout the building as well as the associated systems.
    Remove ceiling receptacles throughout lab space.
    Remove security systems including card access and cameras.
    Remove supplemental HVAC systems that are not in good working order as of the New Expiration Date, as the same may be extended (but Tenant shall have no obligation to remove any of the associated steel roof supports).
SCHEDULE 2 TO
EXHIBIT B

SEQUENCE TECHNOLOGY CENTER
[Expansion and Extension Amendment]
[DexCom, Inc.]

EXHIBIT C
PARKING AREAS

EXHIBIT C

SEQUENCE TECHNOLOGY CENTER
[Expansion and Extension Amendment]
[DexCom, Inc.]

EXHIBIT C

SEQUENCE TECHNOLOGY CENTER
[Expansion and Extension Amendment]
[DexCom, Inc.]

EXHIBIT C

SEQUENCE TECHNOLOGY CENTER
[Expansion and Extension Amendment]
[DexCom, Inc.]

EXHIBIT D
PRE-APPROVED LOGO
4811-3588-9950, v. 4

EXHIBIT D

SEQUENCE TECHNOLOGY CENTER
[Expansion and Extension Amendment]
[DexCom, Inc.]